EXHIBIT 10.90

            ENGINEERING, PROCUREMENT AND CONSTRUCTION
                            CONTRACT
                              AMONG
             TANGSHAN PANDA HEAT AND POWER CO., LTD
                               AND
          TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD.
                               AND
            HARBIN POWER ENGINEERING COMPANY LIMITED

                 LUANNAN COUNTY, HEBEI PROVINCE
                         APRIL 24, 1996

                        TABLE OF CONTENTS

ARTICLE 1 DEFINTIONS                                        1

ARTICLE 2 RELATIONSHIP OF OWNER, CONTRACTOR, SUBCONTRACTORS
AND VENDORS                                                 9

2.1 STATUS OF CONTRACTOR                                    9
2.1 STATUS OF CONTRACTOR                                    9
2.2 SUBCONTRACTORS AND VENDORS                              9
2.3 ASSIGNMENT AND ASSUMPTION OF DESIGN CONTRACT            9

ARTICLE 3 CONTRACTOR'S RESPONSIBILITIES                    10

3.1 FACILITY DESIGN AND CONSTRUCTION                       10
3.2 THE SUBCONTRACTORS AND VENDORS                         10
3.3 EMPLOYMENT OF LICENSED PERSONNEL; LOCAL PERSONNEL      10
3.4 CONTROL OF THE WORK                                    11
3.5 PAYMENT OF COSTS                                       11
3.6 CLEAN-UP                                               11
3.7 SAFETY                                                 11
3.8 ACCESS                                                 11
3.9 EMERGENCIES                                            11
3.10 OBTAINING APPLICABLE PERMISSIONS                      11
3.11 LAW & REGULATIONS                                     12
3.12 STATUS REPORTS                                        12
3.13 TAX ACCOUNTING                                        12
3.14 OWNER'S, UTILITY AND LENDER'S RIGHT TO BE
     PRESENT DURING TESTS                                  12
3.15 TAXES                                                 12
3.16 CONTRACTOR'S REPRESENTATIVE                           12
3.17 AS-BUILT DRAWINGS AND MANUALS                         12
3.18 OWNERSHIP OF DRAWING AND MANUALS                      13
3.19 SPARE PARTS                                           13
3.20 CONTRACTOR'S ENVIRONMENTAL OBLIGATIONS                13
3.21 PERFORMANCE TESTS                                     14
3.22 OPERATING AND MAINTENANCE MANUALS                     14
3.23 TRAINING OF OWNER'S PERSONNEL                         14
3.24 CLAIMS AND LIENS FOR LABOR AND MATERIALS              15
3.25 ELECTRICAL AND THERMAL ENERGY DISTRIBUTION FACILITIES 15
3.26 CONSTRUCTION POWER REQUIREMENTS                       15
3.27 INSURANCE                                             15
3.28 TEMPORARY OFFICE QUARTERS                             15
3.29 PARENT GUARANTY                                       15
3.30 BANK GUARANTEE FOR LIQUIDATED DAMAGES                 16
3.31 ELECTRICAL INTERCONNECT FACILITIES                    16
3.32 OPPORTUNITIES FOR OTHER CONTRACTORS                   16
3.33 TRANSPORTATION AND STORAGE OF MATERIALS AND EQUIPMENT 16
3.34 SITE CONDITIONS                                       17

ARTICLE 4 OWNER'S RESPONSIBILITIES                         17

4.1 PAYMENT                                                17
4.2 ACCESS TO FACILITY SITE                                18
4.3 LAND FOR TEMPORARY WORKS                               18
4.4 OWNER'S REPRESENTATIVE                                 18
4.5 DISPOSAL OF WASTE FROM OPERATION OF PLANT              18
4.6 CHANGE IN LAW OR APPLICABLE PERMITS                    18
4.7 BOILER FUEL SUPPLY                                     18
4.8 INSURANCE                                              18
4.9 TAXES                                                  19

ARTICLE 5 CONSTRUCTION SCHEDULE AND AVAILABLE FUNDS        20

5.1 COMMENCEMENT OF WORK                                   20
5.2 CONSTRUCTION SCHEDULE                                  20
5.3 AVAILABLE FUNDS                                        21

ARTICLE 6 CHANGE ORDERS                                    22

6.1 REQUEST FOR CHANGE ORDERS                              22
6.2 FORCE MAJEURE EVENT                                    24
6.3 DISPUTES                                               24

ARTICLE 7 CONTRACT PRICE; PAYMENTS TO CONTRACTOR           25

7.1 CONTRACT PRICE                                         25
7.2 DOWN PAYMENT                                           25
7.3 PAYMENT FOR WORK                                       25
7.4 PAYMENT FOR RETAINAGE                                  26
7.5 FINANCING OF PLANT                                     26
7.6 CONTRACTOR'S PAYMENT ACCOUNT                           27
7.7 LENDER'S REQUIREMENTS AND LIEN WAIVERS                 27

ARTICLE 8 TITLE AND RISK OF LOSS                           28

8.1 CLEAR TITLE                                            28
8.2 RISK OF LOSS                                           28

ARTICLE 9 INSURANCE                                        29

9.1 CONTRACTOR'S INSURANCE                                 29
9.2 GENERAL TERMS                                          29
9.3 OTHER SPECIFIC TERMS                                   29
9.4 PROPERTY INSURANCE LOSS ADJUSTMENT                     29
9.5 WAIVER OF SUBROGATION                                  29
9.6 NONWAIVER                                              29
9.7 RIGHT TO INSURE                                        30
9.8 NO LIABILITY LIMIT                                     30

ARTICLE 10 PERFORMANCE TESTS AND FINAL ACCEPTANCE          30

10.1 NOTICE                                                30
10.2 PERFORMANCE TESTS                                     30
10.3 PERFORMANCE TEST PROCEDURES                           30
10.4 FAILED PERFORMANCE TESTS                              30
10.5 NOTICE OF COMMERCIAL OPERATION OF UNIT 1              31
10.6 NOTICE OF COMMERCIAL OPERATION OF THE PLANT           31
10.7 OWNER'S ACCEPTANCE OF COMMERCIAL OPERATION            31
10.8 NOTICE OF FINAL ACCEPTANCE                            31

ARTICLE 11 WARRANTIES AND GUARANTEES                       32

11.1 MATERIALS AND WORKMANSHIP                             32
11.2 ENGINEERING AND DESIGN                                33
11.3 VENDORS AND SUBCONTRACTORS                            33
11.4 ASSIGNMENT OF WARRANTIES                              33
11.5 LIMITATIONS                                           33
11.6 REMEDIES OF OWNER FOR BREACH OF WARRANTIES            35

ARTICLE 12 COMPLETION GUARANTEE                            35

12.1 GUARANTEE OF TIMELY COMMERCIAL OPERATION              35
12.2 DELAY IN COMMERCIAL OPERATION                         35
12.3 POSSESSION OF FACILITY FOLLOWING COMMERCIAL OPERATION 36
12.4 PAYMENT OF LIQUIDATED DAMAGES                         36
12.5 BONUS FOR EARLY COMPLETION                            36

ARTICLE 13 LIQUIDATED DAMAGES FOR FAILURE TO ACHIEVE
     GUARANTEED PERFORMANCE                                36

13.1 GUARANTEE                                             36
13.2 LIQUIDATED DAMAGES                                    37
13.3 NET DEPENDABLE CAPACITY BONUS                         38
13.4 NET HEAT RATE BONUS                                   38
13.5 PAYMENT OF LIQUIDATED DAMAGES                         38

ARTICLE 14 CONTRACTOR'S REPRESENTATIONS AND WARRANTIES     38

14.1 REPRESENTATIONS AND WARRANTIES                        38

ARTICLE 15 DEFAULT AND TERMINATION                         39

15.1 DEFAULT BY CONTRACTOR                                 39
15.2 SUSPENSION OR TERMINATION FOR CONVENIENCE             42
15.3 TERMINATION BY CONTRACTOR                             43

ARTICLE 16 INDEMNITIES                                     44

16.1 CONTRACTOR'S INDEMNIFICATION                          44
16.2 EMPLOYEE CLAIMS                                       44
16.3 OWNER'S INDEMNIFICATION                               44
16.4 CONTRACTOR TAXES                                      44
16.5 PROPRIETARY RIGHTS                                    44
16.6 NOTICE OF CLAIM                                       45
16.7 SURVIVAL OF CLAUSE                                    45

ARTICLE 17 DISPUTES                                        46

17.1 ARBITRATION OF DISPUTES                               46
17.2 LANGUAGE                                              46
17.3 ARBITRATOR(S)                                         46
17.4 NO IMMUNITY                                           46
17.5 CONTINUATION OF WORK DURING DISPUTE                   46

ARTICLE 18 LIMITATION OF LIABITLIY                         47

18.1 CONSEQUENTIAL DAMAGES                                 47
18.2 AGGREGATE LIABILITY OF CONTRACTOR                     47

ARTICLE 19 MISCELLANEOUS PROVISIONS                        47

19.1 ENTIRE CONTRACT                                       47
19.2 AMENDMENTS                                            47
19.3 JOINT EFFORT                                          47
19.4 CAPTIONS                                              47
19.5 NOTICE                                                47
19.6 SEVERABILITY                                          48
19.7 ASSIGNMENT BY OWNER AND CONTRACTOR                    48
19.8 NO WAIVER                                             49
19.9 GOVERNING LAW                                         49
19.10 GOVERNING LANGUAGE                                   49
19.11 EXHIBITS                                             49
19.12 CONFIDENTIAL INFORMATION                             49
19.13 OBLIGATIONS                                          49
19.14 TIME OF THE ESSENCE                                  50
19.15 OWNER POWER OF ATTORNEY                              50

                            EXHIBITS

Exhibit          Description                       Page

A                Construction Schedule             A-1

B                Scope of Work                     B-1

C                Design Contract                   C-1

D                Form of Final Acceptance
                 Certificate                       D-1

E                Interconnection Construction
                 Agreement                         E-1

F-1              Form of Progress Payment
                 Certificate                       F-1

F-2              Progress Payment Schedule         F-2

G                Form of Request for Payment       G-1

H                Pricing Summary                   H-1

I-1              Form of Bank Guarantee for
                 Liquidated Damages                I-1

I-2              Form of Letter of Credit for
                 Retainage                         I-2

I-3              Form of Parent Guaranty           I-3

J                Form of Certificate for
                 Waiver of Liens                   J-1

K                Time, Material and Equipment
                 Rate Schedule                     K-1

       ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

      THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (hereinafter this "Contract") is made and entered into as of April 24, 1996, by and between HARBIN POWER ENGINEERING COMPANY LIMITED, a Chinese Company (hereinafter the "Contractor"), and TANGSHAN PANDA HEAT AND POWER CO., LTD., a Chinese joint venture company (hereinafter "Panda") and TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD., a Chinese joint venture company (hereinafter "Pan-Western"). Panda and Pan-Western are hereinafter collectively referred to as "Owner".

                           WITNESSETH

      WHEREAS, Owner wishes to construct, own, and operate two nominal 50 MW (nameplate) coal-fired electric and thermal energy cogeneration power plants (as being further defined below, a "Unit" and collectively, the "Plant"), having the Guaranteed Net Dependable Capacity (as defined below) of 102,000 kW as corrected to the Summer Design Conditions (as defined below) on an approximately 233,100 square meter site in Luannan County, Hebei Province for the purpose of supplying electric power to North China Power Group Company (the "Utility") and Thermal Energy to various industrial users and a district heating plant system (collectively, the "Thermal Users").

     WHEREAS, Owner desires Contractor to perform, and Contractor has the ability and is willing to perform, design, engineering, equipment and material procurement, project management, construction, surveying, start-up and testing services and operations and maintenance training to make the Facility fully operational on a lump sum fixed price of U.S. $63,625,832, turnkey basis, all as hereinafter set forth;

      NOW THEREFORE, the parties, intending to be legally bound hereby, agree as follows:



                            ARTICLE 1
                           DEFINITIONS

      The  following terms shall have the meanings  specified  in
this  Article 1 when capitalized and used in this Contract.   The
meanings specified are applicable to both the singular and plural.

      "Acceptable LC Issuer" shall have the meaning described  in
Article 3.30 hereof.

      "Applicable Laws" means any code, statute, law regulation, permission (other than Applicable Permissions), ordinance, rule, judgment, order, decree, directive, guideline or policy (to the extent mandatory) or any similar form of decision or determination by, or any interpretation or administration of, any of the foregoing by any central, provincial or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, administrative agency, authority, body or other entity with jurisdiction over the Facility, the Facility Site, the performance of the Work or other services to be performed under this Contract.

        "Applicable Permissions" means all permissions, certifications, authorizations, approvals and licenses for the Facility both obtained and applied for, including any variances or waivers in effect from time to time necessary or desirable to perform the Work. The contents of the application shall be the "permission" for all purposes under this Contract until the permission is obtained in writing from the proper authorities.

      "As-Built  Drawings"  shall  mean  any  Contractor  or  any
Subcontractor or Vendor engineering drawing, illustration, diagram, schedule, as revised to reflect the final installation of any individual Plant equipment or system or the plant as a whole.

      "Business Day(s)" shall mean any calendar Day(s) other than Saturday or Sunday or any other calendar Day on which central government offices are authorized or required to close in Beijing, Peoples' Republic of China.

      "Change"  or "Changes" shall have the meaning described  in
Article 6 hereof.

      "Change in Law" shall mean any amendment, modification, deletion, addition or change in or to any Applicable Law or Applicable Permission that occurs and takes effect after the Effective Date that Contractor can demonstrate will materially and adversely affect Contractor's performance, the Scope of Work, the Construction Schedule or the Contract Price.

      "Change Order" shall mean a written order to Contractor pursuant to Article 6 hereof, signed by Contractor and approved by Owner and Lender (to the extent required by Lender) authorizing an addition, deletion or revision to this Contract.

      "Commercial Operation" means that all of the following have occurred: (i) Mechanical Completion has been achieved; (ii) the Plant or Unit has successfully completed system checkout, start-up, and trial operation in accordance with the provisions of the Scope of Work; (iii) the Plant or Unit is capable of operating safely in accordance with the requirements of this Contract; (iv) all Performance Tests have been successfully completed or with respect to the Plant, Contractor has paid or become required to pay such Liquidated Damages, under Article 10.4 hereof and applicable Liquidated Damages under Article 13 hereof, to Owner to the extent permitted in lieu of the successful completion of certain Performance Tests; and (v) the Plant has met the 100 MW gross output (or 50 MW gross output for the individual Unit) testing requirements of the Power Purchase Agreement during the Plant Acceptance Test

      "Commercial Operation Date" shall mean the date on which Commercial Operation actually occurs at the Plant, as determined pursuant to Articles 10.5 and 10.6 hereof.

      "Construction Drawings" shall mean the final Drawings prepared by the Institute, as defined in the Design Contract.

     "Construction Loan Agreement" shall have the meaning defined in Article 7.7.1 hereof.

      "Construction Schedule" shall mean the projected schedule for the performance of the Work attached hereto as Exhibit A and incorporated herein (as revised from time to time pursuant to Article 5.2 hereof).

      "Contract" shall mean this Engineering, Procurement and Construction Contract (including all Exhibits attached hereto), as it may be amended and supplemented in writing by mutual agreement of the parties from time to time.

     "Contract Price" shall have the meaning described in Article
7.1 hereof.

      "Corporate  Guaranty" shall have the meaning  described  in
Article 3.29 hereof.

      "Critical  Date(s)"  shall have the  meaning  described  in
Article 5.2.3 hereof.

     "Day" shall mean a calendar day and shall include Saturdays, Sundays and holidays.

      "Design Conditions" shall mean, a) with respect to the summer Performance of the Plant, ambient conditions of 38.6 degrees C and 65% relative humidity, and industrial steam flow of 44 tonnes/hour at the Plant fence line and with a delivery pressure of 0.90 MPa; and b) with respect to the winter Performance of the Plant, ambient conditions of minus 10 degrees C and 56% relative humidity, and industrial steam flow to Thermal Users of 50 tonnes/hour at the Plant fence line and with a delivery pressure of 0.90 Mpa and c)with respect to both summer and winter with 36 tonnes/hour of district heating steam plus in-Plant steam uses, both at a pressure of 0.25 MPa. For either condition, there shall be 0% condensate return for the industrial steam.

      "Design Contract" shall mean the Engineering and Design Contract, dated December 21, 1995, between the Institute and the Owner, as the same may from time to time be amended or supplemented from time to time, in the form attached hereto as Exhibit C.

     "Design Criteria" shall mean those criteria described in the Design Contract.

      "Design Documents" shall mean specifications, calculations, plans, Drawings, and other documents which determine and describe the scope, quantity, and relationship of various components of the Facility (as updated to reflect all changes) and final plans created by Contractor, its Vendors or Subcontractors.

      "Detailed Design" shall mean all engineering and analysis required for the preparation of Construction Drawings base on final, detailed calculations and vendor information.

      "Dollars" or "$" shall mean a payment or amount in currency of the United States of America.

     "Drawings" shall mean all drawings, diagrams, illustrations, schedules and performance charts, including data in the form of electronic media, prepared by Contractor or any Subcontractor or vendor in accordance with this Contract which illustrates any portion of the Work, either in components or as completed.

      "Effective Date" shall mean the date on which this Contract shall have been fully executed by Contractor or Owner.

      "Electrical Interconnect Facilities" shall mean the 100  kV
transmission   facilities  owned  by  the   Grid,   required   to
interconnect the Plant with the Grid and necessary to transmit electric energy to their users.

      "Equipment"  shall  mean all of the  materials,  apparatus,
structures,   tools,  supplies  and  other  goods   provided   by
Contractor and each Subcontractor and Vendor to complete the Work.

      "Facility Site" shall mean that real property leased or otherwise controlled by Owner and on which the Facility is to be constructed and operated as described in the Scope of Work in Exhibit B hereto.

      "Facility" shall mean the Plant and auxiliary buildings, water wells, switchyard and dead end structure(s) and offsite
Equipment and buildings, sewage, pipeline and ash disposal facilities as more fully described in the Scope of Work.

      "Feasibility Study" shall mean the "Feasibility Study on Luannan Power Plant of Tangshan Panda Heat and Power Co., Ltd."
written in Hebei in October, 1994, which is included in and made a part of the Scope of Work.

     "Final Acceptance" shall mean that all of the following have occurred: (i) the Plant Commercial Operation Date has been achieved; (ii) all Punch List Items have been completed; and
(iii) the Final Acceptance Certificate has been delivered to Owner by Contractor and accepted by Owner in accordance with the requirements of Article 10.8 hereof.

      "Final Acceptance Certificate" shall mean a duly completed and executed certificate, substantially in the form of Exhibit D attached hereto.

      "Final Acceptance Date" shall mean the date on which  Final
Acceptance actually occurs.

      "Financial Closing" shall mean the completion of all agreements and satisfaction of all conditions necessary for the Lender(s) to advance all funds which Owner anticipates will be necessary to perform the Work.

      "Force Majeure Event(s)"shall mean one or more events, conditions or circumstances beyond the reasonable control and without the fault or negligence of the party claiming force majeure, that, despite all reasonable efforts of the party claiming force majeure to prevent it, causes a material and adverse delay or disruption in the performance of any obligation imposed under this Contract. Force Majeure Event(s) shall include natural disasters, fires, earthquakes, lightning, floods, cyclones, typhoons, tornadoes, war, civil disturbances, riots, the action of a court or action of any authority that is binding upon the parties hereto and has been opposed by all reasonable means by the party relying thereon as justification for not performing an obligation or complying with any condition required of such party under this Contract. Force Majeure Event does not include: (i) the failure or inability to make payments when due or (ii) third party strikes, lockouts or other third party labor disputes (for this Article, "third party" means vendors and Subcontractors).

      "Grid"  shall  mean  the Beijing-Tianjin-Tangshan  Regional
Power  Network  which is owned and operated by  the  North  China
Power Group Company.

      "Guaranteed Commercial Operation Date" shall mean September 1, 1998, with respect to the Plant, provided that the Notice to Proceed is on or before May 1, 1996. If Notice to Proceed is later than May 1, 1996, there shall be a day for day extension to the Guaranteed Commercial Operation Date. Contractor will allow up to ninety (90) days extension of the Guaranteed Commercial Operation Date with no change in the Contract Price. In addition, the Guaranteed Commercial Operation Date is subject to an extension for Change Orders but in no event shall be later than July 1, 1999.

      "Guaranteed Heat Rate" shall have the meaning described  in
Article 13.1 hereto.

      "Guaranteed Maximum Plant Emission Levels" shall mean the emission levels and rates described in Article 13.1 hereto.

      "Guaranteed Net Dependable Capacity" shall mean, with respect to the Plant, the Net Dependable Capacity of 102,000 kW as corrected to Design Conditions.

      "Guaranteed Noise Levels" shall have the meaning described in Article 13.1 hereof.

      "Guaranteed  Performance Levels" shall mean the  applicable performance test criteria and the levels described in Article  13 hereof.

      "Hazardous Materials" shall mean any substance deemed as toxic, contaminated or hazardous under any Applicable Law or Applicable Permission

      "Institute"  shall  mean Hebei Electric  Power  Survey  and
Design Institute, a Chinese company, and the entity responsible for the design of the Facility pursuant to the Design Contract.

      "ICA" shall mean International Court of Arbitration (or its successor).

      "ICC" shall mean the International Chamber of Commerce (or its successor).

      "Interconnection Construction Agreement" shall mean the Construction Agreement, dated February 10, 1996, between Utility and Owner, relating to the financing, construction, ownership, operation and maintenance of the Electrical Interconnect Facilities, attached to this Contract as Exhibit E, as may be amended or supplemented from time to time.

      "Lender(s)" shall mean each and every bank, bond issuer, trustee or other financial institution or entity providing construction, leveraged lease or permanent financing for the Facility, whether directly or indirectly.

      "Letter of Credit" shall have the meanings described in Articles 3.30 and 7.4 hereof.

      "Lien" shall mean a lien, security interest, mortgage, hypothecation, encumbrance or restriction on title or property interest.

     "Mechanical Completion" shall mean that, with respect to the Facility, except for items of Work that would not affect the safe performance or operation of the Plant, (i) each Unit has been installed with the required connections and controls to produce electrical power and thermal energy; (ii) all other Equipment has been installed, checked for alignment, lubrication, and rotation;
(iii) all remaining mechanical and electrical systems, have been checked out and are ready for operation without voiding or impairing any warranties; (iv) all electrical continuity and ground fault tests and all mechanical tests and calibrations have been completed; (v) all instrumentation has been loop checked and calibrated; (vi) each Unit has been flushed and cleaned out as necessary and can be operated in a safe manner in accordance with the Power Purchase Agreement, Applicable laws and Applicable Permissions; and (vii) systems have been released and accepted for start-up and testing of components and systems in accordance with procedures to be agreed to between Contractor and Owner.

      "Net  Dependable Capacity" shall mean the electrical  power output  of  the  Plant  of  102,000  in  kilowatts  (kW)  (51,000 kilowatts  (kW) per Unit), measured at the output  (high  voltage side) of the main transformer under all conditions.

      "Notice to Proceed" shall mean a written notice from Owner to Contractor directing Contractor to commence the performance of the Work.

      "O&M Personnel" shall mean those operating and maintenance personnel who shall be experienced in operating and maintaining facilities similar to the Facility.

      "Operating Costs" shall mean all expenses incurred in connection with the operation of the Facility.

       "Operator" shall mean the entity which operates and maintains the Facility.

     "Parent Company" shall have the meaning described in Article
3.29 hereof.

      "Performance  Tests"  shall mean the  tests  set  forth  in
Article 3.0 of the Scope of Work.

      "Performance Tests Report" shall mean Contractor's written report describing the results of the Performance Tests.

     "Plant" shall mean collectively both Unit 1 and Unit 2.

     "Plant Acceptance Test" shall mean the Seventy-Two (72) Hour
Performance Test set forth in Article 3.0 of the Scope of Work.

      "Power Purchase Agreement" shall mean, collectively, the General Interconnection Agreement and the Electric Energy Purchase and Sales Agreement, each dated September 22, 1995, between the Utility and Owner, the Supplemental Agreement and all Sub-Agreements referred to in the General Interconnection Agreement.

       "Preliminary Design" shall mean the preliminary flow diagrams, general arrangement drawings, and Equipment sizing as described in the Design Contract.

     "Progress Payment" shall mean an installment of the Contract
Price to be paid by Owner in accordance with Article 7.

      "Progress Payment Certificate" shall mean that certificate, substantially in the form of Exhibit F-1 attached hereto, which is submitted by Contractor to Owner prior to the making of a Progress Payment by Owners.

      "Progress Payment Schedule" shall mean the schedule of Progress Payments which is substantially in the form of Exhibit F-2 attached hereto.

      "Project Funding" means the advance of funds by Lender on, and/or from time to time on or after, the Financial Closing, to pay for the Contract Price.

       "Project Procedures Manual" shall mean the document developed by Contractor and approved by Owner, in English and Chinese, that describes the administrative procedures to be used for Contractor and Owner interface during the performance of the Work.

      "Punch  List Item(s)" means only those items of  unfinished
Work that do not affect the safety, reliability, performance or operation of the Facility under all Design Conditions.

      "Qualified Insurer" means an insurance company or companies licensed to provide insurance in the People's Republic of China
(PRC) reasonably acceptable to Owner and, if required, Lender to provide insurance coverage under this Contract.

      "Reference Rate" shall mean the rate of interest equal to 12% per annum.

      "Request(s) for Payment" shall mean the monthly written requests from Contractor to Owner for payment, which requests shall be in substantially the form of Exhibit G attached hereto.

      "Retainage" shall mean the amount which is equal to ten percent (10%) withheld by the Owner from (1) the Down Payment which is as defined in Article 7.2, and (2) each Progress Payment according to Article 7.3.

     "Rules of Conciliation" shall mean the rules of conciliation of the ICC, as construed and in effect from time to time.

      "Scope of Work" shall mean the aggregate of all Work required to complete the Facility, included in the Scope of Work and all attached Addendums described in Exhibit B and as otherwise expressly set forth in this Contract.

     "Subcontractor" shall mean any contractor or constructor who performs construction services on the Facility Site for Contractor or any sub-contractor thereto pursuant to Article 2.2 hereof, including Hebei (pursuant to the Design Contract and this Contract).

     "Substantial Subcontractor" shall have the meaning described in Article 7.7.4 of this Contract.

      "Substantial  Vendor" shall have the meaning  described  in
Article 7.7.4 of this Contract.

      "Thermal Energy Distribution Facilities" shall mean the pipeline, valves, regulations, instrumentation provided by third parties necessary to deliver steam to the Thermal Users at Design
Conditions.

      "Thermal Energy Output" or "Thermal Energy" shall mean the export of saturated steam delivered to the Thermal Users.

      "Thermal Users" shall have the meaning described in the recitals to this Contract.

      "Unit" means a Unit described in the first recital to this Contract, which is one 50 MW nameplate generation train consisting of one boiler, main and auxiliary transformer, steam turbine and electric generator, coal and ash handling systems and the necessary accessories dedicated to operate this Equipment as part of the Plant for the export of electrical thermal energy, as more fully described in the Scope of Work.

      "Utility" shall have the meaning as described in the first recital to this Contract.

      "VAT" shall mean any Value Added Tax (or similar or successor tax).

      "Vendor" shall mean any supplier, manufacturer or vendor of Equipment or services to Contractor or any Subcontractor thereof pursuant to Article 2.2 hereof.

        "Work"   shall   mean   all   obligations,   duties   and
responsibilities to be performed by Contractor and its Subcontractors under this Contract including, but not limited to, the furnishing of all Equipment, tools, labor, supplies, material services and the provision of all design, engineering, procurement, support, construction, start-up, performance testing and other services pursuant to this Contract, including the Scope of Work.

                            ARTICLE 2
               RELATIONSHIP OF OWNER, CONTRACTOR,
                   SUBCONTRACTORS AND VENDORS

       2.1   Status  of  Contractor.   Contractor  shall  be   an
independent contractor with respect to any and all Work to be performed under this Contractor.

      2.2 Subcontractors and Vendors. Contractor shall have the right to have any of the Work accomplished by a Subcontractor or a Vendor. Nothing in any such subcontracts and purchase orders shall in any way diminish or relieve Contractor from any duties and obligations under this Contract; and all such subcontracts and purchase orders must provide that, the rights thereunder are assignable to Owner and Lender at any time. No Subcontractor or Vendor is intended to be or shall be deemed a third-party beneficiary of this Contract. Owner shall have the right to reasonable consent to the selection of the Substantial Vendors and Substantial Subcontractors, which consent shall not be unreasonably withheld or delayed. Contractor shall provide lists, describing the Work to be performed by all Substantial
Contractors, until all Substantial Contractors and Substantial Vendors have been identified and approved by Owner.

      2.3 Assignment and Assumption of Design Contract. Pursuant to Article 5.0 of the Design Contract, Owner hereby assigns all of its rights and benefits in, and delegates all of its obligations arising under, the Design Contract to Contractor, and Contractor hereby accepts such rights and benefits and assumes all such obligations from Owner, including the obligation to make payments to Institute in accordance with the Design Contract arising before or after the date of this Contract. Notwithstanding the foregoing sentence, Owner reserves the right under Article 4.1 of the Design Contract to require an arbitration between the Institute and the Contractor. All amendments to or supplements of the Design Contract shall first be approved by Owner in writing. Contractor acknowledges that, even though Owner originally entered into the Design Contract with Institute, Institute is now and shall continue to be a Substantial Subcontractor and shall have no further rights against Owner. Contractor indemnifies Owner from and against any claim, action, proceeding, liability or expense (including legal fees and expenses) arising or in any way relating to Institute or the Design Contract. Contractor's indemnification shall survive the termination of this Contract.

                            ARTICLE 3
                  CONTRACTOR'S RESPONSIBILITIES

      3.1 Facility Design and Construction. Contractor shall furnish, on a turnkey basis, all products and services required to perform the Work and turn over to Owner the Facility in a manner which shall: (a) enable the Plant to meet the Performance Tests by the Plant's Guaranteed Commercial Operation Date; (b) be in conformance with the Scope of Work, the Addendums to the Scope of Work, the Design Contract attached hereto as Exhibit C, and
(c) all Applicable Permissions and Applicable Laws.

     3.2 The Subcontractors and Vendors. Contractor shall be solely responsible for the engagement and management of the Subcontractors and Vendors in the performance of the Work.

     3.3  Employment of Licensed Personnel; Local Personnel

          3.3.1  Contractor agrees, where required by  Applicable
Law, to employ only licensed personnel in good standing with their respective trades and licensing authorities to perform professional services in the performance of Work.

          3.3.2 The Contractor is expected to employ unskilled staff and, to the extent practicable and reasonable, skilled labor from within Luannan County. For the purposes of these requirements, unskilled labor shall mean persons performing Work with common hand tools and skilled labor shall include equipment operators and persons having knowledge to lay out and supervise Work of a complex character.

                 (a) The Contractor shall increase or decrease wages and salaries for his local Employees in accordance with any changes in the laws and regulations of China and the provincial government which might occur during the validity period of this Contract Price.

                 (b)  The Contractor shall not recruit his staff and labor
from any   persons  in  the  service  of  the  Owner  or  the  Owner's representatives.

                 (c) The Contractor shall be responsible for the return to the place of recruitment or to their domicile of all such persons as he recruited and or to their domicile of all such persons as he recruited and employed for the purposes of or in connection with this Contract and shall maintain such persons as are to be so returned in a suitable manner until they shall have left the Facility Site or, in the case of persons who are not nationals of China and have been recruited outside China, shall have left
China.

     3.4 Control of the Work. Subject to the provisions of this Contract, Contractor shall be solely responsible for all construction and engineering means, construction surveying methods, techniques, sequences, procedures, and safety and security programs in connection with the performance of the Work.

     3.5 Payment of Costs. Contractor shall pay for all labor, construction utilities, supervision, inspection, other costs and Equipment as may be necessary to complete the performance of the Work.

     3.6 Clean-Up. Contractor shall at all times during the Work keep the Facility Site reasonable free from waste and rubbish relating to its Work (and shall perform all clean-up work at the
Facility  Site  reasonable  requested  by  Owner).   As  soon  as
practicable after the earlier of (i) the Final Acceptance Date; and (ii) an earlier termination of this Contract by Owner in accordance with the provisions of Article 15 hereof, Contractor shall remove all of its Equipment, materials and temporary facilities from the Facility Site (other than Equipment and materials incorporated in the Plant or necessary or useful to the operation or maintenance of the Facility), and shall complete removal and disposal of all waste and rubbish from and around the Facility Site.

     3.7 Safety. Contractor shall be responsible for the safety of all persons and property in connection with the Work. The Contractor shall initiate and maintain reasonable safety precautions and programs which shall comply with Applicable Laws, and Applicable Permissions, to prevent injury to persons or damage to property on, about, or adjacent to the Facility Site.

     3.8 Access.  Contractor shall provide access to the Work  to
the  Owner,  Owner's  contractors,  Owner's  representatives   or
Lender.

     3.9 Emergencies. In the event of any emergency endangering life or property, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as possible, report any such incidents, including Contractor's response thereto, to Owner.

     3.10  Obtaining  Applicable Permissions.   Contractor  shall
timely obtain the Applicable Permissions. Contractor shall deliver to Owner and Lender true and complete copies of such Applicable Permissions upon receipt thereof and keep Owner fully apprised of Applicable Permissions for which Contractor is responsible under this Contract. Prior to initial Project Funding, Contractor shall identify in writing all necessary Applicable Permissions for construction. All Applicable Permissions shall be issued in the name of Owner unless otherwise required by Applicable Law. Owner and Contractor agree to assist and cooperate with the other in obtaining Applicable Permissions necessary for the performance of the Work.

     3.11 Laws and Regulations. Contractor shall conform with all Applicable Laws and Applicable Permissions that affect or govern Contractor's performance of Work under this Contract. Contractor agrees to indemnify, defend and hold Owner harmless from and against all fines, penalties and related costs and expenses, including attorneys' fees and costs, arising from or related to any failure of Contractor or its Subcontractors, employees, or Vendors to conform with such Applicable Laws and Applicable Permissions. Contractor's indemnification obligation shall survive the Final Acceptance Date or the earlier termination of this Contract.

     3.12 Status Reports. Contractor shall prepare and submit to Owner, Lender and their authorized representatives within fifteen
(15) days after the end of each calendar month, written progress reports, in a form reasonably acceptable to Owner, which reports shall include a description of the status of material and Equipment deliveries and scheduled deliveries, the Subcontractors' activities, engineering and construction progress. Photographs shall also be included documenting the construction progress. Each photograph shall show the date, Contractor's name and description of the view taken.

     3.13 Tax Accounting. If required by Owner, after the Final Acceptance Date, but in no event later than one (1) year after the Final Acceptance Date, Contractor shall provide to Owner with appropriate and reasonable information necessary in connection with Owner's preparation of tax returns or claims for tax exemptions.

     3.14 Owner's, Utility and Lender's Right To Be Present During Tests. Owner, the Utility and Lender and their authorized representatives, shall have the right to inspect the Work and to be present during testing. Contractor shall provide the notices thereof as required under this Contract including Article 10.1.

     3.15  Taxes.   Contractor shall pay all  taxes  required  by
Applicable Laws and Applicable Permissions in connection with the Work.

     3.16 Contractor's Representative. Contractor shall appoint one individual, with the prior written consent of Owner, who shall be authorized to act on behalf of Contractor and with whom Owner may consult at all reasonable times, and whose instruction, request and decisions in writing will be binding upon Contractor. Contractor shall not remove such representative without Owner's prior written consent. Contractor shall furnish a Project
Procedure Manual within fifteen (15) Days after the initial Project Funding for review and approval by Owner.

     3.17 As-Built Drawings and Manuals. Contractor shall deliver to Owner, the number of complete sets of operations and maintenance manuals and of the As-Built Drawings and Design
Documents, as reasonably requested by Owner or otherwise prescribed in the Scope of Work, all on or before the final payment is made by owner for the Work. Contractor shall also provide such operating and maintenance information as is reasonably requested by Owner's Operator for start-up and testing purposes.

     3.18 Ownership of Drawings, Information, and Other Materials. All Drawings, shop Drawings. Trade prints, Design Document, reports, calculations and other information of any kind furnished to Contractor, or prepared by it, its Subcontractors, or others in connection with the performance of the World, except financial, accounting and payroll records, are the property of Owner and are furnished to, or held by, Contractor for its use in performing the Work. All such information shall be returned or delivered to Owner concurrently with issuance of the Final Acceptance Certificate or immediately upon termination of Contractor's services under this Contract, whichever occurs first. Contractor and any of its Subcontractors, as applicable, may, however, retain one (1) set of all such documents for their records.

     Contractor shall maintain at the Facility Site one copy of all Design Documents, (including detailed construction drawings), Change Orders and other modifications in good order and marked to record all changes made during performance of the Work.

     Contractor shall furnish Owner with documents that correctly reflect, with substantial completeness, the Facility or the portion of the Work against which a Request for Payment is issued. Final Design Documents, including As-Built Drawings, if not furnished earlier, shall be furnished to Owner upon Contractor's request for a Final Acceptance Certificate of the Facility.

     3.19  Spare  Parts.   Contractor shall be  responsible  for
obtaining and for the cost of all spare parts required for start-up and testing of the Plant Owner shall be responsible for obtaining all spare parts required for the normal operation of the Plant. Owner shall have ordered such operational spare parts by the commencement of start-up operations at the Plant. Contractor may use Owner's operational spare parts in stock in connection with its start-up and testing of the Plant; provided that such spare parts used by Contractor shall be promptly replaced at Contractors expense.

     3.20 Contractor's Environmental Obligations. Contractor shall, and shall cause its Subcontractors and Vendors to, (i) comply with all Applicable Laws regarding Hazardous Materials;
(ii) apply for, obtain, comply with, maintain and renew all Applicable Permissions required of Contractor by Applicable Laws; and (iii) comply with the requirements of any Lenders with respect to Hazardous Materials.

          3.20.1 Contractor shall conduct its activities under this Contract, and shall cause each of its Subcontractors and Vendors to conduct its activities, in a manner designed to prevent pollution of the environment or any other prohibited release of any Hazardous Materials by Contractor and its Subcontractors and Vendors.

          3.20.2 Contractor shall not cause or allow the release or disposal of Hazardous Materials at the Facility Site, bring Hazardous Materials to the Facility Site, or transport Hazardous Materials from the Facility Site, except in accordance with the Scope of Work, Applicable Laws and
Applicable Permissions regarding Hazardous Materials. Contractor shall cause all Hazardous Materials generated by Contractor or any of its Subcontractors or Vendors at the Facility Site, if any, (i) to be transported only in accordance with Applicable Laws and Applicable Permission and (ii) to be treated and disposed of only in compliance with Applicable Laws and Applicable Permissions.

          3.20.3 If Contractor or any of its Subcontractors or Vendors releases any Hazardous Material on, at, or from the
Facility Site, or becomes aware of any third person who releases Hazardous Material on, at, or from the Facility Site during the Work, Contractor shall immediately notify Owner in writing. If Contractor's Work involves the area where such release occurred, Contractor shall immediately stop any Work affecting the area. Contractor shall, at its sole expense, diligently proceed to take all necessary or desirable remedial action to clean up fully the contamination caused by any such release.

          3.20.4 If Contractor discovers any Hazardous Material stored, released or disposed of at the Facility Site, prior to the date of this Contract, by a person or entity other than Contractor, its Subcontractors and Vendors, Contractor shall immediately notify Owner in writing. If Contractor's Work involves the area where such a discovery was made, Contractor shall immediately stop any Work affecting the area and Owner
shall  determine  a  reasonable course  of  action.   Contractor
shall  not,  and  shall prevent its Subcontractors  and  Vendors from, knowingly or negligently taking any action that may exacerbate any such contamination. Contractor shall cooperate with and assist Owner in making the Facility Site available for taking necessary remedial steps to clean up any such contamination at Owner's request and expense.

     3.21 Performance Tests. Contractor shall be responsible for notifying any Supplier or Vendor which must be present at the Performance Tests.

     3.22 Operating and Maintenance Manuals. Contractor shall, by no later than Mechanical Completion, supply Owner with manuals or handbooks in both English and Chinese, which provide, either in such a single manual or handbook or collectively, complete operating and maintenance instructions for each major piece of Equipment and system of the Facility. Each such manual or handbook shall comply with the requirements of the Scope of Work.

     3.23 Training of Owner's Personnel. During the construction of the Plant, and at least one hundred twenty
(120) days prior to start-up and testing of the Plant in accordance with the terms hereof, Contractor shall provide a training program in operation and maintenance for Owners Plant personnel and the O&M Personnel. The training program provided by Contractor shall (i) include classroom and field training,
(ii) include all manuals, Drawings, and other educational materials necessary or desirable for the adequate training of the O&M Personnel, and (iii) establish quality controls so that O&M Personnel are suitably trained and capable of operating and maintaining the Plant during start-up and testing and after Commercial Operation.

     Owner is responsible for providing qualified non-supervisory O&M Personnel who will normally staff the Facility for use by Contractor during the testing and start-up phases of operation of the Plant. Contractor will cooperate with Owner and the supervisory O&M Personnel in all respects, including reasonable scheduling of Operator's non-supervisory staffing requirements for the Facility. Contractor will direct and have complete responsibility for the activities performed by non-supervisory O&M personnel for start-up and testing activities. Contractor shall not use O&M Personnel for construction activities.

     3.24 Claims and Liens for Labor and Materials. Contractor shall, at Contractor's sole expense, pay and discharge and cause to be released on a written demand from Owner, any Lien in respect to the Facility, this Contract, the Facility Site, the Plant or the Equipment created by, through or under
Contractor or any Subcontractor or Vendor. Contractor shall indemnify Owner against, and hold it harmless from, any liability, damage, loss, claim, demand, cost or expense (including attorneys' fees from legal professionals that Owner retains) suffered or incurred by Owner in connection with any such Lien, charge or security interest. This Article 3.24 shall survive Final Acceptance or the earlier termination of this Contract.

     3.25 Electrical and Thermal Energy Distribution Facilities. Contractor shall cooperate with Owner and the constructors of the Electrical Interconnection Facilities and the Thermal Energy Distribution Facilities, including providing information and access to the Facility Site to enable such constructors to complete construction of such facilities as required by Owner.

     3.26 Construction Power Requirements. Contractor is responsible for the cost, supply and availability of electric power and transmission requirements during construction, start-up and testing of the Plant. Contractor, at its sole expense, shall furnish all lubricants and chemicals for start-up and testing.

     3.27 Insurance. Contractor shall provide the insurance required by Article 9 hereof.

     3.28 Temporary Office Quarters. Contractor shall provide Owner, Owner's representatives and Lender with reasonably adequate office space, including western style toilets and fixtures, at the same time as Contractor creates its site office on the Facility Site. Contractor shall submit plans and Design Documents for such office space to Owner for its prior written approval. Contractor shall be responsible for maintenance and cleaning of these site offices. Contractor shall provide daily lunches for Owner's on-site representatives and O&M personnel, and twice daily beverage service during normal construction days.

     3.29 Parent Guaranty. Contractor shall provide prior to the initial Project Funding to Owner, substantially in the form of Exhibit I-3 attached hereto, a corporate guaranty of China Harbin Power Equipment Company, Limited a Chinese company ("Parent Company"), for the benefit of Owner and Lender under terms and conditions acceptable to Owner and Lender ("Parent Guaranty"). In order to provide Owner and Lender with evidence of Contractor's and Parent Company's financial ability to complete the Facility, Contractor agrees to provide the financial statements of Parent Company within twenty-one (21) days of the date such statements are published. The failure of Contractor to provide a suitable Parent Guaranty of Parent Company prior to initial Project Funding shall constitute a default by Contractor pursuant to Article 15 and will give rise to the remedies set forth in Article 15. Any Parent Guaranty shall require Parent Company to pay the reasonable costs and expenses, including attorneys' fees, of collection from Parent Company in the event of a default by Contractor or Parent Company.

     3.30 Bank Guarantee for Liquidated Damages. At Project Funding, Contractor shall provide Owner with a Bank Guarantee, issued in the form, attached hereto as Exhibit I-l and from a financial institution acceptable to Owner and Lender, in their sole discretion ("Acceptable Guarantor"), in an amount equal to the product of the Contract Price (to be adjusted if the Contract Price changes) multiplied by 0.35 (the "Bank Guarantee"). Owner shall have the unconditional right to draw upon such Bank Guarantee for damages, compensation or otherwise under Articles 12, 13, and 15, or for any other purpose specified in the draw certificate to the Bank Guarantee. Within twenty (20) days after Owner's acceptance of Commercial Operation Date of the Plant as defined in Article 10.7 or twenty (20) days after payment of all liquidated damages pursuant to Particles 12, 13, and 15, whichever is later, but in no event beyond six (6) months after Owner's acceptance of Commercial Operation Date of the Plant, Conner shall return the Bank Guarantee to the issuing bank with instructions for cancellation.

     3.31 Electrical Interconnect Facilities. Neither Contractor nor its Subcontractors shall tamper with the Utility's Electrical Interconnect Facilities without the prior written consent of Owner and Utility; except in situations where such actions are taken to prevent immediate injury, death or property damage, and Contractor uses all reasonable efforts to provide Owner and Utility with advance notice of the need for such actions.

     3.32 Opportunities for Other Contractors. The Contractor shall, upon written request from the Owner, give all reasonable opportunities to any other contractors employed by the Owner for carrying out their Work on or near the Facility Site, except where and to the extent that any such Work may cause any delay in Contractor's Work.

     3.33 Transportation and Storage of Materials and Equipment.

          3.33.1 Unless otherwise provided under this Contract, Contractor shall procure and transport to the Facility Site all domestic and foreign materials and Equipment in an expeditious and orderly manner.

          3.33.2 The Contractor shall, at its own risk and expense, transport all the materials and Equipment to the Facility Site required for it to perform the Work by the mode of transport which the Contractor judges most suitable under all circumstances.

          3.33.3 Upon dispatch of each shipment of foreign materials Contractor shall notify the Owner in writing of the description of foreign materials, the point and means of dispatch and the estimated time and point of arrival in the People's Republic of China applicable, and at the Facility Site. The Contractor shall furnish the Owner with relevant shipping documents to be agreed upon between the parities.

          3.33.4 The Contractor shall be responsible for obtaining, if necessary, approvals from the competent authorities for transportation of the foreign materials to the Facility Site. The Owner shall use reasonable efforts in a timely and expeditious manner to assist the Contractor and Contractor shall indemnify and hold harmless the Owner from and against any claim for damage to roads, bridges or any other damages caused by the transportation of materials to the Facility Site. This indemnity shall survive any termination of this Contract.

          3.33.5 The Contractor shall, at its own expense, handle ad foreign materials at the point(s) of import, and any formalities for customs clearance, provided that if applicable laws or regulations require any application or act to be made by or on behalf of Owner, Contractor shall prepare and submit to Owner, for its approval, each such application.

    3.34 Site Conditions.

          3.34.1 Contractor shall have the sole responsibility for Facility Site conditions and of satisfying itself concerning the nature and location of Work and the general and local conditions, and particularly, but without limitation, with respect to the following: those affecting transportation, disposal, handling and storage of materials; availability and quality of labor; availability and condition of roads; climatic conditions and seasons; river hydrology and river as a whole, topography and ground surface conditions; nature and quantity of surface materials to be encountered; Equipment and facilities needed preliminary to and during performance of the Contract; and all other matters which can in any way affect performance of the Contract, or the cost associated with such performance.

          3.34.2 The failure of the Contractor to acquaint itself with the aforementioned applicable conditions will not relieve it from the responsibility for properly estimating either the difficulties, the time required, or the costs of successfully performing the Contract.

          3.34.3 Contractor will be solely responsible for interpretation of data or information set forth in the "Luannan
Thermal  Electric  Power  Plant Geotechnical  Report,"  Document
Number 13-F032K-G0001-10.


                            ARTICLE 4
                    OWNER'S RESPONSIBILITIES

     4.1 Payment. Owner shall timely pay all sums required to be paid by it to Contractor pursuant to the terms of this Contract.

     4.2 Access to Facility Site. So long as Contractor is not in default under this Contract, Owner shall provide Contractor with free and clear access to the Facility Site until the later of (i) the Final Acceptance Date (in its entirety) and (ii) the date upon which Contractor shall no longer have any obligations under this Contract (other than continuing indemnity or warranty obligations), provided, however, and subject to the rights of Owner on account of a default by Contractor under this Contract, that Owner shall grant Contractor reasonable access to recover Equipment belonging to Contractor used to complete the Work and to perform Warranty Services.

     4.3 Land for Temporary Works. The Owner shall provide areas of land necessary to complete the Work, including those areas of work activities, for offices, accommodation and missing facilities, areas for temporary access roads, for the extension to the right-of-way and for some other temporary works.

    4.4 Owner's Representative. Owner shall appoint one individual who shall be authorized to act on behalf of Owner either to approve, reject or otherwise facilitate the orderly execution of the Work, and with whom Contractor may consult at all reasonable times, and whose instructions, requests, and decisions in writing will be binding upon Owner as to all matters pertaining to this Contract and the performance of the parties under this Contract. Owner may substitute a different Owner's representative upon prior written notice to Contractor. In the event of such substitution, the Owner agrees to use best efforts to maintain consistency in administration of the Contract and in subsequent decisions.

     4.5 Disposal of Waste from Operation of Plant. Owner shall be responsible, at Owner's cost and expense, for the disposal of wastes from the operation of the Facility.

     4.6 Change in Law or Applicable Permits. If, after the Effective Date, any Change in Law is adopted, or occurs, then such Change in Law may be treated as a Change Order if such change in Law meets the requirements in Article 6 hereof. If the parties are unable to agree on the result of the Change in Law, then the dispute shall be resolved in accordance with
Article 17 hereof, but Contractor shall continue its Work, talking into account such Change in Law, until such dispute is resolved.

     4.7 Boiler Fuel Supply. Owner shall, at its expense, on forty-five (45) Days prior notice from Contractor, supply fuel oil and coal for boiler fuel at the Facility Site needed by Contractor in connection with the start-up, adjustment and testing and completion of the Performance Tests. Such notice from Contractor shall include the amount and desired delivery timing of such fuel.

     4.8 Insurance.

          4.8.1 Owner, at its sole cost and expense, shall provide and maintain an All Risk Installation and Builder's Risk Insurance Policy acceptable to Owner and Lender, if required (the "Builder's Risk Policy") including any endorsements needed to reflect coverage for flood and windstorm, in an amount at least equal to the full replacement value of the Facility. The required deductible shall be no more than fifty thousand dollars ($ 50,000) Owner shall provide to Contractor a copy of the Builder's Risk Policy or other evidence reasonably satisfactory to Contractor evidencing the Builder's Risk Insurance coverage and the Delay in Opening and Start-up insurance Policy endorsements therein prior to mobilization at the Facility Site.

           4.8.2 Each "all risk" policy shall: (i) name Owner or its assigns as the sole loss payee with respect to the Work;
(ii) provide for each insurer's waiver of its right to subrogation against Contractor and the Subcontractors, and
(iii) provide that such insurance (A) shall not be invalidated by any action of, or breach of warranty by, Contractor or any Subcontractor of a provision of any of its insurance policies,
(B) shall waive set-off, counterclaim or offset against Contractor, the Subcontractor and Lender, (C) provide that Owner's insurance shall be primary without a right of contribution of Contractor's insurance, if any, or any obligation on the part of Contractor to pay premiums of Owner, and (D) shall contain a clause requiring the insurer to give Contractor and Lender at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). All insurance shall be provided by a Company or other person authorized to issue insurance in the Peoples' Republic of China. Contractor further agrees to give Owner and Lender immediate notice of any damage to, or loss of, the Equipment or any part thereof.

          4.8.3 Should a loss be sustained under the Builder's Risk Policy, to the extent permitted by Lender and at no cost to Contractor and Lender, Owner, with the assistance of Contractor, shall act on behalf of Owner and Contractor for the purpose of adjusting the amount of loss with the insurance companies. Contractor shall replace or repair any loss or damage and complete the Work in accordance with the Contract and Owner shall be responsible for making funds available for such Work. An appropriate Change Order shall be executed, if necessary, to reflect resulting extension of time or costs associated with acceleration of Work requested by Owner.

          4.8.4 Owner or Contractor may obtain such other coverages as each desires so long as such coverages in no way limit or modify the coverages to be provided under this Article
4.

          4.8.5 The foregoing provision of this Article 4.8 notwithstanding, if any insurance coverage specified above is unavailable, or is available only in an amount less than that required, Owner shall in the event of such unavailability, provide the most nearly comparable coverage reasonably acceptable to Owner and Lender that is available, or in the event of any such limited availability, provide the maximum amount of coverage that is available at a reasonable cost and use its continual best efforts to obtain the required insurance and to keep Contractor advised of such efforts.

     4.9  Taxes.   Owner  shall  pay all  real  property  taxes
assessed against the Facility Site and any permanent use charges assessments such as water or sewer, but excluding temporary charges for construction utilities which shall be Contractor's responsibility.

                            ARTICLE 5
            CONSTRUCTION SCHEDULE AND AVAILABLE FUNDS

     5.1 Commencement of Work. Contractor shall commence performance of the Work under this Contract after Owner receives Preliminary Design approval from the Hebei Provincial Construction Commission pursuant to Applicable Laws and immediately upon receiving (l) the Notice to Proceed and (2) the Down Payment as set forth herein in Article 7.2.

     5.2 Construction Schedule.

          5.2.1 Contractor shall perform the Work in compliance with the Construction Schedule, including completing the Work required by the Critical Dates, provide the reports contemplated by Article 3.12, and provide any further information as Owner or Lender may reasonably request to verify actual progress and predict future progress. Contractor shall promptly notify Owner and Lender in writing of any occurrence that Contractor has reason to believe will adversely affect the Construction Schedule. Contractor will specify in said notice the corrective action planned by Contractor.

          5.2.2 Contractor shall, commencing twenty (20) Business Days after the Notice to Proceed, unless otherwise required by Owner, submit to Owner for its approval, any Changes to such Construction Schedule that provide for the orderly, practicable and expeditious completion of the Work by the Guaranteed Commercial Operation Date and that take into account the relationship of the Work to other activities at the Facility Site. Within twenty (20) Business Days of Owners receipt of such a revised Construction Schedule, unless otherwise specified, Owner will either approve such Construction Schedule or return it to Contractor for revision. If returned, Contractor will submit a revised Construction
Schedule  for  approval.   The  Construction  Schedule  will  be
presented in reasonable detail and in a form appropriate to cover substantially all of the Work. If at any time during the Work, Contractor's actual progress appears to Owner to be inadequate to meet the requirements of this Contract, Owner may notify Contractor of such imminent or actual noncompliance. Contractor will thereupon submit a recovery plan for approval and take such steps as may be necessary to improve its progress. Such notice will not relieve Contractor from its obligation to achieve the quality of Work and rate of progress required hereby.

          5.2.3 Upon the failure of Contractor to achieve any of the milestones set forth below by the date set forth opposite thereof (each a "Critical Date"), Owner may notify Contractor in writing to show cause why Contractor should not be held in default under Article 15 hereof for failure to achieve any one of the milestones by the date set forth. Within three (3) Days of receipt of such written notice to show cause, Contractor shall deliver to Owner the Contractor's plan of recovery which shall reasonably demonstrate what steps Contractor shall take to achieve such milestone within fifteen days of the date of receipt by Contractor of the Owner's notice to show cause. If, however, the Work necessary to achieve such milestone cannot, with all best efforts by Contractor, be achieved within such fifteen (15) Day period, Contractor's plan of recovery shall reasonably demonstrate what special steps Contractor plans to take to assure the earliest possible achievement of such milestone and recovery of schedule (not to exceed ninety [90]
Days). Upon approval by Owner of Contractor's plan of recovery, Contractor shall commence the special steps agreed upon immediately and shall pursue such steps to completion. In the event Owner and Contractor are unable to agree on the special steps to be taken in the recovery plan, Owner, in its sole discretion, may declare Contractor to be in default as prescribed in Article 15.1.2 and may assert such remedies as are set forth In Article 15.1.3.

           Critical Dates               Milestones
   Unit 1             Unit2/Plant

May 1, 1996         May 1, 1996         Notice to Proceed/
                                        Commencement of
                                        Construction
August 1, 1996      August 1, 1996      Construction Drawings
                                        Approval
November 1, 1996    November 1, 1996    Complete Turbine House
                                        Foundation
July 15, 1997       November 15, 1997   Major Equipment Delivery
                                        Complete*
August 15, 1997     August 15, 1997     Complete Turbine House
August 1, 1997      November 15, 1997   Complete Setting of
                                        Boiler Drum
August 15, 1997     August 15, 1997     Complete Chimney
                                        (including Liner)
November 1, 1997    February 1, 1998    Boiler Hydrotest
                                        Complete
February 15, 1998   May 15, 1998        Mechanical Completion
                                        Achieved
March 1, 1998       June 1, 1998        Synchronization to Grid
January 1, 1998     April 1, 1998       Coal Firing of Boiler
April 15, 1998      July 1, 1998        Start of first 72 hour
                                        Full Load Test
May 1, 1998         September 1, 1998   Commercial Operation
November 1, 1998    November 1, 1998    Freeze Protection
                                        Complete
                    March 1, 1999       Final Acceptance -
                                        Facility

     *  "Major  equipment"  shall include  Boiler,  Precipitator,
Steam Turbine Generator, and Main Transformer.

     Each such Critical Date shall be subject to delays caused by Force Majeure Events and Change Orders.

     5.3 Available Funds. Owner represents and covenants that, as of the date of the initial Project Funding, there will be sufficient funds allocated to it from Lenders to pay the Contract Price and to complete construction of the Facility in accordance with the Construction Schedule and that Contractor will be promptly notified by Owner of any material change in the availability of sufficient funds and Owner's ability to make such full and timely payments.

                            ARTICLE 6
                          CHANGE ORDERS

     6.1 Request for Change Orders. Owner or Contractor may submit a written request to the other party to alter, add to or deduct from, or otherwise change (a "Change" or "Changes") the Scope of Work, without invalidating this Contract. If such Change has the effect of increasing or decreasing the Contract Price, shortening or lengthening the Guaranteed Commercial Operation Date, modifying Contractor's warranty obligations under this Contract' or requiring modification of Contractor warranties in
Article 11 hereof, equitable adjustment may be made to the Contract Price and the Construction Schedule (including the Guaranteed Commercial Operation Date). In addition, Contractor shall provide Owner with written notice, as soon as possible but in no event more than ten (10) Business Days of (i) any knowledge of Contractor of any Change in Law or Force Majeure Event that Contractor believes will involve a change in the Cost of the Work, the Contract Price and/or the Construction Schedule, which notice shall include a request for a Change Order setting forth the proposed changes, and (ii) any Change Order to be requested by Contractor pursuant to Article 5.2 above for a change in the Construction Schedule. All such changes in the Scope of Work shall be authorized by Change Order and shall be performed under all applicable conditions of this Contract. The Contract Price, the Critical Dates, Guaranteed Commercial Operation Date, the Performance Tests and the Final Acceptance Date may be changed by Change only.

          6.1.1 Owner may at any time, by written notice to Contractor request a Change. Contractor shall make a written response to any requested Change within ten (10) days after receiving it or, if it fails to do so, shall be deemed to have accepted the proposed Change unconditionally and without additional consideration or schedule change, in which event such Change shall be deemed to become part of this Contract. If Contractor believes that giving effect to such Change will increase or decrease its cost of performing the Work, shorten or lengthen the time needed for completion of the Work, or require modification of its warranties in Article 11 or require a modification of any other provisions of this Contract, its response to the Change request shall set forth the Change or Changes that Contractor deems necessary and its justification for such Changes together with any necessary alterations or amendments to this Contract. If Contractor does not provide a written response to Owner specifying the effect of such Changes as to cost, time and warranty obligations of Work within ten
(10)  Days  of  Owner's notice under this  Article  6.1.1,  then
Contractor waives any claims or offsets against Owner as a result of the Change Order, provided, however, that notwithstanding the foregoing, if such Changes as to cost, time and warranty obligations of the Work cannot be determined within the ten (10) Day period, and Contractor submits notice within such ten (10) Day period that the Changes will have an effect on costs, time or warranty obligations and provides the expected date (which shall be as soon as reasonably practicable) for cost, time or warranty effect response, Contractor shall not be deemed to have waived such claims or offsets. If Owner accepts the Change(s) (together with any necessary alterations or amendments to this Contract) proposed by Contractor, or if the parties agree upon a modification of such proposed Change(s), the parties shall then sign a change order ("Change Order") setting forth the agreed upon Change in the Work and agreed upon amendments to this Contract, and such Change Order shall operate as an amendment to this Contract. If there occurs a Change of Law that has a material impact on the Work, each party shall bargain reasonably and in good-faith for the execution of a mutually acceptable Change Order. Owner may request a Change Order to require Contractor's compliance with such Change of Law.

          6.1.2 Owner may at any time, by written notice to Contractor, propose Changes in the Work or the Construction Schedule due to a Force Majeure Event. If there is a material impact on Work or the Construction Schedule as a result of such Force Majeure Event, then the parties agree to bargain reasonably and in good-faith for the execution of a mutually acceptable Change Order.

          6.1.3 Contractor may at any time, by written notice to Owner, propose Changes in the Work and if such proposed Changes are agreed to by Owner they shall be set forth in a Change Order signed by the parties. If Contractor believes that such Change will increase or decrease its cost of performing the Work, lengthen or shorten the time needed for
completion  of  the  Work,  or  require  modification   of   its
warranties in Article 11 hereof or require a modification of any other provisions of this Contract, it shall set forth its justification for such Changes and the effect of such Changes. If Contractor does not provide a written notice to Owner specifying the effect of such Changes as to cost, time and warranty obligations of Work within five (5) Days of proposing a Change Order under this Article 6.1.3, then Contractor waives any claims or offsets against Owner as a result of the Change Order.

          6.1.4 Contractor may at any time, by written notice to Owner, propose Changes in the Work to the extent of a Force Majeure Event; provided, however, such Force Manure Event will have a schedule impact that will actually, demonstrably, adversely and materially affect Contractor's ability to meet agreed project milestones.

          6.1.5 Any Contractor response to a Change proposed by Owner under Article 6.1.1 or Article 6.1.2 and any Contractor proposed Change Order under Article 6.1.3 or 6.1.4 shall be accompanied by a proposed all-inclusive final lump sum cost to Owner. In the event that the parties are unable to reach a mutually acceptable agreement on an all-inclusive final lump sum cost to Owner, Contractor shall perform the Change Order using a cost plus ten percent (10%) in accordance with the Time, Material and Equipment Schedule attached hereto as Exhibit K, basis to the extent acceptable to Owner, as consideration for the Change Order.

          6.1.6 A Change initiated by either party may have the effect of either increasing or decreasing the Contract Price. Any Contract Price increase or decrease resulting from a Change Order taking effect under this Article 6.1 shall become an addition or deletion to the Progress Payment or Payments to which it properly belongs. In the event that Owner and Contractor are unable to reach agreement on Change Orders under this Contract as proposed by either Owner or Contractor, at the direction of the Owner, Owner's proposed Changes shall become effective, Contractor shall continue to perform the Work in accordance with Owner's Change Order on a cost plus ten percent (10%) price basis to the extent acceptable to Owner, and the parties will resolve such Changes in accordance with Article 17 of this Contract.

     6.2 Force Majeure Event. If either party to this Contract because of a Force Majeure Event is rendered wholly or partly unable to perform its obligations under this Contract, other than the obligation of that party to make payments of money, that party shall to the extent provided in this Contract, be excused from the performance directly affected by the Force Majeure Event, provided that:

          6.2.1 The non-performing party, as soon as possible but in no event more than ten (10) Days after it becomes aware of its inability to perform, shall declare that a Force Majeure Event has occurred and give the other party written notice of the particulars of the occurrence(s), including, without limitation, the nature, cause and date and time of commencement of the occurrence(s), the anticipated scope and duration of any delay, and any date(s) that may be affected thereby. If it is impracticable to specify the length of such delay at the time such notice is delivered, the non-performing party shall provide the other party and Lender with periodic (not less frequently than weekly) supplemental notices during the period the Force Majeure Event continues. Such supplemental notices shall keep such other party and Lender informed of any change, development, progress or other relevant information concerning the Force Majeure Event.

          6.2.2 The suspension of performance is of no greater scope and of no longer duration than is required by the Force
Majeure Event.

          6.2.3 Obligations of either party which arose before the Force Majeure Event causing the suspension of performance are not excused as a result of the Force Majeure Event

          6.2.4   The  non-performing  party  immediately   and
continuously uses its best efforts to remedy its inability to perform with all reasonable dispatch.

          6.2.5 When the non-performing party is able to resume performance of its obligations under this Contract, that party shall promptly so notify the other party in writing.

          6.2.6 No Force Majeure Event declared by Contractor shall delay the Guaranteed Commercial Operation Date beyond March 1, 1999. During and following the occurrence of any
Force Majeure Event, Contractor and Owner each shall use its best efforts to minimize the delay and costs caused by such
Force Majeure Event and shall continue actively and in good faith consider the need for and, when appropriate, execute a Change Order covering such event, which may result in the extension of such March 1, 1999 Guaranteed Commercial Operation Date.

     6.3 Disputes. If a dispute arises between Owner and Contractor relating to the change in the Construction Schedule incurred by reason of a Force Majeure Event, then such change shall be made as directed by Owner, but Contractor shall not be deemed to have waived any subsequent right to challenge or contest Owner's determination.

                            ARTICLE 7
             CONTRACT PRICE; PAYMENTS TO CONTRACTOR

     7.1 Contract Price. Contractor shall, at its own expense, design, engineer, manage, supply all labor, Equipment and materials for, construct, start up, and carry out Performance Tests on the Plant, all on a turn-key lump sum fixed price basis for a lump sum equal to U.S. $63,625,832 (the "Contract Price"), based on Contractor's pricing summary attached hereto as Exhibit H and in accordance with the Contractor's Critical Date Schedule set forth in Article 5.2, the Scope of Work and other performance requirements of Contractor set forth in this Contract, all as may be modified or amended by Change Order, under Article 6.

     7.2 Down Payment. The Owner shall make a Down Payment in an amount equal to ten percent (10%) of the Contract price ("Down Payment") at the time of giving the Notice to Proceed. The Owner shall withhold ten percent (10%) of the Down Payment as the initial Retainage.

     7.3 Payment for Work. On or about the first Day of each month (but in no event later than the seventh Day thereof), Contractor shall submit to Owner for approval a Request for Payment for Work performed. Within seven (7) days of receipt of Request for Payment, Owner shall notify Contractor of acceptance of such Request for Payment.

          7.3.1 Subject to the provisions of Article 7.3.3, the Contract Price shall be payable in accordance with the Progress Payment Schedule, such that (i)payment for the civil and installation portion of the Work shall be for Work actually completed, and (ii) payment for the equipment portion of the Work shall not exceed the percentages set forth in such Schedule for Equipment, and after the Contractor's project manager has delivered to Owner's representative a Progress Payment Certificate. No payment shall be made for the civil and installation portion of the Work until the actual percent complete of such portion of the Work exceeds the ten percent (10%) Down Payment.

          7.3.2 Within thirty (30) days after its receipt of a Request for Payment on or before the 16th day of the month for all Work performed and certified in the month represented by the  Request  for  Payment, Owner shall pay  to  Contractor  the amount that remains after the deduction from the Progress Payment requested of (i) any portion thereof that Owner disputes as not being due and owing, (ii) any overpayment made by Owner for any previous period, (iii) any past-due Contract Price adjustment amount due Owner hereunder plus interest thereon at the Reference Rate from the due date thereof and
(iv) Retainage. The payment made by Owner shall be accompanied by a written notice to Contractor specifying the amount of each deduction and setting forth the reason(s) why the deduction is justified. Failure or forbearance on the part of Owner in withholding, any amounts due under a Progress Payment shall not be construed as accepting or acquiescing to any disputed claims. If any such amount deducted from the requested amount is subsequently determined, by agreement of the parties or by arbitration pursuant to Article 17, to have been unjustifiably so deducted, Contractor shall be entitled to payment of such amount, plus interest thereon, at the Reference Rate from the date that such amount should have been paid, in an invoice submitted by it to Owner after the determination or if final payment thereunder has been previously made, then in a written demand. Pending the resolution of any disputed Progress Payment, Contractor shall continue performance of the Work.

          7.3.3 The making of any Progress Payment by Owner shall not constitute an admission by it that the Work covered by such payment (or any Work previously performed) is satisfactory or timely performed, and it shall have the same right to challenge the satisfactoriness and timeliness of such Work as if it had not made such payment. If, after any such payment has been made, it is subsequently determined by agreement of the Parties or by arbitration pursuant to Article 17 that Contractor was not entitled to all or a portion of any such payment, Contractor shall refund all or a portion of such payment to Owner with interest thereon at the Reference Rate from the date that Contractor received such payment to the date of refund.

          7.3.4 Notwithstanding any of the above, in the event that Owner fails to make a payment in accordance with Article
7.3.2 above, if Owner does not make a payment within thirty (30) days, interest shall accrue on the amount of the payment at the Reference Rate beginning on the twentieth day (20th) day until the payment is made to Contractor. If Owner does not pay within sixty (60) days of the Request for Payment, Contractor may, upon written notice to the Owner, suspend the performance of Work until payment is made and may submit a Change to the Construction Schedule in accordance with Article 5.2.

     7.4 Payment of Retainage. Commercial Operation Date of Unit 1, Contractor shall provide Owner with a Letter of Credit in the form acceptable to Owner and Lender issued from a financial institution acceptable to Owner and Lender attached hereto as Exhibit I-2 (the "Letter of Credit for Retainage"), in an amount equal to the product of the Contract Price
multiplied  by  0.025.   Upon the issuance  of  this  Letter  of
Credit, Owner shall pay to the Contractor a portion of the Retainage in an amount equal to the product of the Contract Price multiplied by 0.025. At Commercial Operation Date of the Plant, Contractor shall increase the Letter of Credit for Retainage by an amount equal to the product of the Contract Price multiplied by 0.025 (Total amount equal to the product of the Contract Price multiplied by 0.05). Upon issuance of the adjusted Letter of Credit for Retainage by the Contractor, the Owner shall pay to the Contractor a portion of the Retainage equal to the product of the Contract Price multiplied by 0.025. Owner shall have the unconditional right to draw upon such
Letter   of   Credit  for  Retainage  for  (i)   damages,   (ii)
compensation, (iii) the completion of Punch List Items if Contractor has failed to complete such Punch List Items, (iv) any reason set forth in under Article 11 and 15, or (v) any other purpose specified in the draw certificate to the Letter of Credit of Retainage. Within thirty (30) days after the Final Acceptance Date, Owner shall return the remaining amount of cash Retainage. At the end of twelve (12) calendar months and twenty (20) days of the Final Acceptance Date, Owner shall return the remaining Letter of Credit for Retainage to the issuing bank with instructions for cancellation.

     7.5  Financing of Plant

          7.5.1 This Contract shall be the document referred to in the Construction Loan Agreement as the agreement between the Owner and Contractor for the Work.

          7.5.2 The Construction Loan Agreement will require that so long as Owner is not in default under the Construction Loan Agreement and Contractor is not in default hereunder, and provided that all other conditions precedent set forth in the Construction Loan Agreement been satisfied, the Lender shall, under the terms of the Construction Loan Agreement, disburse funds for the purpose of Owner making the payments called for by this Contract, except for those payments that are disputed in accordance with this Contract.

          7.5.3 Contractor shall promptly execute any additional customary documentation reasonably requested by Lender, including but not limited to documents evidencing Contractor's consent to assignment of this Contract to Lender.

     7.6   Contractor's  Payment  Account.   Each  payment  made
pursuant  to  this Article shall be paid directly to Contractor.
Such payment shall be wire-transferred to an account designated in writing by Contractor.

     7.7 Lenders Requirements and Lien Waivers

          7.7.1 Contractor acknowledges that Owner will borrow certain funds from Lender for the construction of the Facility and that, as a condition to making loans to Owner, Lender may from time to time require amendments to this Contract and certain documents from Contractor and its subcontractors, materialmen and suppliers. In that connection, Contractor agrees to furnish to Lender such written information, certificates, copies of invoices and such receipts, Lien waivers (upon payment), affidavits and other like documents as Lender may reasonably request. Contractor shall negotiate in good faith amendments to this Contract reasonably requested by Lender. Upon Lender and Owner memorializing their legal rights and obligations to each other in a final loan agreement, (the "Construction Loan Agreement"), Contractor shall, on Lender's request, state in writing as a condition precedent to
financing,   whether  or  not  it  is  satisfied  with   Owner's
performance to that date.

          7.7.2 As a condition precedent to the making of any payment under this Contract, Owner may require that Contractor and each of its Substantial Subcontractors and Substantial Vendors supply Owner with a certificate, in substantially the same form as Exhibit J attached hereto, stating that all amounts due to Contractor and its Subcontractors and Vendors have been paid. Contractor shall obtain such certificates simultaneously with the payment to a Substantial Subcontractor or Substantial Vendor and submit the same upon request of Lender.

          7.7.3 Contractor hereby subordinates any Liens or security interests to which it may be entitled by law or under the provisions of this Contract to any Lien or security interest granted in favor of Lender. In addition, Contractor shall submit proof satisfactory to Owner that it has included in each subcontract entered into by it with a Substantial Subcontractor a requirement that any Lien or security interest to which such Substantial Subcontractor may be entitled thereunder or by law shall be subordinate and inferior to any Lien and security interest granted in favor of Lender.

          7.7.4 A "Substantial Subcontractor" is a subcontractor, materialman or supplier, whose initial contract or contracts (in the aggregate) with Contractor call for a payment or payments by Contractor totaling at least $250,000. A "Substantial Vendor" is a Vendor whose initial contract or purchase orders (in the aggregate) with Contractor calls for a payment by Contractor of at least $250,000.

           7.7.5 In the event of Owner's default under this Contract, Lender shall have the right within not more than one hundred eighty (180) days to cure Owner's default and, in such event, Contractor's duties and obligations under this Contract shall be unaffected. Contractor further agrees to perform its obligations under this Contract for the benefit of Lender in the event of Owner's default under this Contract or under the Construction Loan Agreement, provided that Lender (or its assignee) shall have cured all defaults of Owner's obligations under this Contract which Lender is reasonably capable of curing and shall have paid all amounts then due, including costs to cure.

           7.7.6 Contractor shall promptly execute any additional documentation as may be mutually agreed upon in form and substance, reasonably requested by Lender, including, but not limited to, documents evidencing Contractor's consent to assignment of this Contract as security to Lender or otherwise upon the occurrence of events specified in such documents and any reasonable modifications to this Contract.


                            ARTICLE 8
                     TITLE AND RISK OF LOSS

      8.1 Clear Title. Unless and to the extent earlier elected by Owner following payment thereof under Article 7 or otherwise under this Contract, Contractor warrants and guarantees that legal title to and the ownership of the Work (including all Design Documents, As-Built Drawings, specifications and operations and maintenance manuals and spare parts required by Owner in connection with the operation and maintenance of the Facility) shall pass to Owner, free and clear of any and all Liens at the Commercial Operation Date, except for those Liens that may be created by the actions of Owner.

      8.2 Risk of Loss. From initial mobilization by Contractor under this Contract to the Commercial Operation Date, Contractor shall assume the risk of loss for the Facility including: (a) any Equipment (whether on the Facility Site or in storage off Facility Site), (b) any other Work completed at such site, and (c) any Work in progress. All
 Equipment in storage but not yet incorporated into the Facility shall be stored in secured areas. Contractor shall bear the responsibility of preserving, safeguarding, and maintaining such Equipment and any such other completed Work. Except to the extent covered by Builders Risk Insurance pursuant to Article 4.8 hereof, if any loss, damage, theft or destruction occurs at the Facility Site prior to the Commercial Operation Date for which Contractor so assumed the risk of loss, Contractor shall, at its cost, promptly repair or replace the property subject thereto.

                            ARTICLE 9
                            INSURANCE

     9.1 Contractor's Insurance. Prior to commencing any construction pursuant to this Contract and continuing until
Owner has issued Final Acceptance Date, Contractor shall maintain in force insurance policies providing insurance coverage including (i) Worker's Compensation (or equivalent) that complies with the Laws of the People's Republic of China,
(ii) General Liability Insurance covering property damages of all property owned by Contractor and personal injury subject to the approval of Owner and Lender, and (iii) automobile Liability including coverage for all owned, leased. or non-owned licensed automobile Equipment.

     9.2  General Terms.  Each insurance policy required by this
Article 9, except the Worker's Compensation coverage, shall be in a form reasonably satisfactory to Owner and Lender.

     9.3 Other Specific Terms. Contractor shall request the issuers of the Comprehensive General Liability Insurance to amend such insurance policy required by this Article 9 to (i) include Owner, Lender and the Utility, their directors, officers and employees as additional insureds, (ii) include a waiver of all rights of subrogation against the Utility, Lender and Owner, their directors, officers and employees, (iii) provide that complete copies of all inspection or other reports required or performed for the insurer shall be provided to Owner within thirty (30) Days of delivery to Contractor, and
(iv) provide that Owner, Lender and the Utility must be given at least thirty (30) Days prior written notice of cancellation. Contractor shall request all insurers under this Article 9 to provide Owner, Lender and the Utility with certificates of insurance evidencing the policies and endorsements upon the earlier of the initial mobilization as contemplated in Article
5.1 or the Financial Closing (unless, Owner consents to a later date) and on each issuance anniversary while such insurance is in effect.

     9.4 Property Insurance Loss Adjustment. Any insured loss shall be adjusted with Contractor and any payment made by any insurance carrier concerning an insured loss to property shall be paid to the party entitled thereto.

     9.5 Waiver of Subrogation. All policies of Subcontractors shall include a waiver of any right of subrogation of the insurers thereunder against Owner, Lender, Institute, the Utility and Contractor, and any right of the insurers to any set-off or counterclaim, offset or any other deduction, whether by attachment or otherwise, in respect of any liability or any such person insured under such policy.

     9.6 Nonwaiver. Failure of Contractor to comply with the foregoing insurance requirements shall in no manner waive its respective obligations or liabilities under this Contract or the rights of Owner under this Contract against Contractor.

     9.7 Right to Insure. Should Contractor fail to provide or maintain any of the insurance coverage required under this
Article 9, Owner shall have the right to provide or maintain such coverage at Contractor's expense, either by direct charge or set off.

     9.8 No Liability Limit. Nothing in this Article 9 shall be deemed to limit Contractor's liability under this Contract to the insurance coverages required by this Article 9.



                           ARTICLE 10
             PERFORMANCE TESTS AND FINAL ACCEPTANCE

     10.1 Notice. Contractor shall provide Owner with at least forty-five (45) Days advance notice of the initial testing of each Unit of the Plant that involves delivering energy to the Utility or the Thermal Users. Contractor shall deliver another notice within five (5) Business Days prior to the actual commencement of Performance Tests. Contractor shall provide Owner, Utility and Lender with at least forty-five (45) Days written notice prior to the start of the Performance Tests and the commencement of any other test performed by or on behalf of Contractor pursuant to this Contract, or as required by the Power Purchase Agreement, Owner, the Utility and Lender shall leave the option to witness any such tests. All test procedures and initial start-up procedures conducted by Contractor shall be in accordance with the Design Criteria, this Contract, the Power Purchase Agreement, applicable thermal energy supply contracts, applicable manufacturers' instructions and warranty requirements, generally recognized and accepted engineering principles and practices, Applicable Laws and
Applicable Permissions, and any and all applicable rules and procedures described herein and as otherwise Creed to by Owner, Lender and Contractor.

     10.2 Performance Tests. All Performance Tests shall be performed In accordance with the requirements set forth In the Scope of Work.

     10.3 Performance Test Procedures. The Contractor will be required to provide to the Owner and Lender, for review and acceptance, a detailed Performance Test Procedure which will include but not be limited to (i) description of the test procedures; (ii) list of all data to be collected; (iii) instrumentation and location for taking all data points; (iv) correction curves; (v) instrument and test accuracies; and (vi) sample calculations. The draft performance test procedure shall be submitted for review at least one hundred and eighty (180) Days before the expected test date. Performance Tests shall not start until the Owner and Lender have accepted the test procedure and agreed to the sample calculation. Comments shall be provided by Owner within ten (10) working Days. If no comments are received within the ten (10) Day period, approval by Owner shall be presumed.

     10.4 Failed Performance Tests. If either Unit or the Plant fails, as determined by the performance requirements in the Scope of Work (Exhibit B) and Article 13 of this Contract, any part of its original Performance Tests, Contractor shall take appropriate corrective action and the failed or incompleted
Performance Tests shall then be performed again. If Unit 1 fails any part of the retest, the Contractor shall take appropriate action and the Performance Tests shall be repeated. If the Plant fails any part of the retest, Contractor shall take appropriate corrective action and the Performance Tests shall be repeated, unless Contractor pays required liquidated damages hereunder relating thereto; provided, however, that on and after first anniversary of the Guaranteed Commercial Operation Date, no further Performance Tests shall be allowed and Liquidated Damages, based on most recent Performance Tests, shad be paid.

     10.5  Notice  of  Commercial Operation of  Unit  1.   Once
Contractor has completed (i) the Performance Testing for Unit 1, (ii) has performed all of the requirements in accordance with Article 10.2 hereof, (iii) and Unit 1 is capable of being operated safely in accordance with this Contract and the Power Purchase Agreement, the Contractor shall submit to Owner a written notice for Unit 1 so stating and specifying the date that Commercial Operation for Unit 1 was achieved. The Performance Tests Reports shall be made a part of, and be submitted with, such notices for Unit 1.

     10.6 Notice of Commercial Operation of the Plant. Once Contractor (1) has completed the Performance Testing for the Plant, and (ii) performed all of the requirements in accordance with Article 10.2 hereof, and the Plant is capable of being operated safely in accordance with this Contract and the Power Purchase Agreement, the Contractor shall submit to Owner a written notice for the Plant so stating and specifying the date that Commercial Operation for the Plant was achieved. The Performance Tests Reports shall be made a part of, and be submitted with, such notices for the Plant.

     10.7 Owner's Acceptance of Commercial Operation. Within fifteen (15) Business Days following receipt by Owner of such notice of Commercial Operation for Unit 1 or for the Plant, Owner shall notify Contractor in writing whether Contractor has fulfilled the requirements of this Contract sufficient to successfully achieve such Commercial Operation. If Owner determines that Contractor has not fulfilled the requirements for Commercial Operation, Owner shall so notify Contractor, specifying in reasonable detail the manner in which the requirements for Commercial Operation had not been met. With regard to the Plant, Contractor shall promptly act to correct such deficiencies so as to achieve Commercial Operation by the Guaranteed Commercial Operation Date. In addition, if Contractor fails to achieve such Commercial Operation by the Guaranteed Commercial Operation Date, Contractor shall be liable for the damages payable pursuant to Article 13 hereof. Following any such remedial action, Contractor may deliver to Owner a new Commercial Operation notice (including the forty-five (45) Day notice) conforming to the requirements of this
Article 10, and the provisions of this Article 10.7 shall apply with respect to such new Commercial Operation notice in the same manner as they applied with respect to the original Commercial Operation notice. The foregoing procedure shall be repeated as often as necessary until Owner no longer rejects Contractor's Commercial Operation notice and provides its own notice to Contractor that the Commercial Operation Date has occurred.

     10.8 Notice of Final Acceptance. Once Contractor has completed all of the requirements for Final Acceptance, Contractor shall submit a proposed Final Acceptance Certificate to Owner. A team consisting of representatives of Owner, Lender and Contractor shall as soon as practicable make a final inspection of the Facility and determine whether the Facility meets all requirements of this Contract. Within fifteen (15) Business Days following such final inspection, Owner, with the consent of Lender, shall notify Contractor in writing whether Contractor has fulfilled the requirements of this Contract to reach Final Acceptance. If Owner determines in good faith that, notwithstanding Contractor's delivery of the Final Acceptance Certificate, the Facility has not fulfilled the requirements for Final Acceptance for the Facility, then Owner shall deliver its written notice to such effect to Contractor describing in reasonable detail the deficiencies noted and corrective action recommended, including projected target dates for the completion of such incomplete or remedial Work, but in no event later than six (6) months from the Commercial Operation Date and, in the case of freeze protection, it shall be completed by November 1, 1998. Contractor shall promptly act to correct any such deficiencies. The procedure set forth in this Article 10 shall be repeated as necessary until Owner accepts the Final Acceptance Certificate and provides its own notice to Contractor that the Final Acceptance Date has occurred. If Contractor has not completed the requirements for Final Acceptance within six (6) months after the Commercial Operation Date Owner may, upon notice to Contractor, complete any remaining Punch-List Items and charge (or deduct from Retainage and/or Contractor's Letter of Credit) all expenses incurred by Owner to complete such items.

                           ARTICLE 11
                    WARRANTIES AND GUARANTEES

     11.1  Materials and Workmanship.

           11.1.1 Contractor warrants to Owner that all Equipment and other items furnished under this Contract by Contractor (either directly or indirectly) shall be new and of good quality, shall be free from improper workmanship and defective materials, and shall conform to the Design Criteria set forth in the Scope of Work. Contractor agrees, as soon as reasonably possible after receipt of notice from Owner specifying any defects or deficiencies with respect to the Facility, promptly to correct or cause to be corrected, any Work performed under this Contract that, at any time for a period of one (1) year after the Final Acceptance Date proves to be improper or defective with regard to the Scope of Work in design, material or workmanship for the Facility. The warranty period for such repaired deficiencies or defects in the Facility shall extend for an additional one year period from the date of the repair. In addition, if any item of Equipment (or part thereof) or other specific item of the Work is repaired or replaced during the applicable warranty period, the warranty on such specific item (but not the Equipment, if any, of which such item is a part) shall extend for an additional one year from the completion of such repair or replacement. Contractor shall bear all costs and expenses associated with correcting any warranted Work, including, without limitation, necessary disassembly, transportation, reassembly and retesting, as well as reworking, repair or replacement of such Work, and disassembly and reassembly of adjacent Work when necessary to give access to improper, defective or non-conforming Work, together with all reasonable attorneys' fees, engineering fees, and other costs and expenses incurred by Owner in enforcing the provisions of this Article 11.

           11.1.2 If a particular item is repaired, replaced or renewed one time and becomes defective again during the applicable warranty period, then Contractor agrees that unless Contractor can demonstrate to Owner's reasonable satisfaction that there is not an unreasonable risk of the reoccurrence of such problem, Contractor will undertake a technical analysis of the problem and clear the "root cause" to Owner's reasonable satisfaction.

     11.2 Engineering and Design. Contractor guarantees that it shall perform or have performed all of the construction surveying, engineering and design services as of the Final
Acceptance Date, with respect to the Facility in accordance with sound engineering practice, Design Documents and
Construction Drawings, plans and specifications for the Facility (including the as-built Drawings provided under
Article  3.18  hereof),  and that, when complete,  the  Facility will be free of all defects and deficiencies and will be operational in compliance with this Contract, the Power Purchase Agreement, the Scope of Work, Applicable Permissions and all Applicable Laws in effect as of the Final Acceptance
Date. Contractor warrants that, as of the Final Acceptance Date, no design or other service provided under this Contract shall infringe on any patent or constitute a misappropriation of any trade secret. Except to the extent any Change in Law results in a change in the Scope of Work and is payable by Owner pursuant to Article 7, Contractor shall at its own expense promptly correct any errors and omissions and resulting deficiencies in the Facility as soon as reasonably possible
after   receipt   of   notice   from   Owner   specifying   such
deficiencies.

     11.3 Vendors and Subcontractors. Except as otherwise provided herein, Contractor shall, for the protection of
Contractor and Owner, obtain from the Vendors and Subcontractors such guarantees and warranties with respect to Work performed and Equipment used and installed under this Contract as are reasonably obtainable, which guarantees and warranties shall equal or exceed those named in Article 11.1 or
Article 11.2 above and shall be made available and assignable to Owner to the full extent of the terms thereof. Such guarantees and warranties shall extend for a period of at least one year after the Commercial Operation Date. In addition, if more complete warranty or guarantee protection is available than as set forth above with respect to the turbine generator or any other principal Equipment, Contractor shall notify Owner of the availability of such additional protection and of the cost thereof, and Owner shall have the right to require
Contractor to secure such additional warranty or guarantee protection pursuant to a Change Order issued in accordance with the provisions of Article 6 above. Upon the earlier of the Final Acceptance Date or termination of this Contract, Contractor shall deliver to Owner copies of all relevant contracts providing for the guarantees and warranties.

     11.4 Assignment of Warranties. Contractor shall provide Owner with, and hereby assigns to Owner effective at the expiration of the warranty provided by Contractor (or at such earlier date as Owner may request), all warranties and/or guaranties relating to the Work or the Equipment that Contractor receives from any and all of the Vendors and Subcontractors.

      11.5 Limitations. The express warranties and guarantees contained herein shall be subject to the following terms and conditions:

          11.5.1 The term "defective" or "deficient" shall not be construed to include damage caused exclusively by Owner's misuse, negligence or failure to follow (i) generally accepted and approved industry practices in the operation and maintenance of the Facility, (ii) Contractor's written operating and maintenance instructions accepted by Owner.

          11.5.2   Owner's   remedies  with  respect   to   such
warranties and guarantees shall be limited to those expressly set forth In this Article 11.

          11.5.3 Repair, adjustment, modifications or replacement provided herein and reimbursement to Owner for costs, charges and expense incurred (but not revenue lost) due to the occurrence of a warranty claim event and, when applicable, the supply of corrected technical information and recommendations shall constitute fulfillment of all warranty liabilities of Contractor to Owner under this Article 11 for the Facility, whether based on contract or negligence of any kind, strict liability or tort on the part of Contractor or of its suppliers, engineers, or Subcontractors of any tier or otherwise.

          11.5.4. In the event, unless mutually agreed to the contrary, Owner observes a defective occurrence in relation to any Equipment, which Owner believes is covered by the Warranty set forth in this Article 11, Owner shall promptly, and within the Warranty period set forth herein, notify Contractor of the occurrence believed to be defective in order that Contractor, or its representative may have an opportunity to observe, as provided above, test and examine the Equipment or part of such Equipment believed to be defective. Contractor or its representative shall, upon confirming the defect cause the repair, allotment, modification or replacement which Contractor, or its representative believe is required, provided, however, upon receiving such notice, if Contractor and Owner mutually agree to the amount of the total costs of such necessary repair, adjustment, modification or replacement, including Owner's costs, charges and expenses attributed thereto as identified above, Contractor may, on Owner's request, immediately consent to Owner making such repairs, adjustments, modification or replacement at Contractor's expense.

          11.5.5 In the event of any emergency and, in the reasonable judgment of Owner, the delay that would result from giving formal notice to Contractor would cause serious loss or damage which could be prevented or mitigated by immediate action, any action including correction of defects and deficiencies may be done by Owner or a third party chosen by Owner, without giving prior notice to Contractor, and the cost of correction shall be paid by Contractor in the case of a defect or deficiency. In the event such action is taken by Owner, Contractor shall be promptly notified, and shall assist whenever and wherever possible in making the necessary correction.

          11.5.6 In the event that it is necessary (in order to fulfill Contractor's warranty obligations under Article 11 or otherwise) to dismantle piping, ducts, machinery, Equipment or other Work furnished or performed by Contractor in order to obtain access to the Work, to correct a defect or deficiency, the cost of all such dismantling and reassembly will be borne by Contractor.

          11.5.7 THE EXPRESS WARRANTIES OF CONTRACTOR SET FORTH IN THIS CONTRACT, AND THE REMEDIES OF OWNER FOR BREACH THEREOF, INCLUDING, WITHOUT LIMITATION, THOSE EXPRESS WARRANTIES SET FORTH IN THE EXHIBITS HERETO, ARE EXCLUSIVE AND ARE GIVEN BY CONTRACTOR AND ACCEPTED BY OWNER IN LIEU OF ANY AND ALL IMPLIED WARRANTIES.

      11.6 Remedies of Owner for Breach of Warranties. If Contractor fails to diligently commence, continue or complete the making good of such materials or workmanship in a manner fulfilling its obligations under Articles 11.1, 11.2, 11.3, and
 11.4 hereof within a reasonable period of time after written request of Owner to perform such obligations, then Owner may correct such defective workmanship in accordance with this Contract, and Contractor shall be liable (either by direct charge or set-off) for all reasonable costs, charges, and expenses incurred by Owner in connection with such repair or replacement and shall within fifteen (l5) Days after request therefor pay to Owner an amount equal to such costs, charges, and expenses, upon receipt of invoices certified by Owner, and each Day thereafter as such amounts accrue from the due date, interest shall accrue thereon at two percent (2%) per annum above the Reference Rate, until paid.


                           ARTICLE 12
                      COMPLETION GUARANTEE

      12.1 Guarantee of Timely Commercial Operation. Contractor hereby guarantees that Commercial Operation shall occur not later than the Guaranteed Commercial Operation Date. In the event that Commercial Operation shall not occur by the Guaranteed Commercial Operation Date, Owner may exercise all remedies provided it under this Article 12.

     12.2 Delay in Commercial Operation.

          12.2.1 Delay in Commercial Operation Caused by Contractor. Owner and Contractor acknowledge and agree that any failure to achieve Commercial Operation by the Guaranteed Commercial Operation Date will directly cause substantial damage to Owner, which damage cannot be ascertained with reasonable certainty. The damage Owner would suffer would include, but not be limited to, increased construction loan interest costs and lost revenues. Accordingly, if Contractor shall fail to achieve Commercial Operation by the Guaranteed Commercial Operation Date, it shall pay, as liquidated damages, commencing with September 1, 1998, subject to the extensions provided for in the definition of "Guaranteed Commercial Operation Date" herein above and, subject to extension as may be provided for by Change Order, the sum of (i) $50,000 per Day for each subsequent Day that Commercial Operation is delayed after the Guaranteed Commercial Operation Date. In no event shall liquidated damages payable pursuant to this Article
12.2.1 exceed Eighteen Million Dollars ($18,000,000).

         12.2.2 Delay in Commercial Operation Caused By Other Parties. Owner and Contractor acknowledge and agree that if any delays are caused solely by Owner which results in the failure to achieve Commercial Operation by the Guaranteed Commercial Operation Date, Owner shall pay to Contractor the actual bank fees charged by the Acceptable Guarantor to keep the Bank Guarantee, as defined in Article 3.30, in full force and effect from the period between (i) Owner's receipt of Contractor's Notice of Commercial Operation Date of the Plant and (ii) the release of the Bank Guarantee (hereafter referred to as the "Bank Fees"). In the event that delays are caused by third parties not associated with either Owner or Contractor, or by a Force Majeure Event which results in the failure to achieve Commercial Operation by the Guaranteed Commercial Operation Date, Owner and Contractor agree to share equally the Bank Fees.

      12.3 Possession of Facility Following Commercial Operation. Owner shall take possession of the Facility after achievement of Commercial Operation Date by Contractor. Contractor shall thereafter use its best efforts to minimize interference with Owner's operation of the Facility while completing the Work under this Contract. The Contractor shall not perform any additional Performance Tests after achievement of Commercial Operation Date. Damages and/or Bonuses due shall be based upon the last Performance Test completed prior to the Commercial Operation Date.

      12.4 Payment of Liquidated Damages. Liquidated damages, if any, under this Article 12 shall accrue on a daily basis for each Day of delay. Within thirty (30) Days after the end of each month during which such compensation accrues under this
Article 12, Owner shall provide Contractor with a statement of the amount of liquidated damages owed for such month. Contractor shall pay any liquidated damages pursuant to this
Article 12 within ten (10) Days after receipt of the statement referred to above in this Article 12.4. If Contractor fails to make payment within ten (10) Days, Contractor shall pay interest thereon at the Reference Rate plus two percent (2%) from the due date (that is, within ten Days after the notice referred to above) until paid. The total and cumulative liquidated damages payable under Articles 12.2, 13.2.1, 13.2.2, and 13.2.3 shall not exceed thirty-five percent (35%) of this Contract Price.

      12.5 Bonus for Early Completion. In the event that Commercial Operation occurs prior to the Guaranteed Commercial Operation Date, the Contractor shall be compensated Twelve Thousand and Five Hundred Dollars ($12,500) per day for every day between August 15, 1998 and August 31, 1998 that Commercial Operation is achieved. If Commercial Operation is achieved prior to August 15, 1998, the Contractor shall be compensated Twenty-Four Thousand and Nine Hundred Dollars ($24,900) per day for every day between August 1, 1998 and August 15, 1998 that Commercial Operation is achieved. No early completion bonus shall be paid for any early completion date prior to August 1, 1998.


                           ARTICLE 13
                 LIQUIDATED DAMAGES FOR FAILURE
                TO ACHIEVE GUARANTEED PERFORMANCE

      13.1 Guarantee. Contractor warrants and guarantees that, before the Commercial Operation Date (i) the Net Dependable Capacity of the Plant shall be, as corrected to Design Conditions, equal to, or greater than 102,000 kW, (ii) the heat rate of the Plant operating as corrected to summer Design Conditions shall be equal to, or less than 12,817 KJ/KWHR (LHV) ("Guaranteed Heat Rate"); (iii) the emission levels from the Plant operating at full load conditions on coal, of the quality and quantity specified, shall be equal to or less than, the emissions limitations (as demonstrated through the use of air quality sampling criteria and the techniques referenced therein) of the Applicable Permissions and Applicable Laws as more fully described in Chapter 7 of the Feasibility Study and
Article 3.0 of the Scope of Work ("Guaranteed Maximum Plant Emission Level"); and (iv) the noise level at the Facility shall not exceed that required by Applicable Permissions and Applicable Law under all normal operating conditions and in any case at levels established in accordance with Article 3.0 of the Scope of Work (the "Guaranteed Maximum Noise Level"). Items (I) through (iv) of this paragraph constitute the "Guaranteed Performance Levels."

           13.1.1 Contractor's compliance with the guarantees set forth in Article 13.1 or the degree of its failure to comply with any such guarantee, shall be determined on the basis of the Performance Tests in Article 10 and the results of such tests shall be conclusive for such purpose.

       13.2 Liquidated Damages. If, as of the Guaranteed Commercial Operation Date, the Performance Tests have not been successfully completed such that the actual Net Dependable
Capacity, heat rate and the emission levels of the Plant (as corrected to Design Conditions) meet the Guaranteed Performance Levels, Contractor shall be able to declare commercial Operation not withstanding its failure to achieve the Guaranteed Performance Levels, provided all other requirements for Commercial Operation are met, by electing to make liquidated damage payments in accordance with Articles 13.2.1, 13.2.2, and
13.2.3. The parties have agreed that Owner's actual damages, in the event of a failure to achieve the Guaranteed Performance Levels, would be extremely difficult or impractical to determine.

            13.2.1  Penalty  for Deficiency  in  Net  Dependable
Capacity. If the Plant Acceptance Tests demonstrate that the Net Dependable Capacity is less than the Guaranteed Net Dependable Capacity, Contractor shall pay Owner or an amount of Seven Hundred Dollars ($700)/kW below 102,000 kW Net Dependable Capacity as corrected to summer Design Conditions.

            13.2.2 Liquidated Damages for Failure to Meet Heat Rate Guarantee. If the Plant Acceptance Test demonstrates that the Heat Rate, at summer Design Conditions, is greater than one hundred and one percent (101%) of the Guaranteed Heat Rate, Contractor shall pay to Owner the applicable liquidated damages of Five Thousand Dollars ($5,000) for each KJ/kWh in excess of the Net Heat Rate Guarantee.

             13.2.3 Liquidated Damages for Failure to Meet Emissions Guarantee. Contractor and Owner agree that the Plant must only be operated in compliance within the Guaranteed Maximum Facility Emission Levels, Applicable Law and Applicable Permissions. If, at summer Design Conditions, the Plant cannot be operated with an output of 102,000 net kilowatts and with emissions limitations of less than the Guaranteed Maximum Facility Emission Levels, then Contractor shall pay Owner at Seven Hundred Dollars ($700)/kW shortfall necessitated by operating the Plant at a reduced electrical output such that it is in compliance with such emissions limitations.

     13.3 Net Dependable Capacity Bonus. If Contractor achieves a Guaranteed Net Dependable Capacity (as corrected to Design Conditions as contemplated in Article 13.1) in excess of the Guaranteed Net Dependable Capacity as such Guaranteed Net Dependable Capacity is determined by the last Plant Acceptance Test, then in such event, a bonus shall be owing to Contractor from Owner in an amount that is the aggregate of Five Hundred Fifty Dollars ($550) per kilowatt by which such Net Dependable Capacity exceeds the Guaranteed Net Dependable Capacity provided, however, that such Net Dependable Capacity bonus shall not exceed One Million Dollars ($1,000,000). Such bonus shall be paid within thirty (30) Days after the Final Acceptance Date.

     13.4 Net Heat Rate Bonus. If Contractor achieves a Net Heat Rate (as corrected to Design Conditions as contemplated in Article
13.1) that is less than the Net Heat Rate Guarantee (as such Net
Heat  Rate  is determined measured by the last Plant  Acceptance
Test), then in such event, a bonus shall be owning to Contractor from Owner in an amount that is the aggregate of One Thousand One Hundred and Sixty-Five Dollars ($1,165) per KJ per kilowatt hour by which such Net Heat Rate is less than ninety-nine percent
(99%) of the Net Heat Rate Guarantee provided, however, that such Net Heat Rate bonus shall not exceed One Million Dollars ($1,000,000). Such bonus shall be paid within thirty (30) days after Final Acceptance Date.

     13.5 Payment of Liquidated Damages. Contractor shall pay any liquidated damages pursuant to this Article 13 within fifteen
(15) Days after the date on which such damages are due and payable, together with interest thereon at the Reference Rate plus two percent (2%) from the due date until paid. The total and cumulative liquidated damages payable under Articles 12.2, 13.2.1, 13.2.2, and 13.2.3 shall not exceed thirty-five percent (35%) of this contract Price.

                           ARTICLE 14
           CONTRACTOR'S REPRESENTATIONS AND WARRANTIES


     14.1 Representations and Warranties. Contractor represents and warrants that:

          14.1.1 Corporate Standing and Authorization. It is a corporation duly organized, validly existing, and in good standing under the laws of the People's Republic of China; and the execution, delivery and performance of this Contract have been duly authorized by all requisite corporate action and will not violate any provision of any governmental rule, regulation,
or   ordinance,  its  charter  or  by-laws,  or  any  indenture, agreement, or instrument to which it is a party or by which it or its property may be bound or effected.

          14.1.2 No Violation of Law. Contractor is not in violation of any Applicable Law which violations, individually or in the aggregate, would affect its performance of its obligations under this Contract.

          14.1.3 Licenses. Contractor is the holder of all central, provincial and local and other governmental consents, licenses, permissions, and other authorizations and Applicable Permissions required to operate and conducts its business now and as contemplated by this Contract.

          14.1.4 Litigation. Except as otherwise disclosed to both Owner and Lender, Contractor is not a party to any legal, administrative, arbitral, investigatorial (to the best of its knowledge), or other proceeding or controversy pending, or the best of its knowledge, threatened, that could adversely affect its ability to perform under this contract.

          14.1.5 Qualifications. It has (a) examined this Contract, together with all Exhibits attached hereto, thoroughly, and become familiar with all their respective terms and provisions;
(b) by itself and through its Subcontractors and vendors, the full experience and proper qualifications to perform the Work and to construct the Facility in accordance with the Scope of Work and Drawings and Design Document therefor; (c) visited and examined the Facility Site and is fully familiar with such site and based on such visit and examination has no reason to believe that Contractor will be unable to complete the Work in accordance with this Contract; and (d) to the best of its knowledge, reviewed all other documents and information necessary and available to Contractor in order to ascertain the nature, location and Scope of the Work, the character and accessibility of the Facility Site, the existence of obstacles to construction, the availability of facilities and utilities, the location and character of existing or adjacent Work or structures.

          14.1.6 Waiver of Liens. Contractor will, subject to Applicable Laws to the extent payment for work is received, unconditionally waive and release any and all partial Liens, claims or rights that it or its Subcontractors have or may have against Owner or the Facility on account of Work performed and paid for pursuant to this Contract. Subject to requirements under local law, before any Subcontractor performs Work pursuant to this Contract, Contractor shall obtain the consent of each
such  Subcontractor to such waiver of partial Lien  rights.   In
lieu thereof and as approved by Owner, Contractor may furnish such other form of assurance (such as, a bond issued by a bonding company acceptable of Owner) indemnifying Owner against any such partial Lien or claim, which bond shall remain in full force and effect until any such partial Lien or claim is discharged of record or otherwise satisfied.

          14.1.7 Access Rights. Access rights granted to Contractor to the Facility Site are adequate for the performance of the Work and operation of the Facility.

                           ARTICLE 15
                     DEFAULT AND TERMINATION

     15.1 Default by Contractor.

           15.1.1 Termination for Contractor's Inability to Perform. If (i) Contractor consents to the appointment of or taking possession by, a receiver, a trustee, custodian, or liquidator of itself or of a substantial part of its property, or fails or admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors; (ii) Contractor files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against it in any such proceeding or seeks relief by voluntary petition, answer or consent, under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization, or winding up of corporations, or providing for an agreement, composition, extension, or adjustment with its creditors; (iii) a substantial part of Contractor's property is subject to the appointment of a receiver, trustee, liquidator, or custodian by court order and such order shall remain in effect for more than thirty (30) Days; or (iv) Contractor is adjudged bankrupt or insolvent, has any property sequestered by court order and such order shall remain in effect for more than thirty (30) Days, or has filed against it a petition under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall not be dismissed within thirty
(30) Days of such filing; then Owner may request assurances satisfactory to Owner of Contractor's future performance in accordance with the terms and conditions of this Contract, including strict compliance with the Construction Schedule. If Contractor fails to provide such assurances within ten (10) Days of a request therefor, Owner may without prejudice to any other of its rights or remedies under this Contract, terminate Contractor's employment and his Contract.

             15.1.2 Termination for Contractor's Failure to Perform. If Contractor refuses or fails except in cases for which extension of time is provided by Owner, to perform in accordance with this Contract including, but not limited to, under Article 5.2.3 (relating to achieving milestones in the applicable Critical Dates) or as a result of a breach of any of any other of Contractor's covenants, agreements, representations and warranties, then, if Contractor fails to correct such condition within fifteen (15) Days after written notice of such condition from Owner, or if not capable of being corrected within such fifteen (15) Day period, to commence to correct such condition within such fifteen (15) Days after receipt of notice of such condition from Owner and to thereafter diligently prosecute such corrective action to completion (in a time period not to exceed ninety (90) Days) in a manner satisfactory to Owner in its sole discretion, Owner may, at its option, without prejudice to any other right or remedy under this Contract, terminate Contractor's employment and this Contract.

             15.1.3  Termination  for  Insufficiencies  in  Bank
Guarantee

                    (a)  If Contractor fails to secure the Bank Guarantee
for Liquidated Damages, as required pursuant to Article 3.30  above, at the time of Project Funding, Owner may provide Contractor with written notice of intent to terminate and if Contractor fails to secure  such  Bank  Guarantee within ten (10)  Days  of  written notice, Owner may, at its sole option, without prejudice to  any
other   rights  or  remedies  under  this  Contract,   terminate
Contractor's employment and this Contract.

                    (b) If, at any time, between the date of completion of the Bank Guarantee for Liquidation Damages and the expiration date set forth in the Bank Guarantee, the Bank Guarantee is canceled, not renewed, terminated, or in any way is not in full force and effect, Owner may, at its sole option, upon written notice to Contractor without prejudice to any other rights or remedies under this Contract, terminate Contractor's employment and this Contract, or, in the alternative, may, upon written notice to Contractor suspend all payments under this Contract until the Bank Guarantee is replaced or renewed in a manner satisfactory to Owner and Lender.

           15.1.4 Owner's Rights. In the event that Owner elects to terminate Contractor's employment pursuant to Article 15.1.1, 15.1.2, or 15.1.3 hereof, Contractor shall provide Owner with the right to continue to use any and all patented and/or proprietary information Owner deems necessary to complete the Facility. Furthermore, Owner shall have the right to take possession and use without compensation all of Contractor's Equipment located at the Facility Site on the date of such termination for the purpose of completing the Work and may employ any other person, firm or corporation to finish the Work by whatever method that Owner may deem  expedient.  Owner may make such expenditures as in Owner's sole judgment will best accomplish the timely completion of the Facility without limitation under the provisions of Article 13 or
otherwise.   Contractor  shall not be entitled  to  receive  any
further payments under this Contract except for payments for Work performed prior to such termination, but such payment shall only be made after completion of the Facility and to the extent that the cost to complete does not exceed the Contract Price. However, Contractor shall nonetheless continue to be bound by such provisions of this Contract that survive such date.

           15.1.5 General Obligations. If Owner elects to terminate Contractor's employment pursuant to Article 15.1.1, 15.1.2, or
15.1.3 hereof, Contractor shall, at Owner's request and at Contractor's expense, perform the services relative to the Work so affected including (i) assist Owner in preparing an inventory of all Equipment in use or in storage at the Facility Site; (ii) assign to Owner or its nominee all subcontracts and warranties and other contractual agreements as may be designated by Owner, which assignment shall occur automatically upon notice from Owner to Contractor; provided, however, that Contractor shall execute such documents as may be reasonably requested by Owner to evidence such assignment; and (iii) remove from the Facility Site all such Equipment and rubbish and Hazardous Materials as Owner may request.

           15.1.6 Termination Payment Obligations. If Owner terminates Contractor's employment pursuant to Article 15.1.1, 15.1.2, or 15.1.3 hereof, as soon as practicable after the Final Acceptance Date (as if Contractor were still employed under this Contract), Owner shall determine the total expense reasonably incurred and accrued in completing the Work, including, without limitation, additional overhead and legal and other professional expenses incurred and accrued by Owner to effect such takeover and to complete the Work. Contractor shall be liable for, and shall pay to Owner, the amount by which the actual cost of the Work plus Owner's expenses exceed the Contract Price, within ten (10) Days following receipt of Owner's demand for such payment. Contractor shall pay interest at the Reference Rate plus two percent (2%) on any such amount which is not paid within ten (10) Days following such demand, until such amount is paid in full.

           15.1.7 Indemnification. If any event or condition specified in Article 15.1.1 or, due to Contractor's acts or omissions specified in Article 15.1.2, occurs, Contractor agrees to indemnify and hold Owner harmless from any and all claims, obligations and liabilities, including judgments, expenses, costs, fines, and/or penalties of whatever nature arising from or related to any such event or condition, except to the extent resulting from Owner's negligence or willful misconduct.

     15.2 Suspension or Termination for Convenience

            15.2.1 Suspension for Owner's Convenience. Owner may, by notice in writing to Contractor, suspend at any time the performance of all or any portion of Work or terminate this Contract. Upon receipt of such notice, Contractor shall, unless the notice requires otherwise: (i) immediately discontinue the Work on the date and to the extent specified in the notice; (ii) place no further orders or subcontracts for material, services or facilities with respect to suspended Work other than to the extent required in the notice; (iii) promptly make every reasonable effort with the concurrence of Owner to obtain suspension with terms satisfactory to Owner of all orders, subcontracts, and rental agreements to the extent they relate to performance of suspended Work; (iv) continue to protect and maintain the Work performed, including those portions on which Work has been suspended; and (v) take any other reasonable steps to minimize costs associated with such suspension or termination. As full compensation for any suspension under this
Article 15.3, Contractor will be reimbursed by Owner for the following costs, reasonably incurred, without duplication of any item, to the extent that such costs directly result from such suspension of the Work and do not reflect reimbursement for Contractor's, Vendors' or Subcontractors' anticipated profit from other Work: (i) a standby charge, sufficient to compensate Contractor for keeping, to the extent required in the suspension notice, its organization and Equipment committed to the Work on a standby basis; (ii) all reasonable costs associated with mobilization and demobilization of Contractor's facility, forces, and Equipment; and (iii) an equitable amount to reimburse Contractor for the cost of maintaining and protecting that portion of Work upon which Performance has been suspended. Upon delivery of notice by Owner to Contractor to resume suspended Work (or reinstating this Contract), Contractor shall immediately resume performance under this Contract to the extent required in the notice. If contractor intends to assert a claim for equitable adjustment under this clause, it must, within twenty (20) Business Days after receipt of notice to resume Work, submit to Owner a written statement setting forth the schedule impact and monetary extent of such claim in sufficient detail to permission thorough analysis and adjustment pursuant to Article 6. Contractor shall permit access by Owner to pertinent records for purposes of documenting such claims. In the event that Owner suspends the performance of any portion of the Work pursuant to Article 15.3 hereof, the Guaranteed Commercial Operation Date shall be extended for the number of Days' delay caused by the suspension. No adjustment shall be made for any suspension to the extent that performance would have been suspended, delayed or interrupted by Contractor for noncompliance with the requirements of this Contract. Suspension of the Work under this Contract may be accomplished only by the written notice described in this Article 15.2.

            15.2.2  Termination for Owner's Convenience.   Owner
may terminate this Contract at any time for its convenience. This Contract may be terminated under this Article 15.2.2 by giving Contractor written notice of termination. Upon receiving any such notice of termination, Contractor shall stop performing the Work and shall cancel as quickly as possible all orders placed by it with subcontractors and suppliers and shall use all reasonable efforts to minimize cancellation charges. Contractor shall be entitled to receive a termination payment (the "Termination Payment") equal to the sum of (i) that portion of the Contract Price that is applicable to Work completed up to the date of termination that has not previously been paid to Contractor, (ii) the costs reasonably incurred by Contractor in withdrawing its equipment and personnel from the Job Site and in otherwise demobilizing, and (iii) the costs reasonably incurred by Contractor in terminating contracts with subcontractors and suppliers pertaining to the Work. Representatives of Owner and Contractor shall determine the Contract Price amount referred to in clause (i) above in accordance with the Progress Payment
Schedule in Exhibit F, and Contractor shall document the costs claimed under clauses (ii) and (iii) above to Owner's satisfaction and shall supply Owner copies of the subcontractor and supplier invoices covering amounts claimed under clause
(iii) above. Contractor shall submit an invoice to Owner for the Termination Payment with the supporting information and documents referred to above, and Owner shall pay such invoice within thirty (30) Days after its receipt of same unless it disputes certain elements thereof, in which event only the undisputed portion of the Termination Payment need be made within such thirty (30) Day period and the dispute over the remainder of the claimed Termination Payment may be submitted to arbitration pursuant to Article 17. Pursuant to this Article 15.2.2, within twenty (20) days after (1) payment of any and all liquidated damages, compensation or otherwise under Articles 12, 13, and 15, and (2) the resolution of any dispute or arbitration proceedings pursuant to Article 17, Owner shall return the Bank Guarantee to the issuing bank with instructions for cancellation.

     15.3 Termination by Contractor.

            15.3.1 If during the course of construction all or substantially all of the Facility is damaged or destroyed for any reason, other than as a result of Contractor's actions or failure to act, and Owner notifies Contractor that neither insurance proceeds nor any other adequate source of funds will be made available for the repair or restoration of such damage, then Contractor shall have the right to terminate this Contract upon twenty (20) Days prior written notice to Owner, but Contractor shall not be entitled to any payments for the cost of termination (e.g. demobilization costs and costs of cancellation of Contracts with Subcontractors or Vendors), and demobilization shall occur only in accordance with the instructions of Owner.

            15.3.2 Upon written notice to Owner, Contractor may terminate this Contract if initial Project Funding has not occurred by August 1, 1997.

            15.3.3 Termination for Owner's Failure to Pay. If Owner fails to make a payment pursuant to Article 7.3,
Contractor may, after thirty (30) days of giving notice to suspend Work according to Article 7.2.4, give written notice to Owner of its intent to terminate the Contract. Owner shall have thirty (30) days after receipt of such termination notice to make such late payment, otherwise, Contractor may terminate this Contract.

                           ARTICLE 16
                           INDEMNITIES

     16.1 Contractor's Indemnification. Contractor shall defend, indemnify and hold harmless Owner, the Utility, Institute, or
Lender,   their  respective  corporate  affiliates   and   their
respective employees, agents, partners, officers, and directors ("Indemnitees"), from and against all claims, damages, losses, liabilities, and expenses (including court costs and reasonable attorneys' fees) which directly or indirectly arise out of or result from any negligent act or negligent omission, during the performance of the Work or any curative action under any warranty
following  performance  of  the  Work,  of  Contractor  or   any
Subcontractor or Vendor or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable.

     16.2 Employee Claims. In any and all claims against an Indemnitee, by any employee of Contractor or any Subcontractor or by anyone directly or indirectly employed by any of them or
anyone   for  whose  acts  any  of  them  may  be  liable,   the
indemnification obligation stated above shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable by or for Contractor or any Subcontractor under the applicable workers' compensation act, disability acts or other employee benefit acts.

     16.3 Owner's Indemnification. Owner hereby agrees to indemnify, defend and hold harmless Contractor, its officers, directors, agents, servants and employees from any claims, suites, damages, and costs directly resulting from the negligence or willful misconduct by Owner which materially and adversely affects this Contract with the understanding that Owner shall be entitled to control and direct the defense of any such claim or litigation.

     16.4 Contractor Taxes. Contractor shall defend, indemnify and hold harmless Indemnitees from and against all claims by any governmental or taxing authority claiming taxes based on income of Contractor or any of its Subcontractors or Vendors or any of their respective agents or employees with respect to any payment for the Work made to or earned by Contractor or any of its Subcontractors or any of their respective agents or employees under this Contract.

     16.5 Proprietary Rights.

          16.5.1 Contractor shall defend, indemnify and hold harmless Indemnitees against all claims, damages, losses, liabilities, and expenses (including court costs and reasonable attorneys' fees) arising from any claim or legal action by a third party for unauthorized disclosure or use of any trade secrets, proprietary rights, or intellectual property rights, or of patent, copyright or trademark infringement arising from Contractor's performance
(or that of its Subcontractors or Vendors) under this Contract and/or asserted against an Indemnitee that either (a) concerns any of the Work or Equipment or other items provided by Contractor or any Subcontractor or Vendor under this Contract; or
(b) is based upon the performance of the Work by the Contractor or any Subcontractor or Vendor, including the use of any tools, implements or construction by Contractor or any Subcontractor or Vendor; or (c) is based upon the design or construction any item or Unit specified by Contractor under this Contract or the operation of any such item or Unit in accordance with directions provided by Contractor.

          16.5.2 If Owner is prevented from completing the Facility or any part thereof, or from the use, operation, or enjoyment of the Facility or any part thereof as a result of such claim or legal action or any litigation based on a claim for which Contractor is obligated to indemnify as set forth above, Contractor shall promptly arrange to have such prevention removed.

          16.5.3     Owner's acceptance of Contractor's engineering
designs,   Drawings  or  Design  Document  and/or   Contractor's
selections  of  Equipment  shall not  be  construed  to  relieve
Contractor of any obligation under this Article 16.

     16.6 Notice of Claim. An Indemnitee shall, within ten (10) Business Days of the receipt of notice of the commencement of any legal action or of any claims against such Indemnitee in respect of which indemnification will be sought, notify Contractor in writing thereof. Failure of the Indemnitee to give such notice will not reduce the liability of the other party providing such indemnity ("Indemnitor") unless and to the extent Indemnitor can demonstrate that it is precluded from defending such claim or litigation as a result of the failure of the Indemnitee to give such notice to Indemnitor. In any case, the failure to so notify shall not relieve Indemnitor from any liability that it may have to such Indemnitee otherwise than under the indemnity agreements contained in this Article 16. In case any such claim or legal action shall be made or brought against an Indemnitee and such Indemnitee shall notify Indemnitor thereof, Indemnitor may, or if so requested by such Indemnitee, shall assume the defense thereof, without any reservation of rights and after notice from Indemnitor to such Indemnitee of an election to assume the defense thereof and approval by the Indemnitee of such counsel, and Indemnitor will not be liable to such Indemnitee under this
Article  16 for any legal fees or expenses subsequently incurred
by  such Indemnitee in connection with the defense thereof.   No
Indemnitee  shall  settle  any  indemnified  claim  over   which
Indemnitor  has not been afforded the opportunity to assume  the
defense  without  Indemnitor's reasonable approval.   Indemnitor
shall control the settlement of all claims over which it has assumed the defense; provided, however, that Indemnitor shall not conclude any settlement which shall not be unreasonably withheld or destroyed without the prior approval of the Indemnitee. The Indemnitee shall provide reasonable assistance to Indemnitor, at Indemnitor's expense, in connection with such legal action or claim. Notwithstanding anything to the contrary in this Article 16.6, the Indemnitee shall have the right, at its expense, to retain counsel to monitor and consult with Indemnitor's counsel in connection with any such legal action or claim; provided, however, if counsel for Indemnitor has an actual conflict with the interests of Indemnitee, Indemnitee may retain counsel at Indemnitor's expense.

     16.7 Survival of Clause. The indemnification provisions contained in this Article 16 shall survive the Final Acceptance
Date and any earlier termination of this Contract.



                           ARTICLE 17
                            DISPUTES

     17.1 Arbitration of Disputes. Any dispute arising out of or in connection with this Contract, including Change Orders, the Contract Price or the Construction Schedule, shall be settled through friendly consultation or conciliation between the parties promptly upon the written request of one party to the other party. If the parties do not reach an amicable resolution within thirty (30) Days from the notice of such dispute, either party may, with notice to the other party, submit the dispute to the
ICA  of the ICC, as the exclusive forum, for binding arbitration
to  be  held  in  Singapore for all disputes.   For  convenience
purposes, the parties may mutually agree to hold arbitration in Beijing, China for disputes with a value below one million
Dollars   (U.S.  $1,000,000).   In  each  case  the   Rules   of
Conciliation  of  the  ICC shall govern  the  proceedings.   Any
settlement and award rendered through such an arbitration proceeding shall be final and binding upon the parties.

     17.2 Language. The arbitration shall be conducted and the judgment shall be rendered in both English and Chinese.

     17.3 Arbitrator(s). The parties may select one mutually agreeable arbitrator within thirty (30) Days following a demand for arbitration; and failing such selection there shall be three
arbitrators.   In the latter case, each Party shall  select  one
arbitrator within forty-five (45) Days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection
to  any  prescribed  list.   The  ICA  shall  select  the  third
arbitrator. If a party does not appoint an arbitrator who has consented to participate within thirty (30) Days after the selection of the first arbitrator, the relevant appointment shall be made by the ICA. The costs of arbitration shall be borne by the parties as determined by the arbitration tribunal, taking into account the relative merits of the positions of the parties.

     17.4 No Immunity. Each of the parties is subject to civil and commercial law and irrevocably agrees that this Contract is a commercial rather than public or governmental activity and
neither   party  is  entitled  to  claim  immunity  form   legal
proceedings with respect to itself or any of its assets  on  the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of  any  of  the obligations arising under or relating  to  this
Contract.   Each  party  hereby  irrevocably  waives  rights  to
immunity it may now have or later acquire with respect to its obligation arising under or relating to this Contract.

     17.5 Continuation of Work During Dispute. Unless otherwise agreed in writing, Contractor shall continue the Work in accordance with the Construction Schedule and Owner shall continue to make payments of undisputed amount in accordance with
this  Contract  during any dispute resolution proceedings.   Any
disputed amount ultimately paid shall be paid with interest from the date of withholding to the date of payment at the Reference Rate.

                           ARTICLE 18
                     LIMITATION OF LIABILITY

     18.1 Consequential Damages. Except as otherwise specifically set forth herein and excluding damages resulting from the gross negligence or intentional misconduct of a party, neither party shall be liable to the other party or any of its Subcontractors, Vendors or agents for consequential loss or damage, including but not limited to loss of use or loss of revenue or profit, and each party hereby releases the other party and its Subcontractors, Vendors and agents from any such liability (except as described above).

     18.2 Aggregate Liability of Contractor. Except for express limits of liability herein and excluding indemnification obligations hereunder for liabilities, expenses or damages resulting from claims of third parties (where no limit of liability shall apply) the aggregate limit of liability of Contractor under this Contract shall be forty five percent (45%) of the Contract Price.

                           ARTICLE 19
                    MISCELLANEOUS PROVISIONS

     19.1 Entire Contract. This Contract contains the entire understanding of the parties with respect to the subject matter hereof and reflects the prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions except as expressly stated herein, and neither party has relied upon any representation, express or implied, not contained in this Contract.

     19.2 Amendments. No change, amendment or modification of this Contract shall be valid or binding upon the parties hereto unless such change, amendment, or modification shall be in writing and duly executed by both parties hereto, to the extent required, and consented to by Lender.

     19.3 Joint Effort. Preparation of this Contract has been a joint effort of the parties, and the resulting document shall be construed as fairly as practicable in accordance with its terms.

     19.4 Captions. The captions contained in this Contract are for convenience and reference only and in no way define, describe, extend or limit or modify this Contract or the intent of any provision contained herein.

     19.5 Notice. Any notice, demand, offer, approval, change order, consent or other written instrument (each a "Notice") required or permitted to be given pursuant to this Contract shall be in writing signed by the party giving such Notice and shall be hand-delivered or sent by overnight delivery with evidence of delivery, or telex or telecopy, with electronic confirmation of receipt, to the other party at such address as set forth below.

          19.5.1     If delivered to Owner:

                 Tangshan Pan-Western Heat and Power Co., Ltd.;
                 And Tangshan Panda Heat and Power Co., Ltd.
                 at Cheng Guan, Luannan County
                 Tangshan City, Hebei Province  063500
                 China

                 with copies to:

                 Tangshan Pan-Western Heat and Power Co., Ltd.
                 and Tangshan Panda Heat and Power Co., Ltd.
                 c/o Panda Energy International, Inc.
                 4100 Spring Valley, Suite 1001
                 Dallas, Texas  75244
                 Attn:  Managing Partner/General Counsel

          19.5.2     if delivered to Contractor:

                 Harbin Power Engineering Company Limited
                 45 Xusheng St., Post Code 150046
                 Dongli District, Harbin, China
                 Fax:  0451-268-2279
                 Telephone:  0451-268-2171

      Each party shall have the right to change the place to which Notice shall be sent or delivered by similar notice sent or like manner to the other party. The effective date of Notice issued pursuant to this Contract shall be as of the earlier of addressee's receipt of such Notice or three (3) Days after deposit in the mail.

     19.6 Severability. The invalidity of one or more phrases, sentences, clauses or Articles contained in this Contract shall not affect the validity of any remaining portion of the Contract.

     19.7 Assignment by Owner and Contractor.

          19.7.1 Except as provided in Articles 19.7.2, the rights and obligations of the Parties under this Contract may not be assigned or delegated by either party except upon the express written consent of the other party.

          19.7.2 For the purpose of Owner securing financing to construct and operate the Facility (i) Owner may, without the consent of Contractor, assign or create security over its rights and interest under this Contract; and (ii) Contractor agrees to sign and seal in good faith and on a fair and equitable basis a "Consent to Assignment" or similar documents with the lenders to Owner (including changes or clarifications to this Contract requested by such lenders).

          19.7.3 This Contract shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     19.8 No Waiver. Any failure of any party to enforce any of the provisions of this Contract or to require compliance with any of its terms at any time during the pendency of this Contract shall in no way affect the validity of this Contract, or any part hereof, and shall not be deemed a waiver of the right of such party thereafter to enforce any and each such provisions.

     19.9 Governing Law. This contract shall be governed by, construed, and enforced in accordance with the laws of the People's Republic of China.

     19.10 Governing Language. This Contract shall be executed by the parties in English. Although a certified Chinese translation of the Contract shall be provided, in the event of a dispute between the parties, the English version shall govern.

     19.11 Exhibits. All Exhibits referenced in this Contract shall be incorporated into this Contract by such reference and shall be deemed to be an integral part of this Contract; provided, however, in the event of any inconsistency, Articles 1 through 19 shall prevail over any Exhibit.

     19.12 Confidential Information. Contractor agrees, subject to Article 17, to hold in confidence for a period of three (3) years from the date of first disclosure or for such other period as the parties may from time to time agree in writing, and except as may be necessary to perform the services under this Contract, any information supplied to Contractor by Owner and designated in writing as confidential. Contractor further agrees to require
its   Subcontractors,  Vendors,  and  employees  to  enter  into
appropriate   nondisclosure   agreements   relative   to    such
confidential information as may be communicated to them by Contractor. The provisions of this Article 19.12 shall not apply to information within any one of the following categories or any combination thereof: (a) information that was in the public domain prior to Contractor's receipt thereof from Owner or that subsequently becomes part of the public domain by publication or otherwise except by Contractor's wrongful act; (b) information that Contractor can show was lawfully in its possession prior to
receipt   thereof   from  Owner  through  no   breach   of   any
confidentiality obligation; or (c) information received by Contractor from a third party having no obligation of secrecy with respect thereto. Contractor shall not publish information regarding the Facility and shall not permit or accompany any third party not connected with construction of the Facility onto the Facility Site without the express written permission of Owner. Owner may seek and obtain injunctive or equitable relief against Contractor for any breach of this Article 19.12.

     19.13 Obligations. Nothing contained in this Contract shall be construed as constituting a joint venture or partnership between Contractor and Owner.

     19.14 Time of the Essence. Time is of the essence in the performance by each party of its obligations under this Contract.

     19.15      Owner  Power  of Attorney.   For  administrative
convenience, Pan-Western hereby irrevocably appoints Panda as its exclusive agent on behalf of Owner to make any payments, exercise rights and remedies and otherwise administer this Contract, in its sole discretion, as necessary and desirable.


     IN WITNESS WHEREOF, the parties have hereto set their hands and seals as of this 24th Day of April, 1996.

OWNER:                             CONTRACTOR:
TANGSHAN PAN-WESTERN               HARBIN POWER
HEAT AND POWER CO., LTD.           ENGINEERING COMPANY LTD.


By: _______________________        By: ________________________
Name:  Darol S. Lindloff           Name:  Hu Jian Qing
Title: Legal Representative        Title: Chairman and General
                                          Manager


TANGSHAN PANDA HEAT AND
POWER CO., LTD.


By: _______________________
Name:  Darol S. Lindloff
Title: Legal Representative



                            EXHIBIT A

                      CONSTRUCTION SCHEDULE



                            EXHIBIT B

                          SCOPE OF WORK




                            EXHIBIT C

                         DESIGN CONTRACT
                 ENGINEERING AND DESIGN CONTRACT
                             BETWEEN
        HEBEI ELECTRIC POWER SURVEY AND DESIGN INSTITUTE
                               AND
           TANGSHAN PANDA HEAT AND POWER COMPANY, LTD.
                               AND
        TANGSHAN PAN-WESTERN HEAT AND POWER COMPANY, LTD.
                    DATED:  DECEMBER 21, 1995


Tangshan Panda Heat and Power Company, Ltd. and Tangshan Pan-Western Heat and Power Company, Ltd. (hereafter collectively called "Owner) each plan to build, own and operate a 50 MW (nameplate) pulverized coal-fired power plant with a combined capability of producing 100 MW (nameplate) power and steam/hot water for export (each unit hereafter called a "Power Plant" and collectively called the "Power Plants"). The Power Plants site is located near Guyiaying in Luannan County, Hebei Province, People's Republic of China. The name of the Power Plants is Luannan Thermal Power Plant (hereafter called "Project").

The  Design  Criteria  prepared  by  Parsons  Brinkerhoff  Energy
Services, Inc. (hereafter called "Owner's Engineer") is in accordance with the Hebei Electric Power Survey and Design Institute Feasibility Study and all relevant government authorities comments and or approvals (hereafter called "Study"), however, specific design criteria and more detailed requirements are presented for the major systems and components where the Study did not adequately address these items. The Study is considered adequate for all areas not specifically addressed in Design Criteria.

The Parties agree as follows:

1.0  ENGAGEMENT

Owner hereby engages Hebei Electric Power Survey and Design Institute (hereafter called "Institute" and collectively with the Owner, called the "Parties" and each is a "Party") to perform all surveys, design and engineering work including the Preliminary Design and Construction Drawings described below (sometimes hereafter called the "Services") necessary for Owner to permit and construct the Project in accordance with Chinese codes and regulations, and with the Project Design Criteria detailed in this Contract. the Institute represents that it is qualified and licensed by appropriate authorities to perform the Services in this Contract.

2.0  PROJECT DESIGN BASIS

The Institute shall design the Project on the basis of two (2) 50 MW (nameplate) units located on Site # 2 of the Study together with the Scope of Work For the Engineering, Procurement and Construction of Luannan Thermal Power Project (attached hereto and hereafter called "Design Criteria") prepared by Owner's Engineer. In the event of a conflict, the Design Criteria shall take precedence over the Study. If the conflict(s) between the Design Criteria and the Study impacts the government approval process, the Institute shall immediately notify the Owner in writing of the conflict(s). Owner and Institute shall cooperate with each other to resolve the conflict(s) with the appropriate government authority.

Facilities and systems to support future 2x50 MW units  shall  be
included  only  where  specifically  identified  in  the   Design
Criteria.

2.1  Preliminary Design and Construction Drawings:

The Institute shall provide the "Preliminary Design" which shall include, at a minimum, general layout arrangement of the Power Plants, major equipment list and specifications, budgetary costs of construction, single line electrical drawings, heat and mass balance diagrams, process flow diagrams, and any other drawings and documents required to obtain relevant government submittals and approvals. Preliminary Design shall be performed in accordance with the Design Criteria and in accordance with the required design codes and regulations required by appropriate government authorities.

The Institute shall provide "Construction Drawing" in accordance with the proper design procedures and practices and in accordance with the approved Preliminary Design.

2.2  Design Exclusions:

Items  that  are  not included in the Services  provided  by  the
Institute:

     Survey and design of the heating distribution network, including heat exchange station, outside the fenced or walled area of the Power Plant site.
     Environmental and hydrological studies.
     Survey and design of social buildings.
     Survey and design of transmission lines and substations, interconnect systems and facilities required by the North China Power Group that are outside the fenced or walled area of the
Power Plants site.
     Roads outside the fenced or walled area of the Power Plants site.

3.0  TERM, DESIGN SCHEDULE AND FEES

3.1 This contract shall become effective on the date of signing by both Parties and shall remain in effect unless earlier terminated by owner for any reason pursuant to Section 4.1, until the end of the construction period which shall be deemed complete upon final acceptance of the Project by Owner from the
Engineering, Procurement and Construction Contractor (hereafter called "EPCC").

3.2 The Institute shall provide a completed Chinese version of the Preliminary Design with Owner's acceptance prior to submittal to relevant government authorities on or before April 15, 1996. Institute shall modify or correct the Preliminary Design based on the comments received from the relevant government authorities and Owner and shall promptly resubmit for approval, if required, at no additional cost to Owner. The English version of the Preliminary Design shall be submitted to Owner as it is available throughout the design process. However, the first draft of English translation shall be completed and submitted to Owner no later than April 30, 1996.

3.3 The "Lump Sum Price" of this Contract is Renminbi Yuan (RMB) seven million (7,000,000), of which the Preliminary Design fee shall be equal to thirty percent (30%) of the Lump Sum Price and the Construction Drawings shall equal seventy (70%) of the Lump Sum Price.

Owner  shall  make payments to the Institute for the  Preliminary
Design in accordance to schedule in Section 3.6 of this Contract.

3.4 Owner has previously submitted a representative coal analysis, herein attached, to the Institute for the basis of design of the Power Plants. If the Owner provides the Institute with a significant new coal analysis (excluding abrasive test results) on or before December 31, 1995, the Institute shall complete the Preliminary Design within the Lump Sum Price and schedule stated in this Contract.

If the Owner provide the Institute with a significant new coal analysis (excluding abrasive test results) between January 1, 1996 and January 15, 1996, the Institute shall be entitled to a price increase of no more than RMB Yuan 100,000.00 without impact to schedule. Owner shall provide the Institute with the new abrasive test results when available to Owner.

If the Owner provide the Institute with a significant new coal analysis after January 15, 1996, the Institute, subject to negotiations with Owner, shall be entitled to price and or schedule variance.

3.5 In addition to the Lump Sum Price described in section 3.3 above, the Owner shall pay the Institute a fee equal to RMB Yuan 150,000.00 for the English translation of the Preliminary Design documents and general Construction Drawings, excluding detailed installation drawings which shall be mutually determined at a later date by Owner and Institute, described in Section 3.6 of this Contract. Owner shall make payments to the Institute in accordance with the following schedule:

      The Owner shall pay RMB Yuan 100,000.00 on or before twenty
(20) days upon submission of the first draft translation of the Preliminary Design documents by the Institute.

      The remaining fee of RMB Yuan 50,000.00 will be paid by Owner, or its assigns, on or before twenty (20) days after submission of the final translation. The final translation shall
include   approval   comments  from  the  relevant   government
authorities pertaining to the Preliminary Design documents.

3.6  Preliminary Design Fee:

All payments made by Owner under this Contract shall be made by Tangshan Panda Heat and Power Co., Ltd.; and

An advance payment of RMB Yuan 420,000.00 shall be made to the Institute on or before twenty (20) days after signing this Contract.

On or before twenty (20) days after the Institute submits the Preliminary Design which shall be acceptable to the Owner prior to its submittal, as referenced in Section 2.1 and 3.2 of this Contract, the Owner shall remit payment of RMB Yuan 1,330,000.00.

After Owner obtains approval comments at the Preliminary Design hearings by the relevant government authorities and the Institute complies with Section 3.2 above, Owner shall remit RMB Yuan 350,000.00 to the Institute on or before twenty (20) days after the conclusion of these hearings.

3.7  Construction Drawings Schedule and Fee:

The  EPCC  shall  remit payment of RMB Yuan 1,000,000.00  to  the
Institute  ten  (10)  days  after  signing  the  assignment   and
assumption of this Contract by the EPCC. Owner shall not be obligated to made the payments under this Section 3.8.

Ten (10) days after the Institute submits approximately twenty five percent (25%) of the total required number of construction drawings to the Owner and EPCC, the EPCC shall remit payment of RMB Yuan 1,000,000.00 to the Institute.

Ten (10) days after the Institute submits approximately sixty percent (60%) of the total required construction drawings to the EPCC and Owner, the EPCC shall remit payment of RMB Yuan
1,000,000.00 to the Institute.

Ten  (10)  days  after the Institute submits one hundred  percent
(100%)  of the total required construction drawings to the  Owner and  EPCC, the EPCC shall remit payment of RMB Yuan  1,400,000.00 to the Institute.

Ten (10) days after the EPCC has achieved Final Acceptance of the Power Plants from the Owner, the EPCC shall remit RMB Yuan
500,000.00 to the Institute.

4.0  RIGHTS AND RESPONSIBILITIES OF OWNER & INSTITUTE:

4.1  Owner's Responsibilities and Rights:

The Owner shall:

      provide Institute with relevant information necessary to prepare and complete the Preliminary Design, Construction Drawings and relevant government approvals. The Institute shall provide the Owner and EPCC with their respective written list of information required to complete the Preliminary Design and or Construction Drawings. Failure to provide the Institute with the required information in a timely manner, the Owner shall be responsible for the cost of corrections to the Preliminary Design and the EPCC shall be responsible for the cost of corrections to the Construction Drawings as specified under this Contract; and

    effect timely payment for Preliminary Design fee upon review and acceptance of Owner's Engineer and in accordance with the stipulations of this Contract; and

      make payment of any reasonable expenses or fees to the relevant authorities incurred by the Institute on behalf of the Owner, and subject to Owner's prior written approval; and

     have the right to terminate this Contract in writing for any reason at any time. Should Owner terminate this Contract, Institute shall immediately stop all Services. Owner shall pay reasonable costs for Services completed and expenses up to the
time  of  termination.   The Institute's  costs  shall  include
reasonable profit; and

      require  the EPCC to provide reasonable living and  working
accommodations   and   transportation   to   and   from   these
accommodations and local rail station, at no cost to the Institute, for the Institute's on site personnel during the construction stage of the Power Plants when the Institute's
personnel  are  required  to be on  site  by  the  EPCC.   This
responsibility is subject to final negotiations between the EPCC and the Institute which requires Owner's approval; and

     include, at Owner's option, the Owner's rights to require of arbitration (similar to Section 6.0) between the Institute and EPCC regarding the Services and price provided by the Institute as contained in this Contract during the construction stage of the Project.

      have  the  right to approve the Preliminary  Design.   This
right does not relieve the Institute of its responsibilities and guarantees described in this Contract.

4.2  Institute's Responsibilities:

The Institute shall:

     accomplish the Preliminary Design, Construction Drawings and their relevant government and Owner approvals in accordance with the current design codes and regulations in China and in accordance with the above Project Design Criteria provided in
Section 2.0 of this Contract. If there is a conflict with any information provided by the Owner to the Institute with respect to Chinese codes and regulations, it is the responsibility of the Institute to inform the Owner in writing of such conflict prior to implementing any design affected by this information. Failure to provide adequate written notice in a timely manner, the Institute shall be responsible for costs of any corrections to the Services specified under this Contract; and

      be  responsible  for  any  modifications  required  by  the
relevant  government  authorities  after  examination  of   the
Preliminary Design. If changes resulting from the Institute's errors or omissions, the Institute shall be responsible for correcting the Preliminary Design at its own expense; and

      make payment of all taxes associated with the Institute's design services in accordance with the tax laws of the People's
Republic of China; and

      be responsible for attending meetings that are necessary to perform the Preliminary Design and Construction Drawings, and that are necessary to submit and obtain government approvals; and

      provide  on-site personnel to support the EPCC construction
efforts  during  the construction stage of  the  Project.   The
equivalent labor for the Institute's on-site personnel is established at twenty four (24) man months. It shall be the responsibility of the EPCC to utilize this allocation of on-site personnel in an effective manner. The labor and expenses beyond the twenty four (24) man months shall be reimbursed by the EPCC
to   the  Institute  in  accordance  with  relevant  government regulations; and

      translate  all materials produced as part of  the  Services
into   English,  including  the  Preliminary  Design  and   its
specifications  and the Construction Drawings as  described  in
Section 3.5 above.

4.3  Institute's Guarantee:

The Institute guarantees that the Preliminary Design and Construction Drawings shall meet the requirements contained in the Design Criteria and the Study, with such changes therein as the Owner and the EPCC may approve, for the design of the Power Plants, including power output and thermal output, heat rate and emissions limits from such plants. The Institute makes this guarantee specifically for the benefit of the Owner and its permitted successors and assigns including the EPCC as provided in Section 5.0 below.

If there is any error or omission in the Services provided by the Institute or any breach of guarantee given in this Section 4.3, the Institute shall perform such additional Services and design work at its own expense, on Owner's request, as may be deemed necessary to correct such error or omission; and the Institute shall also be responsible for the relevant loss/damage of Owner.

5.0  ASSIGNMENTS

5.1 For purposes of securing financing, Owner may, without the consent of the Institute assign or create security over its rights and interests herein. The Institute agrees to negotiate in good faith and on fair and equitable basis a consent to assignment with the lenders to Owner. Such consent to assignment shall provide that any person or entity which elects to assume any or all of the rights of the Owner under this Contract shall also assume all of the Owner's obligations hereunder. The Parties acknowledge and agree that any assignment to a secured party pursuant to any financing Contracts shall be subject to, and shall not relieve either Party of their performance obligations to, each other under this Contract except as provided in Section 5.2 below.

5.2 This Contract shall be binding upon and shall inure to the benefit of the Parties and their respective successor and permitted assigns, except that the Institute shall not assign this Contract without the prior written consent of Owner.

6.0  DISPUTE RESOLUTION

6.1 Settlement Arbitration. Except as otherwise provided in this Contract, any dispute arising out of or in connection with this Contract shall be settled through friendly consultation or conciliation between the Parties promptly upon the written request of one Party to the other Party. If the Parties do not reach an amicable solution within 30 days from the notice of such dispute, either Party may submit, with notice to the other Party, the dispute to the International Chamber of Commerce's International Court of Arbitration in Beijing, China under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC"). Except as otherwise provided in this Contract, all disputes shall be submitted exclusively to arbitration. Any settlement and award rendered through such an arbitration proceeding shall be final and binding upon the Parties. This Contract and the rights and obligations of the Parties shall remain in full force and effect pending the award in such arbitration proceeding, which award shall determine whether and when any termination shall become effective.

6.2   Language.   The  arbitration shall  be  conducted  and  the
judgment shall be rendered in both English and Chinese.

6.3 Arbitrators. There shall be three arbitrators. Each Party shall select one arbitrator within 30 days after being or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. This International Court of Arbitration (the "ICA") of the ICC shall select the third arbitrator. If a Party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the ICA. The cost of arbitration shall be borne by the Parties as determined by the arbitration tribunal, taking into account the relative merits of the positions of the Parties.

6.4 No Immunity. Each of the Parties is subject to civil and commercial law and irrevocably agrees that this Contract is a commercial rather public or governmental activity and neither Party is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Contract. Each Party hereby irrevocably waives rights to immunity it may have or later acquire with respect to its obligation arising under of relating to this Contract.

7.0  NOTICES

7.1 Notices: Communications. Except as otherwise expressly provided hereunder, all notices or other communications which are required or permitted in this Contract shall be in writing and sufficient if delivered personally or sent by registered or certified mail, mail, facsimile, telex or telegram to the addressees as set forth below.

     Owner:                        Institute
     Project Manager               Mr. Yue Zhukang
     c/o Panda Energy              No. 7 Changan Road
     International, Inc.           Shijiazhuang,
     4100 Spring Valley Rd.        Hebei Province 050031
     Suite 1001                    China
     Dallas, Texas  75244 USA
     Facsimile No. (214) 980-6815  Facsimile No. (311) 506-4114
     Telephone No. (214) 980-7159  Telephone No. (311) 505-3966

7.2 Change of Address. Any Party may, by notice to the other, change the addresses and/or facsimile.

8.0  MISCELLANEOUS

8.1 Governing Law. This Contract and the rights and obligations hereunder shall be interpreted, construed and governed by the laws of the People's Republic of China.

8.2 Amendments. No amendments or modification of the terms of this Contract shall be binding on any Party unless it is in writing and signed by all Parties.

8.3 Representative Authority. For administrative convenience, Tangshan Pan-Western Heat and Power Co., Ltd. has appointed Tangshan Panda Heat and Power Co., Ltd. as its agent with power-of-attorney to represent and bind Tangshan Pan-Western Heat and Power Co., Ltd. on all matters herein or relating to its Power Plant.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Contract to be signed by their respective officers thereunto duly authorized as of the day and year first set forth above.

For and on behalf of

HEBEI ELECTRIC POWER SURVEY        TANGSHAN PANDA HEAT AND
AND DESIGN INSTITUTE               POWER CO., LTD.
                                   TANGSHAN PAN-WESTERN
                                   HEAT AND POWER CO., LTD.



By:                                By:

Name: Zhou Wei                     Name:  Ted C. Hollon

Title: Vice President              Title: Legal Representative

City of Shijiazhuang               Chen Guan, Luannan County
Hebei Province 050031, China       Hebei Province 063500, China
Facsimile No.: (311) 506-4114      Facsimile No.: (315) 412-2610
Telephone No.: (311) 505-3966      Telephone No.: (315) 412-2610


                            EXHIBIT D

              FORM OF FINAL ACCEPTANCE CERTIFICATE



                            EXHIBIT D

                  FINAL ACCEPTANCE CERTIFICATE


      Reference  is  made  to  that  certain  Agreement  for  the
Engineering,  Procurement and Construction dated         ,  1996
(as the same may been amended, hereinafter called the "Agreement") entered by Harbin Power Engineering Co. (hereinafter called the "Contractor") and Tangshan Pan-Western Heat and Power Co., Ltd. and Tangshan Panda Heat and Power Co., Ltd.
(hereinafter called the "Owner"). All terms defined in the Agreement shall have the same meanings when used in this Final Acceptance Certificate.

I.   Contractor hereby certifies and represents that:

     A.   The  Facility  is  complete, operable  and  capable  of
          generating       kW  (net)  of electrical  power  on  a
          reliable and safe basis;

     B. All Work has been performed and completed in accordance with the requirements of the Agreement;

     C.   The   performance   Tests  have  been   conducted   and
          documented in accordance with the requirements set forth in the Agreement.

II. The total amounts remaining to be paid to Contractor under the Agreement or otherwise with regard to Work are:

III. Upon receipt of the amount described in paragraph II above, Contractor shall promptly pay all retention under the contracts with its Subcontractors and Venders and provide Owner with such releases of claims, waivers of liens and other documents as may be reasonably requested by Owner to evidence such payment and the release and discharge of any and all claims and liens.

IV. Except only those obligations of Owner which the Agreement provides shall survive Final Acceptance Date and earlier termination of the Agreement, effective upon Contractor's receipt of the amount specified in paragraph II above, Contractor hereby unconditionally releases and discharges Owner and its property from all claims, liens and obligations of every nature arising out of or in connection with the Agreement or any Work performed, costs incurred or items furnished in connection with the Agreement.

V. Contractor shall defend, indemnify and hold harmless Owner from and against all claims, liabilities, damages, costs and expenses (including, but not limited to reasonable attorney's fees) in any manner directly or indirectly arising out of or in connection with any claim or lien arising through Contractor.

VI. Contractor's warranties, guarantees and indemnities arising under the Agreement or in connection with any Work, which provide that they shall survive the Final Acceptance Date and earlier termination of the Agreement shall survive the Final Acceptance date and earlier termination of the Agreement shall survive the execution and delivery of this Final Acceptance Certificate as provided in the Agreement.


Contractor:

Harbin Power Engineering Co.                 COMPANY CHOP


By:

Title:

Dated:


                            EXHIBIT E

             INTERCONNECTION CONSTRUCTION AGREEMENT


                     CONSTRUCTION AGREEMENT


      The  Parties to this Construction Agreement, dated February
10, 1996 (this "Agreement"):

      North China Power Group Company (hereinafter referred to as "Party A"), and Tangshan Panda Heat and Power Co., Ltd. ("Panda") and Tangshan Pan-Western Heat and Power Co., Ltd. ("Pan-Western") (collectively referred to as "Party B"). Party A and Party B are collectively referred to as the "Parties." Panda has been appointed agent of Pan-Western to act on behalf of Pan-Western for all matters under this Agreement.

      The Parties have entered into a General Interconnection Agreement dated September 22, 1995 (the "General Interconnection Agreement") and the Sub-Agreements described therein. This Agreement sets forth the terms and conditions to design, construct and maintain the Facilities. This Agreement is subject to and complies with the "Approval Notice on the Transmission System Design Hearing of the Luannan Heat and Power Plant" (Document-Huabeidianshe [1995] No. 65 dated July 13, 1995 issued by North China Electric Power Administration of the Ministry of Electric Power) and "Approval Comments on the Scope of Work of the 110kV Transmission and Substation System for 2 x 50 MW Units of the Luannan Heat and Power Plant" (Document - Huabeidianjishe p1995] No. 75 dated August 24, 1995 issued by Party A) (collectively the "Approvals"). Copies of such Approvals are attached hereto.

1.   SCOPE OF WORK AND DEFINITIONS

     (a) The "Scope of Work" shall mean all designs, plans, specifications, technical requirements and drawings, and mutually agreeable changes or modifications therein, all as prepared by Party A in consultation with Party B, together with all labor, management, procurement, land use and other permissions and land acquisitions, needed to design, engineer, construct, interconnect, test-run and operate the Facilities capable of transmitting safely and adequately the design capacity of the Power Plans to the Grid. The telemetering equipment used to read meters from remote locations, the wire between the dead end support structure of the Power Plants (the "Dead End Structure") and the main switch Interconnection Point, and the wire between such structure and the first tower outside the fence line of the Power Plants (on Party A's land), shall be party A's responsibility, within the Scope of Work. The Dead End Structure itself shall not be within the Scope of Work and shall be Party B's responsibility. The Scope of Work shall comply with the Approvals.

     (b) Work (the "Work") shall mean the performance of the Scope of Work and all other obligations of Party A. hereunder.

     (c) Party B shall give Party A a written notice of when to proceed with the Work (the "Notice to Proceed with Preliminary Design") at least 19 months prior to the scheduled Interconnection Date of the Facilities. Party A confirms that Party B has delivered to Party A, such information about the Power Plants as Party A requires to prepare the Scope of Work, Party A shall deliver a written report containing the interconnection plan, construction schedule (including timely completion date), technical analysis confirming such completion date and the feasibility of the interconnection plan for Party B's confirmation as soon as possible but in no event more than 6 months after receiving the Notice to Proceed with Preliminary Design from Party B.

     (d) Party A shall design the Facilities so as to ensure an adequate reverse supply of electric energy to the Power Plants necessary for the Test Period as well as the needs of the Power Plants for transmission of their generated electric energy from the Interconnection Point to the Grid.

     (e)   Party  A  shall give Party B at least  30  days  prior
written  notice  that  the  facilities  are  available   at   the
Interconnection Point.

     (f) In accordance with Article Seven of the General Interconnection Agreement, Party A will provide construction power to Party B at the Power Plants prior to and during construction. Party B shall file relevant applications in accordance with the relevant rules of the Grid for electric energy supply for construction, and bear the relevant costs.

     (g) Unless defined herein, all terms in this Agreement shall have the same meanings as the ones in the General
Interconnection Agreement and Sub-Agreements or any supplemental agreements thereunder.

2.   TOTAL CONSTRUCTION COST, OTHER COSTS

      party B shall loan to Party A the total construction cost for the Work equal to U.S. dollar equivalent of RMP Yuan 78,218,000 (converted according to the exchange rate on the loan date) as adjusted by the change in the Price Index for Investment determined by the State Planning Commission from December 31, 1994 to the date of issuance of the Notice to Proceed with Preliminary Design (the "Total Construction Cost") pursuant to a separate loan agreement. Unless the Scope of Work changes at the request of Party B or the Total Construction Cost is adversely affected by an event of Force Majeure of a breach by Party B of its obligations under this Agreement or the loan agreement relating hereto, no adjustment of the Total construction Cost shall be permitted (excluding the index adjustment described above). The Total Construction Cost will cover the cost of all of the Work.

3.   GUARANTEES

3.1 Party A hereby guarantees (the "Party A Guarantees") the following:

      (a) It shall provide adequate reverse supply of electric power to the Power Plants in compliance with voltage requirements so as to satisfy the needs of the gneeral contractor of the Powre Plants for test-runs of the Power Plants during power-on and interconnecting, within not more than 17 months from the date on which Party B gives Party A the Notice to Proceed with Preliminary Design.

      (b) It shall complete the Work, including the construction of Facilities so that the Power Plants can transmit continuously and/or intermittently on the Facilities all electric energy that can be generated by the Power Plants and thereby meet the requirements of the interconnecting system within not more than 18 months from the date on which Party B gives Party A the Notice to Proceed with Preliminary Design.

     (c) Design, construction and installation of the Facilities shall be completed with new materials and in a good and workmanlike manner in accordance with the standard for the same category of transmission lines and sub-stations adopted by the Grid on the date of the Notice to Proceed with Preliminary Design.

3.2 Party B guarantees that it will make punctual loans of the Total Construction Cost in accordance with the requirements of the loan agreement relating hereto.

4.   OWNERSHIP, MAINTENANCE AND SERVICE

      (a) Party A shall be solely responsible for (excluding problems caused by party B or by Force Majeure) and own the Facilities.

      (b) Party A shall perform all operation, maintenance and repair of the Facilities during the term of the General Interconnection Agreement, including the supply, procurement, storage and installation of the usual spar=parts needed in the maintenance of interconnecting systems. Party A shall schedule and perform normal and routine maintenance of the Facilities during the scheduled maintenance of the Power Plants. part A shall perform all maintenance so as to avoid any interference with the full operation of the Power Plants pursuant to the General Interconnection Agreement and the Sub Agreements.

5.   DAMAGES: OTHER REMEDIES

      (a) In case of a breach of this Agreement, the breaching Party shall be liable for the loss/damage of the other Party. In addition, if Party B breaches this Agreement or the loan agreement relating hereto, Party A shall be entitled to receive appropriate schedule relief required because of the breach by Party B. Party A shall also be entitled to charge Party B for any increased costs in performing the Work resulting from the breach of Party B.

     (b) If Party A fails to meet any Party A Guarantee, Party B may on written notice to Party A, assume responsibility for completing all or any portion of the Work. In this case, Party A shall have a 60 day cure period during which Party A must correct the stated problem. If Party A does not correct such problem and Party B assumes the responsibility for any portion of the Work, Party B shall do so at Party A's expense with payments of expenses by Party B for such Work treated as loans of a portion of the Total Construction Cost to Party A. In the event that such expenses exceed any balance not yet loaned on the Total construction Cost, Party A shall promptly pay or reimburse Party B for such expenses.

6.   COOPERATION

     Party A acknowledges that payment for the Work shall be made with loans obtained by Party B from international financial entities. Such entities may require that relevant documents be provided by the signatory parties of this Agreement. In order to guarantee the obtaining of the loan, Party A agrees to cooperate with Party B in this respect.

7.   MISCELLANEOUS

      The relevant terms of the General Interconnection Agreement and the Sub Agreements are hereby incorporated into and made a part of this Agreement with this Agreement treated as a "Sub-
Agreement" for such purposes.

      IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be signed by their duly authorized representatives, as of the day and year above written.

Legal Representative of                 Legal Representative of
Party A:                                Party B:
North China Power Group Company         Tangshan Panda Heat
                                        and Power Co. Ltd.

By:                                     By:
Name: Zhao Jian Guo                     Name:  Darol Lindolff
Title:  Vice President                  Title:Authorized Legal
                                              Representative

                                        Tangshan Pan-Western
                                        Heat and Power Co. Ltd.

                                        Name:  Darol Lindolff
                                        Title:Authorized Legal
                                              Representative




                           EXHIBIT F-1

              FORM OF PROGRESS PAYMENT CERTIFICATE


                                   Harbin Power Engineering Co.

Date:

Mr.

Luan Nan 2X50 MW Thermal Power Plant Project
Project Manager


Reference:     Project No.
Subject:       Construction Progress Certification Letter
               Month:
               Percent Complete:
               Total Percent Complete to Date:


Dear Mr.

HPE certifies that ____ percent (____%) of the Civil Construction and ____ percent (____%) of the Construction Erection for the total of ____ percent (____%) construction complete has been completed. For the Month of ____, the total completion of construction to date is ____ percent (____%). As evidence of achievement, the following documentation is offered:

     item 1
     item 2
     item 3 and on

Very Truly Yours,



HPE Project Manager


                                              Form F-1 attachment
                         FIELD MILESTONE
                           CERTIFICATE


To:       <Project Manger - Harbin Power Engineering Co.>

From:     <Site Manager - Harbin Power Engineering Co.>

Subject:  Construction Progress for the Month of            .

This is to certify that the following ____ percent (____%) of the
Civil  Construction and ____ percent (____%) of the  Construction
Erection was completed on          .

     Total ___ percent (___%) of Construction Complete for month.
     Total ___ percent (___%) of Date of Construction Complete.



SIGNED:                                 DATE:
          CONTRACTOR SITE MANAGER


SIGNED:                                 DATE:
          OWNER SITE REPRESENTATIVE




                           EXHIBIT F-2

                    PROGRESS PAYMENT SCHEDULE



                            EXHIBIT G

                   FORM OF REQUEST FOR PAYMENT


REQUEST             Owner: _____________________________
FOR PAYMENT         Contractor: ________________________
                    Field: _____________________________
                    Other: _____________________________


Subject:  Luan Nan 2X50 MW Thermal Power Plant
                                   Agreement Date: ____________
                                   Agreement No.: _____________
Owner: _______________________     Owner Project No.: _________


     1.   Guarantee Lump Sum Price                $__________
          Change Orders
               Total Additions                    $__________
               Total Deductions                   $__________
     2.   Contract Sum to Date                    $__________
     3.   Total Complete to Date                  $__________
          Less Retainage                          $__________
     4.   Total Earned Less Retainage             $__________
     5.   Less Previous Certificates              $__________
     6.   Amount Due This Certificate             $__________

The undersigned certifies that the Work covered by this Certificate for Payment was completed in accordance with the Contract Documents and current payment shown here is now due.

Contractor:
Harbin Power Engineering Co.            COMPANY CHOP
By: ________________________
Title: _____________________
Dated: _____________________



                            EXHIBIT H

                         PRICING SUMMARY

[***]  MATERIAL UNDER THIS EXHIBIT H FILED SEPARATELY WITH THE
       COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.




                          EXHIBIT I-1

         FORM OF LETTER OF CREDIT FOR LIQUIDATED DAMAGES
                                                                Exhibit I-1

                   B A N K  G U A R A N T E E

THIS BANK GUARANTEE is given on the ___ day of _________, 1996

BY
     THE EXPORT-IMPORT BANK OF CHINA (the "Guarantor") of 75 Chong Nei Street, Beijing 10005, China

IN FAVOUR OF
     TANGSHAN PANDA  HEAT AND  POWER  CO.,   LTD.   ("Panda"),   of   West
     Guyiaying,    Bencheng,    Luannan   County,    Hebei    Province, China
     and    TANGSHAN    PAN-WESTERN   HEAT   AND   POWR   CO.,    LTD.  ("Pan-
     Western"),    of    Chong   Dajie,   Bencheng,   Luannan   County,  Hebei
     Province,     China    (both    Panda    and    Pan-Western   hereinafter
     collectively    the    "Owner",    or   alternatively    the   "Creditor")
     and   Jefferies   &  Co.,  trustee  or  the  issuer  of  the bond   (the
     "Permitted Assignee").


WHEREAS:

(a)  By     a     Contract     for    the    Engineering,    Procurement  and
     Construction     of    the    Project    in    Luannan    County,  Hebei
     Province   (the   "EPC   Contract")   dated   as   of   April  24,  1996
     between    the    Owner    and    Harbin    Power    Engineering Company
     Limited    (the   "Contractor"),   the   Contractor   shall  provide  an
     irrevocable,    unconditional    bank    guarantee    with    joint and
     several   liability   from   a   financial   institution   acceptable to
     Owner   in   an   amount  equal  to  thirty-five  percent  (35%)   of the
     Contract    Price    (subject    to    increase    or    decrease  under
     Article   6.1   of   the   EPC  Contract  in  case   of   change orders),
     and   the   Guarantor,   upon  request  by  the   Contractor, agrees  to
     provide   such   Guarantee   for the  Contractor  in  favour   of   the
     Owner and its Permitted Assignee;

(b)  It is  a  condition  precedent  to  the   Owner's   obligation   under
     the    EPC   Contract   to   employ   the   Contractor  or  to  continue
     such   employment   anytime   during  the  term   of   the  EPC  Contract
     that   the   Guarantor   enters  into  this  Bank   Guarantee in favour
     of   the   Owner   and  its  Permitted  Assignee  of  such   35%  of the
     Contract    Price    (subject    to    increase    or    decrease  under
     Article 6.1 of the EPC Contract in case of change orders).

NOW THEREFORE, THIS BANK GUARANTEE WITNESSETH as follows:

1.   Unless   otherwise   defined   herein,   all   capitalised   terms  used
     herein   shall   have   the   same  meanings   set   forth   in the  EPC
     Contract.

2. This Bank Guarantee shall be issued at the initial Project Funding, and shall automatically become effective upon written acceptance by the Owner, without any further action or confirmation by the Guarantor or the Contractor. This Bank Guarantee shall be a continuing guarantee remaining in full force and effect until six (6) months after Owner's acceptance of Commercial Operation Date of the Plant as defined in Article 10.7 of the EPC Contract.

3.   This   is   an   irrevocable   and  unconditional   guarantee issued  by
     the    Guarantor,    whereby   the   Guarantor,   as    primary obligor,
     and    not    merely   as   guarantor   under   an   ordinary guarantee,
     shall   assume   joint   and   several  liability   with the  Contractor
     as   if   it   were   the  sole  principal  debtor  for the thirty-five
     percent   (35%)   of   the   Contract  Price  (subject   to increase  or
     decrease   under   Article   6.1  of  the   EPC   Contract   in  case of
     change    orders),    namely    U.S.    $22,269,041.20  (United Stated
     Dollars    Twenty-Two    Million    Two   Hundred  Sixty-Nine  Thousand
     Forty-0ne    And   Cents   Twenty   Only)   (the   "Guaranteed  Amount").
     Should    there   be   an   increase   or   decrease   of   the Contract
     Price    pursuant   to   Article   6.1   of   the   EPC    Contract, the
     Guaranteed   Amount   shall   be   adjusted   accordingly   upon written
     notice from the Owner to the Guarantor.

4.   Under    this    Bank    Guarantee,   the   Owner   and  its Permitted
     Assignee    are    hereby   granted   with   unconditional  rights,  to
     make    multiple    drawings   from   time    to    time    for  damages,
     compensation,    indemnities    or    otherwise    under  Articles  12,
     13,   15,   and   16  of  the  EPC  Contract  or  for  any other purpose
     related     to     the    Contractor's    obligations  thereunder   and
     specified   in   the   draw   certificate  up  to   an   aggregate  amount
     not   to   exceed   the   Guaranteed  Amount,  upon   presentation of  a
     Creditor's   Certificate   [as   per   Exhibit   A]   and   a   Draft [as
     per   the   form   of  the  attached  Exhibit  B]  bearing   the original
     handwritten      signatures      of     two     purportedly  authorized
     officers    of    the    Owner   in   confirmance   with    the specimen
     signatures   of   such  officers  [as  per  Exhibit  C]   (which  may be
     replaced   or   re-designated   form   time   to   time   by   the  Owner
     upon   written   notice   to  the  Guarantor)   and   each   such drawing
     shall   reduce   the   cumulative   amount   of   the  Guaranteed  Amount
     of a dollar-for-dollar basis.

5.   Under   this   Bank   Guarantee,   the  Guarantor   is hereby  committed
     to     honour     such    Draft    accompanied    by    such   Creditor's
     Certificate    immediately    upon    presentation    (with   a  grace
     period   of   ten   (10)   business  days),  and  the   Owner shall not
     be   required   to   exercise   its   recourse   against   the Contractor
     first    or    to    exhaust   its   remedies   against   the  Contractor
     first    before    being   entitled   to   demand    payment  from  the
     Guarantor.     In    particular,    the    Guarantor    shall not   be
     permitted   hereunder   to   raise   any   contractual   defense  by the
     Contractor    under    the   EPC   Contract,   but   shall    honour  its
     obligations   hereunder   as   an   indebtedness   independent    of the
     EPC     Contract     or     any    obligations    of     the Contractor
     thereunder.

6.   This   Bank  Guarantee  is   not   transferable    by    either    the
     Guarantor    or    the    Owner,    except    upon    delivery    to the
     Guarantor   of   a   completed   transfer  certificate,   signed by the
     authorized   signatories   of   the  Owner   and   counter-signed  by  an
     authorized     signatory     of    the    Permitted     Assignee.  This
     Guarantee    shall    be    binding    on    the    Guarantor    and its
     successors   and   shall   inure  to  the  benefit   of   the   Owner and
     its Permitted Assignee.

7.   The    obligations   of   the   Guarantor   hereunder    shall not be
     discharged    by    anything   which   would   not    discharge it  or
     affect   its   liability   as  if  it  were  the  sole   principal debtor
     in   the   case   of   (i)   any  time,  grace,   indulgence,   waiver or
     consent    at    any    time   given   to   the    Contract,  (ii)  any
     amendment   to   any   clause   of   the  EPC   Contract,  provided that
     any    amendment    to    the    EPC   Contract    which  involves  the
     Guarantor's    assuming    greater   obligation    for   the  Guaranteed
     Amount   (with   the   exception   of   any   increase   of such amount
     pursuant   to   Article   6.1  in  the  case   of   change orders) will
     require    the   prior   written   consent   of   the   Guarantor, (iii)
     any   failure   or   delay   in  the  enforcement   or   release  of any
     rights   of   or   under   the   EPC  Contract   or   any   other related
     documents   thereto.    Without   limiting   any   other provisions  of
     this    Bank    Guarantee,   the   Guarantor   acknowledges   and agrees
     that    it    will    remain   liable   hereunder   notwithstanding  that
     the   Contractor   may  cease  to  exit  or  for  any  other   reason the
     Owner may no longer be able to deal with the Contractor.

8.   The    Guarantor   hereby   represents   and   warrants to the  Owner
     and its Permitted Assignee as follows:

     (a)  The    Guarantor    is    a   state-owned   sole  propritory  bank
          organised   and   validly   existing   under   the   laws  of  the
          People's     Republic    of    China    and    has     full  power,
          authority    and    legal   capacity   to   execute    and delivery
          this Bank Guarantee and to assume and perform the obligations provided for herein;

     (b)  The    Guarantor    has   taken   all   appropriate and necessary
          legal    actions   to   authorize   the   execution, delivery  and
          performance of this Bank Guarantee;

     (c)  This    Bank    Guarantee   constitutes    a    legal,  valid  and
          binding     obligation    of    the    Guarantor    enforceable in
          accordance with its terms;

     (d)  The    obligations    of    the   Guarantor   hereunder  rank  and
          will   rank   at   least   pari   passu   in   priority   of payment
          and    in    all    other   respects   with   all   other  unsecured
          indebtedness of the Guarantor.

     (e)  The    Guarantor    shall    supply   to    the    Owner  and  its
          Permitted   Assignee   as   soon  as   they   are   available copies
          of the annual financial statements of the Guarantor.

9.   This  Bank  Guarantee   is  a  commercial  act  of   the   Guarantor in
     relation   to   a   commercial   transaction   and   all   obligations of
     the     Guarantor     arising    under    this    Bank    Guarantee  are
     commercial     in    nature.     The    Guarantor    hereby irrevocably
     agrees   not   to   raise   any   claim   of   immunity   (if   any) from
     suit,   attachment   or   execution  in  respect  of   any claims which
     may    be    made    against    it    at   any    time    concerning its
     obligations under this Bank Guarantee.

10.  Any  notice  to    or    Draft    accompanied    by    a    Creditor's
     Certificate   drawn   on   the   Guarantor   from   the   Owner   or its
     Permitted   Assignee   must  be  in  written   form,   delivered to the
     Guarantor    at    the   following   address   (or    any    new address
     designated   by   the   Guarantor  in  writing   duly   notified to the
     Owner   or   its   Permitted   Assignee  in  future)   in   the following
     manner.

     (a)  Method     of    delivery:    (i)    personally    delivered, (ii)
          transmitted    by   postage   prepaid   registered    mail (airmail
          if       international),      and      (iii)      transmitted   by
          internationally recognized courier service, or (iv) transmitted by telex or facsimile (with postage prepaid mail confirmation).

     (b)  Address of Guarantor:

          75 Chong Nei Street
          Beijing 100005
          the People's Republic of China

          Telex No.:  210292
          Answerback:    EXIM CN
          Fax No.:  86-10-6523,6641
          Attention:     Insurance Department

IN WITNESS    WHEREOF    the   undersigned   Guarantor   has    executed this
Bank   Guarantee   by   its   duly   authorised   officer   the   day and
year first above written.

THE EXPORT-IMPORT BANK OF CHINA


By:

Name:

Title:


Exhibit A:     Creditor's Certificate

We  hereby   certify   that   the   attached  draft   represents   the amount
which Creditor has the unconditional right to draw pursuant to that certain Contract for the Engineering, Procurement and Construction dated as of _______, 1996 (the "EPC Contract") relating to Creditor's project located in Luannan County, Hebei Province, the People's Republic of China under [specify appropriate Article of the EPC Contract].


EXHIBIT B:     Form of Draft

[Reference Number]                 [Place and Date of Issue]

                            D R A F T

Pay unconditionally to the order of [name of Creditor] immediately upon presentation the amount of the United States Dollars [amount in numbers
and also in words], drawn under a Bank guarantee [dated           , 1996]
issued by [name of bank] in favour of the [name of Creditor].

To:  [name of Bank]           For and on behalf of:
     [address of Bank]        [name of Creditor]
                              [insert authorized signature 1]
                              [insert authorized signature 2]


Exhibit C:     Specimen signatures of authorized signatures of
               the Creditor


Name:

Title:

Signature:


Name:

Title:

Signature:


                           EXHIBIT I-2

             FORM OF LETTER OF CREDIT FOR RETAINAGE
                   [FORM OF LETTER OF CREDIT]


Irrevocable Documentary Letter of Credit Number:

Issuing Bank:

Advising Bank:

Beneficiary:

Applicant:

Amount: United States Dollars

Available With:

Available By:

We hereby issue this irrevocable documentary credit in favor of the above-named Beneficiary, which is available by acceptance of your draft(s) drawn on us marked "drawn under [BANK DESIGNATION]
documentary credit number [             ], accompanied by:

     1. A Beneficiary Certificate stating: "We hereby certify that the attached draft represents the amount which Beneficiary has the unconditional right to draw pursuant to that certain Contract for the Engineering,
          Procurement and Construction dated as of          ,
          1996 (the "Contract") relating to Beneficiary's project located in Luannan County, Hebei Province, People's Republic of China under Article [SPECIFY APPROPRIATE ARTICLE OF CONTRACT]."

     2. Multiple drawings may be made under this Letter of Credit and each such drawing shall reduce the cumulative amount on a dollar-for-dollar basis.

     3. Each Draft and Beneficiary Certificate must bear: (a) the original handwritten signatures of two purportedly authorized officers of the beneficiary in conformance with the specimen signatures of such officers contained in Exhibit A.

     4.   Each Draft must be in the form of the attached Exhibit B.

     5.   Presentations of the Beneficiary Certificate and each
          Draft shall be made at our office located at [           ],
          by physical delivery. All drafts drawn in conformity with the terms of this Letter of Credit will be duly honored immediately upon presentation. If any demand for payment does not confirm to the terms of this Letter of Credit, we shall give Beneficiary prompt, written notice of the reason(s) for the non-conformity, and provide Beneficiary an opportunity to correct any such non-conformity.

     6.   Communications concerning this Letter of Credit shall
          be addressed to Bank at [                    ].

     7.   Communications concerning this Letter of Credit shall
          be addressed to Beneficiary at [                  ].

     8.   This Letter of Credit shall expire at the close of
          business on [            ], but such expiration date
          shall be automatically extended for a period of one (1) year from the original or each future expiration date, unless notice to Beneficiary is provided not less than thirty (30) days prior to any such expiration date, by telephone and by registered mail at the above address, that this Letter of Credit shall not be extended beyond the expiration date. In any such event, Beneficiary's Certificate shall only state: "Beneficiary is drawing the entirety of the amount available to be drawn hereunder due to non-renewal of the Letter of Credit, and to be applied in accordance with the terms of the Contract."

          Notwithstanding the foregoing, this Letter of Credit shall be cancelled at any time prior to its then-applicable expiration date upon Beneficiary's return to us of the original Letter of Credit, with a request that it be cancelled.

     9. It is a condition of this Letter of Credit that this Letter of Credit may be amended (a) to extend the expiration date, or (b) to increase the Available Amount, upon the written advice of Applicant, with a copy to Beneficiary and subject to concurrence by Issuer, but shall not be otherwise amended except with the written concurrence of Beneficiary.

     10. This Letter of Credit shall be governed, except so far as otherwise expressly stated, by the Uniform Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce Publication No. 500.

                                   [AUTHORIZED BANK SIGNATURE]



                            EXHIBIT B

                          FORM OF DRAFT


[REFERENCE NUMBER]                           [PLACE, DATE]

Pay   to   the   Order  of  [BENEFICIARY]  on  [DATE]  THE  AMOUNT OF United
States   Dollars   [AMOUNT   IN  NUMBERS  AND  WORDS],   drawn   in terms of
documentary credit [REFERENCE NUMBER] issued by [NAME OF BANK].


To:  [NAME OF BANK]           For and on behalf of:
     [ADDRESS OF BANK]        [NAME OF BENEFICIARY]
                              [INSERT AUTHORIZED SIGNATURE 1]
                              [INSERT AUTHORIZED SIGNATURE 2]

                           EXHIBIT I-3

                    FORM OF PARENT GUARANTEE
                            GUARANTY


This Guaranty is executed as of                   , 1996.


                         R E C I T A L S

       1.     China   Harbin   Power   Equipment  Group   Company, a Chinese
company    with    its   principal   place   of   business   located  at  45
Xusheng   Street,   Post   Code   150046,   Dongli   District   Harbin,  China,
is    the    parent   corporation   of   Harbin   Power  Engineering  Company,
Ltd.   (the   "Contractor").    Contractor   and   Tangshan   Panda  Heat and
Power   Co.,   Ltd.,   a  Chinese  Joint  Venture  Company   with   offices at
Cheng   Guan,   Luannan   County,   Tangshan  City,   Hebei   Province  063500,
People's    Republic   of   China,   and   Tangshan   Pan-Western    Heat  and
Power   Co.,   Ltd.,  a  Chinese  Joint  Venture  Company,   with   offices  at
Cheng   Guan,   Luannan   County,   Tangshan  City,   Hebei   Province  063500,
People's    Republic    of    China   (together   the    "Companies")   entered
into     that     certain    Engineering,    Procurement    and   Construction
Agreement, dated as of              (the "EPC Contract").

       2. Pursuant to the terms of the EPC Contract, Contractor is to provide engineering, procurement and construction services relating to the Companies' Luannan County 2x50 MW Thermal Power Plant Project, in Luannan County, Hebei Province, People's Republic of China. As a consequence of providing the services and guaranties required pursuant to the EPC Contract, Contractor may become indebted to the Companies;

       NOW   THEREFORE,   for   valuable   consideration,   the   receipt   and
adequacy   of   which   are   hereby   acknowledged,   the   undersigned  (the
"Guarantor")    hereby   irrevocably   and   unconditionally    guarantees  to
the    Companies   the   prompt   payment   of   the   Guaranteed Indebtedness
(hereinafter    defined)    in   accordance   with    the    terms  of  this
Guaranty, being upon the following terms:

        1.      The    term   "Guaranteed   Indebtedness,"   as  used herein,
means     all     liabilities    and    obligations    of     the   Contractor
(including,    without   limitation,   the   obligation   of   the  Contractor
to   pay   liquidated   damages   and   other   performance   or   delay  costs
that   may   be   incurred   pursuant  to  the  EPC  Contract,   together with
interest   thereon   and  at  the  rates  designated  in   the   EPC Contract,
and    attorneys'   fees   incurred   in   connection   with   the  collection
thereof    under   the   EPC   Contract   or   this   Guaranty)    arising  in
connection   with   the  EPC  Contract  (as  the  same  may  be   amended from
time-to-time, with or without notice to the Guarantor.

       2.     This   instrument   shall   be   irrevocable,   absolute  and a
continuing    guaranty   on   payment   (and   not   merely   of  collection),
and    the    Guarantor    shall    remain    liable    on    its  obligations
hereunder     until    the    payment    in    full    of     its   Guaranteed
Indebtedness.

       3.     If   Guarantor   becomes  liable  for   any   indebtedness owing
by   the   Contractor   to   the   companies,  by  endorsement   or  otherwise,
other   than   under  this  Guaranty,  such  liability  shall  not  be  in  a
any   manner   impaired   or   affected  hereby,   and   the   rights   of the
Companies    hereunder   shall   be   cumulative   of   any   and   all  other
rights   that   the   Companies   may   ever   have   against   the Guarantor.
The   exercise   by   the   Companies  of  any   rights   hereunder   or under
any   other   instrument,  or  at  law  or  in  equity,   shall   not preclude
the concurrent or subsequent exercise of any other rights.

       4.     In   the  event  of  any  failure  to  pay  or  default by the
Contractor   in   payment   of  the  Guaranteed  Indebtedness,  or   any part
thereof, when such indebtedness becomes due, either by its terms or as the result of exercise of any power to accelerate, the guarantor shall, on demand by the Companies (or either of them)
and without further notice, without notice having been given to the Contractor previous to such demand, of the acceptance by the Companies (or either of them) of this Guaranty, and without any
notice   having   been  given  to  the  Guarantor  previous   to   such demand
of the creating or incurring of such indebtedness, pay the amount due thereon to the Companies, and it shall not be necessary for the Companies, in order to enforce such payment by the Guarantor,
first to   institute    suit   or   exhaust   its   rights    against    the
Contractor or others liable on such indebtedness.

       5.     The   Guarantor   hereby  agrees  that   its  obligations under
the   terms   of   this   Guaranty  shall  not  be   released,   diminished or
affected    for    any    reason    including,    without    limitation, the
occurrence of any one or more of the following events: (a) the taking or accepting of any other security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, non-perfection or loss of any other security or guaranty at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any partial or complete release of the liability of any Person (other than the
Contractor)   at  any  time  liable  for  the  payment  of   any   or all of
the    Guaranteed   Indebtedness   (a   "Guarantor");   (d)   the  insolvency,
bankruptcy,   or   lack   of  corporate  power  of   the   Contractor or any
Guarantor, whether now existing or hereafter occurring; (e) any renewal, extension, and/or rearrangement of the payment of any or all of the Guaranteed Indebtedness, either with or without notice to or consent of the Guarantor, or any adjustment, indulgence,
forbearance,   or   compromise   that  may  be   granted   or   given   by the
Companies to Contractor, Guarantor or any other guarantor; (f) any neglect, delay, omission, failure or refusal of the Companies (or either of them) to take or prosecute any action for the
collection   of   any   of   the  Guaranteed  Indebtedness   or   to take  or
prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the
Guaranteed    Indebtedness;   (g)   any   failure   by   the    Companies (or
either of them) to notify Guarantor of any renewal, extension, or assignment of the Guaranteed Indebtedness or any part thereof, or the release of any security or of any other action taken or refrained from being taken by the Companies against the Contractor, or any new agreement between the Companies and the
Contractor,   it   being   understood  that   the   Companies   shall   not be
required   to   give   the  Guarantor  any  notice  of  any   kind   under any
circumstances    whatsoever   with   respect   to   or   in   connection with
the Guaranteed Indebtedness; (h) the unenforceability of all or any part of the Guaranteed Indebtedness against the Contractor by reason of the fact that the Guaranteed Indebtedness exceeds the
amount    permitted   by   law,   the   act   of   creating    the  Guaranteed
Indebtedness, or any part thereof, is ultra vires (outside the scope of authority by the person creating the same), or that the officers creating the same acted in excess of their authority or for any reason whatsoever; (i) the fact that the outstanding principal balance under the EPC Contract may from time to time be zero; (j) if for any reason the Companies shall be required to refund such payment or pay the amount thereof to someone else;
(k)   any   amendment   of   the  EPC  contract  or  any   collateral document
pursuant   to   which   the  Guaranteed  Indebtedness  is   created;  (l) any
extension   of   time  for  performance  of  any  covenant   or   condition is
effected; or (m) the waiver of performance under the EPC Contract or failure or omission to enforce any right thereunder.

        6.     This   Guaranty   is   for   the   benefit   of  each  of  the
Companies   and   their   respective  successors  and  assigns,   and  in  the
event   of   an   assignment   of   the   guaranteed   Indebtedness,   or  any
part   thereof,   the   rights   hereunder,  to   the   extent   applicable to
the    indebtedness    so    assigned,   may   be    transferred    with  such
indebtedness.     This    Guaranty    is    binding    not    only    on   the
Guarantor,   but   on   the  Guarantor's  successors  and   assigns,   and, if
this   Guaranty  is  signed  by  more  than  one  Person,  then   all   of the
obligations   of   each   Guarantor  arising  herein  shall   be   jointly and
severally     binding    on    all    Guarantors,    and    their  respective
successors   and   assigns,   provided   that,   without   the   prior  written
consent   of   the   Companies   no   Guarantor   may   assign   any   of  its
rights or obligations hereunder to any other Person.

       7. The Guarantor represents and warrants that the value of the consideration received and to be received by the Guarantor is reasonably worth at least as much as the liability and obligation of the Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit the guarantor directly or indirectly.

       8.     By  execution   hereof,  the  Guarantor  covenants   and agrees
that     the     terms,    representations,    warranties,     covenants  and
conditions   set  forth  in  the  EPC  Contract  (as  amended   from time  to
time)    shall   be   imposed   upon   the   Guarantor,   and   the  Guarantor
makes    and    confirms    such    representations    and    warranties  and
covenants    and   agrees   to   promptly   and   properly   perform, observe
and   comply   with   each   such  term,  covenant   or   condition.  All of
the     terms,     representations,    warranties,    covenants,  conditions,
and   provisions  of  the  EPC  Contract  (as  amended  from   time   to time)
are   incorporated   herein   by  reference,  to   the   same   extent  as if
stated   verbatim   herein,  and  all  terms  defined  in   the   EPC Contract
(as    amended   from   time   to   time)   shall   have   the  same  meaning
herein, unless specifically defined otherwise herein.

     9.      The   Guarantor   covenants   and   agrees   that   it will not
assert any rights arising from payment or other performance hereunder until all of the Guarantor's liability hereunder shall have been discharged in full and all of the Guaranteed
Indebtedness   existing   at   the   time   of   such   discharge  shall have
been paid and performed in full.

       10.    All   notices,   requests   and  other   communications to  any
party    hereunder    shall    be    in   writing    (including    bank  wire,
telecopy   or   similar  writing)  and  shall  be  given  to   such   party at
its    address   or   telex   number   set   forth   on   the   signature page
hereof   (or   if   to   the   Companies,  at  their   addresses   or telecopy
numbers   set   forth   in  the  EPC  Contract)  or  such   other   address or
telecopy    number   as   such   party   may   hereafter   specify   for such
purpose   by   notice   to   the  other  party.   Each  such   notice,  request
or    other    communication   shall   be   effective   (i)    if  given  by
telecopy,    when    such   telecopy   is   transmitted    to    the  telecopy
number    specified   herein   and   the   appropriate   answerback  received,
(ii)    if    given   by   mail,   then   upon   actual   acknowledged written
receipt,   prepaid  addressed  as  aforesaid,  or  (iii)   if   given  by any
other    means,   when   delivered   at   the   address   specified   in  this
paragraph.

       11.    Upon   the   occurrence  and  during  the   continuance of any
"Event   of   Default"   (as  defined  in  the  EPC  Contract)   the Companies
(or   either   of   them)  are  hereby  authorized  at   any   time and  from
time   to   time,   to   the   fullest  extent  permitted   to   set   off and
apply   any   and   all  other  funds  paid  to  and  held  or   at   any time
owing   by  the  Companies  to  or  for  the  credit  or  the  account  of the
Guarantor now or hereafter existing under this Guaranty or the EPC Contract and although such obligations may be unmatured. The Companies agree promptly to notify the Guarantor after any such set-off and application made, provided that the failure to give such notice shall not affect the validity of such set-off and applications. The rights of the Companies under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Companies may have.

       12.    The   Guarantor   will   promptly   upon   demand   pay to the
Companies the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of counsel and of any agents or experts, which the Companies (or either of them) may incur in connection with the
(i)    administration   of   this   Guaranty,   (ii)   the   exercise by   the
Bank of any of the rights confined upon it hereunder, or (iii) any default on the part of the Guarantor hereunder.

       13.    This   Guaranty   shall   be  governed   by   and construed   in
accordance with the laws of___________________.

     EXECUTED as of the day and year first above written.


                                   GUARANTOR

                                   By:
                                   Name:
                                   Title:
                                   Address:



                            EXHIBIT J

             FORM OF CERTIFICATE FOR WAIVER OF LIENS


WHEREAS,  a Subcontractor  identified as No. _________ was  entered
into the          day of               , 199__,   by            , a
corporation organized and existing under the laws of the State of __________________, hereinafter referred to as the "CONTRACTOR" and
____________________________________________________________
hereinafter referred to as the "SUBCONTRACTOR"; and

WHEREAS,   the CONTRACTOR  had,  prior  thereto, to with, on the  ___
day of         , 199_, entered into a Contract with
____________________________________________________________
hereinafter referred as the "OWNER" for the construction of
____________________________________________________________

WHEREAS,   the   parties,   by  such  Subcontractor   have   agreed that the
SUBCONTRACTOR would, for and in the stead of the CONTRACTOR, fulfill and perform each part of said contract as is set forth in
said   Subcontract   in   the   amount  of         ,   and   in Change   Order
numbered            to said Subcontract in the amount of ($        ).

Now,    THEREFORE,    SUBCONTRACTOR,   for   and   in   consideration  of   a
payment   made   herewith   in   the   sum   of ______________________ DOLLARS
($     ), does   for   itself,   its   successors,  heirs  and  assignees,
here state, affirm and agree that, with respect to all of such work performed
to   date   and   for   which  payment  has  been  made   or   is  being  made
pursuant   to   this   Partial  Waiver  and  Release,   except   as  identified
below in paragraph 3:

     1.   All    labor    employed   thereon   or   in connection  therewith
          and   all   payroll   taxes   and   charges   (such   as withholding
          taxes,    social    security   taxes   and   worker's   compensation,
          disability     and     unemployment     taxes     and/or   insurance
          premiums) have been paid in full; and

     2. All materials, tools, equipment, supplies and services furnished and used upon or in connection with said work have been paid for in full; and all sales, use, excise and similar taxes on or in connection with the same have been fully paid; and

     3.   Upon   receipt   by   the   undersigned   of   a   check  from  the
          CONTRACTOR     in    the    above    amount,    payable     to   the
          undersigned,    and   when   the   check   has   been    paid,  this
          document    shall   become   effective   to   release   and  forever
          discharge    the   CONTRACTOR   AND   OWNER   and   their respective
          officers,     directors,    agents,    servants     and   employees,
          and    all    lands,   improvement,   chattels,   and   other   real
          and    personal   property   connections   with   or   a  part    of
          said    project   from   any   and   all   claims,   demands,  liens
          and    claims    of    lien   whatsoever   arising    out    of the
          performance   of   all   work  for  which  payment   has   been made
          which    it   now   has   or   hereafter   might,   or   could  have
          except for the following:
          (If    there    are    no    exceptions,   write    "None    in    the
          following space):


          Before any recipient of this document relies upon it, he should verify evidence of a payment to SUBCONTRACTOR; and

     4.   Except    as    provided   in   paragraph   3   above, SUBCONTRACTOR
          warrants    that   it   has   completed   all   work   performed  to
          date       as       required      under      the     above-identified
          Subcontractor    and    all    charges   and    amendments   thereto,
          if   any;   and  that  it  has  complied  with  all  the   terms and
          conditions of said Subcontractor; and

     5.   SUBCONTRACTOR    will,    at    its    sole    cost    and  expense,
          forever    defend   and   hold   harmless   CONTRACTOR   AND  OWNER
          from any and all claim and demands and will defend against and obtain the discharge of any and all liens
          and   claims   of   liens   of   others   arising   out   of or in
          connection with said work, including, without limitation, those claimed or asserted by an employee,
          supplier    or   subcontractor   of   the   SUBCONTRACTOR  (or  by
          an    employee   or   supplier   of   any   subcontractor  of  the
          undersigned)    or    by    any    governmental    agency    or  an
          insurance carrier; and

     6.   In   the   event   that   any   of   the   work   performed   by the
          SUBCONTRACTOR     on     the    said    project     (including   the
          materials    used    incorporated   therein   and   the  workmanship
          thereof)   is   the   subject  of  any  guarantee   or  warranty  by
          the   undersigned,   the   giving   of   this   Release   and Waiver
          of   Lien   by   the   Under  signed  shall   not   operate in any
          way   to   reduce   or   modify   such  guarantee   or   warranty or
          to     release     the    undersigned    therefrom.    SUBCONTRACTOR
          further   agrees   that   if   it   hereafter   performs   any labor
          or    furnishes    any    materials,   tools,   equipment,  supplies
          or   services   pursuant   to   such   guarantee   or  warranty, it
          will   fully   paid  for  the  same,  will  pay  any  or   all taxes
          and    charges    in   connection   therewith   and   will  release,
          discharge,     defend    and    hold    harmless    CONTRACTOR   AND
          OWNER,    and    the   said   all   lands,   improvement,   chattels,
          and   other   real   and   personal  property   from   any  and  all
          claims,    demands,   liens   and   claims   of   lien   arising in
          connection   therewith   all  in  like  manner   and   to   the same
          extent    as    is   herein   provided   with   respect   to labor,
          materials,     etc.,    heretofore    furnished.      This  Partial
          Release   and   Waiver   of   Lien  shall   inure   to   the benefit
          of    CONTRACTOR   AND   OWNER   and   their   respective successors
          and    assigns   and   shall   be   binding   upon   the undersigned
          SUBCONTRACTOR    and    its   or   their   successors,  heirs    and
          assigns.

     7.   The    work   covered   by   this   Partial   Release   and  Partial
          Waiver   of   Lien   includes  all  work   for   which  payment  has
          been received.

     Dated this ____ day of __________, 19__ at _________.

     Subcontractor:                     COMPANY CHOP
     _________________

     By:
     Title:
     Dated:

                       EXHIBIT K

           TIME, MATERIAL AND EQUIPMENT RATE SCHEDULE


    [***]  FILED SEPARATELY WITH THE COMMISSION PURSUANT TO
           A REQUEST FOR CONFIDENTIAL TREATMENT.




                              MEMORANDUM
                   [Amendment No. 1 to EPC Contract]



1. Since the preliminary design hearing was just completed on July 4, 1996, the Tangshan Panda Heat & Power Co., Ltd. and Tangshan Pan-Western Heat & Co., Ltd. (hereafter collectively referred to as Owner) may not achieve financing of the Luannan Project by August 1, 1996. The Owner requests Harbin Power Engineering Co., Ltd. (hereafterreferred to as Contractor) to extend the EPC price effectiveness date to September 15, 1996. The Contractor expresses his understanding and agrees not to change the EPC contract price before September 15, 1996.

2.    The  Owner  agrees to pay 420,000 RMB Yuan for the test-pile  20,
1996 and such amount of money will not be a part of the EPC contract price.


Tangshan Panda Heat & Power             Harbin Power Engineering
Co., Ltd.                               Co., Ltd.


______________________________          _____________________________
Darol Lindloff                          Zhang Wei-Zhou
General Manager                         Contractor's Representative



Tangshan Pan-Western Heat
& Power Co., Ltd.


______________________________
Darol Lindloff
General Manager


                             July 5, 1996






                            AGREEMENT
                       [EPC Amendment #2]

      THIS AGREEMENT (the "Agreement") is executed this 14th day of September, 1996, by and between Tangshan Panda Heat and Power Company, Ltd. and Tangshan Pan-Western Heat and Power Company
Limited, both of which are Sino-foreign equity joint venture companies (collectively referred to herein as the "Owner"), and Harbin Power Engineering Company Limited ("Harbin").

                            RECITALS:

1.   Owner  and  Harbin  are  parties to a  certain  Engineering,
     Procurement and Construction Contract dated April  24,  1996 the"EPC Contract").

2. The EPC Contract includes a turnkey fixed price payment due to Harbin (upon performance in accordance with the EPC
     Contract)  in  the  amount of US $  63,625,832  (  "Original
     Contract Price").

3. The Original Contract Price is required to be paid in accordance with the terms of the EPC Contract and according to the terms of the EPC Contract was initially effective through August 1, 1996.

4. By Memorandum dated July 5,1996, Owner and Harbin agreed to extend the effective date of the Original Contract Price to September 15, 1996.

5. Owner and Harbin now wish to provide for the escalation of the Original Contract Price, as provided below.

6. Terms that have their original letter capitalized herein, have the same meaning as given thereto in the EPC Contract unless they are defined in this Agreement.

     NOW THEREFORE, based upon the mutual benefits to be derived by the Owner and Harbin as a result of this Agreement, Owner and Harbin hereby agree as follows:

                           AGREEMENT:

1. In the event that the Notice to Proceed is not given prior to September 16, 1996, the Original Contract Price shall escalate at the pro-rated rate of 0.5% (five-tenths of one percent) per month, calculated on a daily basis and without compounding, up through and including December 31, 1996 such that the "New Contract Price" at December 31, 1996 would be US $64,739,284 (or the lesser pro-rated amount, calculated daily and without compounding, as of any date prior thereto on which Notice to Proceed is actually given). The "New Contract Price" as used herein shall mean the calculated escalated price at the date the Notice to Proceed is given.

2. In the event that the Notice to Proceed is not given prior to January 1, 1997, then beginning as of such date, the Original Contract Price as adjusted for escalation through December 31, 1996 (US$64,739,284) shall escalate at the pro-rated rate of 1.2% (one and two tenths of one percent) per month, calculated on a daily basis and without compounding from that date until the Notice to Proceed is issued.

3. This Agreement shall constitute a Change under the EPC Contract and upon issuance of the Notice to Proceed and determination of the New Contract Price a Change Order shall be executed by Owner and Harbin to reflect the New Contract Price as provided herein.

4.   In  all  other respects the terms and conditions of the  EPC
     Contract are hereby affirmed.

This Agreement is executed by the persons designated below, being
the   duly  authorized  representatives  of  Owner  and   Harbin,
respectively, as of the day and year first above written.


TANGSHAN PANDA HEAT                     HARBIN ENGINEERING
AND POWER COMPANY, LTD.                 COMPANY LIMITED

_____________________________           ________________________
By: J.Kyle Woodruff,                    By:
    Owner's Representative


TANGSHAN PAN-WESTERN HEAT
AND POWER COMPANY, LTD.

_____________________________
By: J. Kyle Woodruff,
Owner's Representative

This shall acknowledge the discussions and agreement of the below named parties on September 14, 1996 wherein Tangshan Panda Heat and Power Company, LTD and Tangshan Pan-Western Heat and Power Company Limited (collectively referred to herein as the"Owner") and Harbin Power Engineering Company Limited ("Contractor") agreed and do hereby agree as follows:

The Bid Security issued in favor of the Owner at the request Harbin and utilized as security for Contractor's performance under that certain Engineering, Procurement and Construction Contract dated April 24,1996 between Owner and Contractor (the "EPC Contract") shall be extended by Contractor to be effective until January 1,1997 and evidence of such extension shall be immediately delivered to the Owner.

Contractor shall cause EXIM Bank to execute its Guaranty as required under the EPC Contract prior to October 1, 1996 and immediately furnish a copy thereof to the Owner. Contractor further represents that said Guaranty will be provided to Owner in New York City, New York USA (or at such other place as Owner may direct it to be delivered by written notice) upon receipt of notice from Owner that the original copy thereof is required due to its intent to close financing in at least two weeks.


HARBIN POWER AND ENGINEERING COMPANY

_______________________
BY: MR. ZHANG WEIZHOU


TANGSHAN PANDA HEAT AND POWER COMPANY, LTD.


_______________________
BY: J. KYLE WOODRUFF,
    OWNER'S REPRESENTATIVE


TANGSHAN PAN-WESTERN HEAT AND POWER COMPANY LIMITED


_______________________
BY: J. KYLE WOODRUFF,
OWNER'S REPRESENTATIVE





                         Amendment No.3
       Engineering. Procurement and Construction Contract
                              Among
             Tangshan Panda Heat and Power Co., Ltd.
          Tangshan Pan-Western Heat and Power Co., Ltd.
                               And
            Harbin Power Engineering Company Limited


This amendment No. 3 ("Amendment No. 3) to that certain Engineering, Procurement and Construction Contract dated April 24, 1996 (the "EPC Contract") by and between Tangshan Panda Heat and Power Co., Ltd. and Tanghshan Pan-Western Heat and Power Co., Ltd both of which are Sino-foreign equity joint venture companies (collectively, the "Owner") and Harbin Power Engineering Company Limited, ("Harbin"), a company formed pursuant to the laws of the People's Republic of China (the "PRC") is made as of the 17th day of December, 1996. Each of the Owner and Harbin may be referred to herein as a "Party" or collectively as the "Parties".


                            RECITALS:

1. The EPC Contract was entered by the Parties to set forth the terms and conditions pursuant to which Harbin would provide its services to the Owner relating to that certain 2X50 MW coalfired power generation facility to be constructed in Luannan County, Tangshan City, Hebei Province, PRC.

2. The EPC Contract provided for a fixed price turnkey payment to Harbin (upon its performance in accordance with the terms of the EPC Contract) in the amount of US $63,625,832 (the "Original Contract Price"). The Original Contract Price was initially effective through August 1, 1996.

3.   By  Memorandum dated July 5, 1996 ("Amendment No.1") the EPC
     Contract was amended to extend the fixed price payment established under the EPC Contract to September 15, 1996.

4. By Agreement dated September 14, 1996 ("Amendment No.2") the Parties provided for a prorata escalation in the Original Contract Price of 0.5% (five-tenths of one percent) per month, to be calculated on a daily basis without compounding. The Original Contract Price as escalated pursuant to Amendment No. 2 and determined as of December 31, 1996 is US$ 64, 739,284 and shall be referred to herein as the "New Contract Price".

5. The Owner gave notice to Harbin of their willingness to provide this limited notice to proceed conditioned upon the willingness of Harbin to deliver the Bank Guarantee described in
     Section 3.30 of the EPC Contract. It is intended, pursuant to this Amendment No.3 that the Owner will advance to Harbin (upon receipt by the Owner of additional "Bank Security", in form and substance and from a financial institution acceptable to the Owner additional security (the "Bank Security") to secure that the Bank Guarantee will not be revoked prior to the date stipulated in the form of Attachment I) certain monies to allow Harbin to begin to perform certain work under the EPC Contract. The Bank Security shall be furnished in the form of Attachment I.

6. The Owner and Harbin wish to enter into this Amendment No. 3 to evidence their further agreement relating to the matters described herein.

7. Terms that have their initial letter capitalized herein, have the same meaning as given thereto in the EPC Contract unless such term is defined differently herein.


                           AGREEMENT:

     NOW THEREFORE, based upon the mutual benefits to be derived by the Owner and Harbin as a result of this Amendment No.3 and in the interest of cooperation, the Owner and Harbin agree as follows:


1. The representations set forth in the above Recital No. 1 through No. 7 are hereby confirmed and agreed to be true and correct, as if restated in their entirety hereunder, and constitute the agreement of the Owner and Harbin to the matters set forth in such representations.

2. The New Contract Price is confirmed and agreed by the Parties to be US$64,739,284. Said New Contract Price shall constitute the "Contract Price" for all purposes under the EPC Contract and shall not be subject to any additional escalation under the provisions of Amendment No.2. after December 31, 1996 unless Notice to Proceed is given after May 1, 1997 or Owner fails to perform its obligations under Section 7(f) below, in which event the terms of escalation provided in said Amendment No.2 shall be applied retroactively to January 1, 1997. Notwithstanding anything herein to the contrary, in the event that Harbin has not furnished a fully effective (in accordance with its terms) Bank Guarantee in accordance with this Amendment No.3, Harbin shall not be entitled to any schedule or cost relief under the EPC Contract. This Performance Security shall not be revoked by Harbin or the issuer thereof prior to its effectiveness.

3. Following the execution hereof and following receipt of the Bank Security, Owner shall pay to Harbin the sum of US $2,000,000 in consideration of Harbin's work under this Amendment No.3 Owner shall make an additional payment to Harbin of US $1,000,000 on or before February 28, 1997. Owner shall make an additional payment to Harbin of US $1,000,000 on or before March 31, 1997. All work referred in this Amendment No.3 shall be performed in accordance with the requirements of the EPC Contract and shall be subject to the conditions stated therin. Notwithstanding the above, no further payments shall be made hereunder effective immediately upon issuance of the Notice to Proceed under the EPC Contract and all further work shall be performed in accordance with the requirements of the EPC Contract.

4. The sums paid under Section 3, immediately above shall be credited against the New Contract Price and the down payment under the EPC Contract, In addition, Owner shall receive a credit against the New Contract Price for the amount determined to be attributable to insurance that was to have been provided by Harbin pursuant to Article IV of the EPC Contract, but that will now be provided by the Owner (as described in the letter dated April 22, 1996), and against the Down Payment in the amount of US $159,665 (which is the sum attributable to payment made to the Hebei Design Institute by the Owner at the request of Harbin)such

5.   That  the  Down  Payment shall be 10% of  the  New  Contract
     Price, as adjusted for Owner provided insurance,(less retainage) minus the amounts paid through the date of the Notice to Proceed.

6. In the event that Notice to Proceed is given under the EPC Contract prior to February 22, 1997 a Change Order will be executed that will provide for an additional 30 days under the Construction Schedule. In the event that Notice to Proceed is given on or after February 22, 1997 there shall be no change to the Construction Schedule that currently exists in the EPC Contract. In the event that the Notice to Proceed is not given prior to May 1, 1997, the EPC Contract (and this Amendment No.3) shall terminate and the Contractor shall have the remedies provided to it under Section 15.2.2. of the EPC Contract.

7. The first sentence of Section 3.30 of the EPC Contract will be restated in its entirety to read as follows: "Prior to Financial Closing, Contractor shall provide to Owner a Bank Guarantee (which shall automatically become effective at the initial Project Funding) issued in the form attached hereto as
     Exhibit I-1(REVISED) and from a financial institution acceptable to Owner and Lender in their sole discretion ("Acceptable Guarantor"), in an amount equal to the product of the Contract Price (to be adjusted if the Contract Price changes)multiplied by
     0.35 (the"Bank Guarantee")."

8. The requirements of the Owner to make any payment under this Amendment No.3 are as follows:

     a) The Bid Security shall immediately be extended to expire on January 20, 1997;

     b) Owner shall furnish its original formal business license to the Guarantor, under the Bank Guarantee, for inspection, and allow said Guarantor to retain a copy thereof for its records, by December 26, 1996.

     c) Subject to Section 7 (a) above the Bank Guarantee shall be issued by The Export and Import Bank of China ("Eximbank") in the form confirmed by Eximbank by letter to Mr. Cai Chunsheng dated July 9, 1996 (as revised to reflect 35% of the New Contract Prices as the new "Guaranteed Amount" thereunder).

     d) The original Bank Guarantee, together with a duplicate marked "Copy for Advising Bank", both duly executed and issued by Eximbank shall be delivered to the firm of Cai, Zhang & Lan,
          Attention: Mr. Cai Chunsheng. Harbin has previously made a formal request that the Bank Guarantee be issued. The "Copy for Advising Bank" copy of the Bank Guarantee shall be furnished to Owner immediately upon receipt by Mr. Cai.

     e) The original of the Bank Security, substantially in the form attached as Attachment I hereto, shall be delivered to Owner at the same time as the "Copy for Advising Bank" of the Bank Guarantee.

     f) Provided that the Bank Security has been furnished by Harbin to the Owner, and following completion of the requirements of the immediately preceeding sections (a),(b),(c) and (d), the initial payment in Section 3 above shall be paid. Owner shall furnish a copy of an instrument issued by the transferring bank showing implementation of a wire transfer for said amount to Harbin within three (3) business days and cause the payment to be completed within fifteen (150 days. Such funds shall be paid to the account of Harbin at: Harbin Power Engineering Co., Ltd., Bank of China, Harbin Branch, Dongli Subbranch, Address: No. 196 Minsheng Road, Dongli Dist. Harbin, Account No. 148240000008.

     g) Owner shall cause a joint notice to be issued by Owner and the initial Lender to the Project. This joint notice shall be addressed to Mr. Cai Chunsheng and shall indicate the financial closing is expected to occur within approximately two weeks from the date of such notice and also provide the anticipated date of initial Project Funding under the EPC Contract. Owner shall provide a copy of said notice to the Guarantor and to Harbin at the same time. Immediately upon receipt by Mr. Cai of this notice, the original Bank Guarantee shall be delivered by Mr. Cai to the Owner.

9. The Parties hereto agree to work cooperatively each with the other to resolve all matters in reconciliation of the issues presented under the Preliminary Design Approval and to resolve all of such issues in a cost effective manner so long as such reconciliation does not materially adversely effect the safety, quality and operability of the Project and to otherwise comply with the performance standards and requirements under PRC law, of any Lender to the Project and any insure of the Project.

10.  In  all other respects, the terms and conditions of the  EPC
     Contract are hereby ratified and confirmed.


     IN  WITNESS WHEREOF, the Parties have caused this  Amendment
No.3 to be executed by their duly authorized representatives, effective as of the day and date first above written.




TANGSHAN PANDA HEAT AND POWER COMPANY, LTD.

__________________________________________
BY:       J. Kyle Woodruff
TITLE:    Owner's Representative


TANHSHAN PAN-WESTERN HEAT AND POWER COMPANY LTD.

__________________________________________
BY:       J. Kyle Woodruff
TITLE:    Owner's Representative


HARBIN POWER ENGINEERING COMPANY LIMITED

__________________________________________
By:
Title:    Contractor's Representative


        [FORM OF OUR IRREVOCABLE LETTER OF GUARANTEE NO.]


To:  Tangshan Panda Heat and Power., Ltd and
     Tangshan Pan-Western Heat and Power Co., Ltd.


                                             Ref:  [          ]
                                             Date: DEC 19,1996

Bank  Security No.[           ] for turnkey construction of  2X50
MW  (nameplate) coal-fired, cogeneration power plant  in  Luannan
County, Tangshan City, Hebei Province, People's Republic of China
(the"PRC").

           This guarantee is hereby issued to serve as "Bank Security" of Harbin Power Engineering Co., Ltd., No.45 Xushen St. Dongli Dist., Harbin China (hereinafter called "Harbin")
For performance under that certain engineering, procurement and construction contract, as amended,(the "EPC Contract") for thr turnkey construction of a 2X50MW Coal-Fired, Cogeneration Power Plant in Luannan County, Tangshan City, Hebei Provine, PRC, in favor of Tangshan Panda Heat and Power Co., Ltd, and Tangshan Pan-Western Heat and Power Co., Ltd (hereinafter called the "Owner"). Terms that have their initial letter capitalized herein shall have the meaning given to that term in the EPC Contract (as amended), unless that term is defined differently herein.

      We,_______________________, on  behalf  of  Harbin,  hereby unconditionally and irrevocably guarantees and binds itself, is successors and assigns to pay Owner, immediately without recourse, the aggregate sum of US $4,000,000 (Four Million United States Dollars). The Preceeding amount is referred to hereunder as a "Guaranteed Amount". The Guaranteed Amount shall be payable immediately upon receipt of written notification from Owner stating the following:

               The Bank Guarantee was not provided in accordance with Amendment No.3 or was revoked by the issuer (or has otherwise not become effective) prior to becoming effective pursuant to the terms of the Bank Guarantee for any reason other than initial Project Funding not occurring or the EPC Contract and its Amendment No.3 are terminated by the Owner on or before May 1, 1997.

It is fully understood that this Bank Security shall take effect from the date when Harbin receives the first payment (i.e. US $2,000,000) which is effected by the Owner according to the Amendment No.3. The Guaranteed Amount under this Bank Security shall be automatically increased with the amount received by Harbin from Owner pursuant to the payment schedule in the Amendment No.3. This Bank Guarantee shall remain valid for a period ending the earlier of two (2) days following effectiveness of the Bank Guarantee (in accordance with the terms thereof) delivered pursuant to the EPC Contract, or May 2, 1997, or through any period of extension hereof that may agreed upon between Owner and Harbin with Notice to the Bank, or unless sooner terminated or released by Owner.



                         Issued By:___________________________